------------------------------------------------

                              COMPLETE APPRAISAL
                              OF REAL PROPERTY

                              Tower 45
                              120 West 45th Street
                              New York, New York

                              ------------------------------------------------

                              IN A SELF-CONTAINED REPORT

                              As of October, 1997

                              Prepared For:

                              Merrill Lynch
                              World Financial Center
                              North Tower
                              New York, New York  10281-1326

                              Prepared By:

                              Cushman & Wakefield, Inc.
                              Valuation Advisory Services
                              51 West 52nd Street, 9th Floor
                              New York, NY  10019

                         [CUSHMAN WAKEFIELD LETTERHEAD]

October 2, 1997

Merrill Lynch
World Financial Center
North Tower
New York, New York  10281-1326

Attention:        Mr. Edward J. Welch
                  Director
                  Investment Banking

Re:     Appraisal of Real Property
        Tower 45
        120 West 45th Street
        New York, New York

Dear Mr. Welch:

     In fulfillment of our agreement as outlined in the Letter of Engagement, Cushman & Wakefield, Inc. is pleased to transmit our report estimating the market value of the leased fee estate, subject to the air rights lease, in the referenced real property.

     As specified in the Letter of Engagement, the value opinion reported below is qualified by certain assumptions, limiting conditions, certifications, and definitions, which are set forth in the report.

     This report was prepared for Merrill Lynch and its affiliates (collectively, "Client"). The Client, rating agencies, and certain limited investors involved in the types of securitizations described below may use and rely on the Appraisal Report in its entirety and we will not require an indemnification agreement. Said securitizations may be either of the following two types:

     a) A private placement Rule 144A offering to "qualified institutional buyers", as defined by Rule 144A ("Private Offering") or

     b) If the property appraised will be part of a pool of properties owned by various non affiliated owners which will be the subject of a debt offering ("Pooled Offering").

     In the case of Pooled Offering, Client may accurately disclose the appraised value and the identity of our firm as the firm which prepared the report in the Offering Document. In the case of a Private Offering, you must obtain our prior written approval of any reference to our work and firm in the private placement memorandum.

Cushman & Wakefield, Inc.

Mr. Edward J. Welch
Merrill lynch                      Page 2                        October 2, 1997


     The property was inspected by and the report was prepared by Douglas H. Larson and Matthew C. Mondanile, MAI.

     As a result of our analysis, we have formed an opinion that the market value of the leased fee estate, subject to the air rights lease, in the referenced property, subject to the assumptions, limiting conditions, certifications, and definitions, as of October 1, 1997, was:

                      MARKET VALUE AS IS ON APPRAISAL DATE
                           NINETY FIVE MILLION DOLLARS
                                   $95,000,000

     Based upon the available market data, coupled with our discussions with knowledgeable brokers in the office market, a marketing period of approximately twelve months is believed to be typical in today's market for office buildings such as the subject.

     This letter is invalid as an opinion of value if detached from the report, which contains the text, exhibits, and an Addenda.

Respectfully submitted,

CUSHMAN & WAKEFIELD, INC.

/s/ Douglas H. Larson

Douglas H. Larson
Associate Director
Valuation Advisory Services

/s/ Matthew C. Mondanile

Matthew C. Mondanile, MAI
Senior Director
Valuation Advisory Services

DHL:MCM:ec

                                   SUMMARY OF SALIENT FACTS AND CONCLUSIONS
--------------------------------------------------------------------------------

Property Name:                          Tower 45

Location:                               120 West 45th Street between
                                        Avenue of the Americas &
                                        Seventh Avenue, New York, New York

General Overview:                       This is a modern 40-story Class A
                                        office building completed in 1989
                                        on a 15,565+/-square foot site. The
                                        building contains 443,086+/-square
                                        feet of rentable area. The building
                                        is modern in appearance and
                                        functional in design. On the
                                        effective date of appraisal,
                                        occupancy was at 100 percent.

Assessor's Parcel Number:               Block 997, Lot 41

Interest Appraised:                     Leased Fee Estate, subject to Air Rights
                                        Lease

Date of Value:                          October 1, 1997

Date of Inspection:                     September 26, 1997

Ownership:                              Tower 45 Associates Limited Partnership
                                        c/o Feldman Equities

Land Area:                              15,565+/- square feet

Current Property Assessment:            $35,158,000

Current Property Taxes:                 $3,573,459

Zoning:                                 C6-5.5  Restricted Central Commercial
                                        District

Highest and Best Use
     If Vacant:                         Eventual development as an office
                                        building, likely consisting of
                                        mid-size floor plates catering to
                                        boutique space office users along
                                        with floor retail space, storage
                                        space, and below grade parking
                                        garage.

     As Improved:                       Existing use consisting of a
                                        multi-tenanted office building
                                        containing office space on the
                                        upper floors, retail space on the
                                        ground floor and below grade
                                        parking garage and storage space.

Improvements
     Type:                              40-story multi-tenanted office building

     Year Built:                        1989

Type of Construction:                   Reinforced concrete frame, granite and
                                        glass facade.

                                   Summary of Salient Facts and Conclusions
--------------------------------------------------------------------------------

Rentable Area:                          443,086+/- square feet (per rent roll)

Operating Data and Forecasts
     Current Occupancy:                 100%

     Forecasted Stabilized Occupancy:   99%

Value Indicators
   Sales Comparison Approach:           $97,000,000 to $102,000,000
      Value Per Square Foot:            $220 to $230

Indicated Value:                        $100,000,000

   Income Approach-Discounted Cash Flow Analysis
      Current Vacancy:                  0.00%
      Estimated First Year Vacancy
          Rate:                         2.00%
      Stabilized Vacancy Rate:          2.00%
      Forecasted Date of Stabilized
          Occupancy:                    Currently stabilized
      Estimated Vacancy Between
          Tenants:                      6 months (2 months weighted)
      Probability of Renewal:           65%

      Tenant Improvement Allowance
        Tenants in Previously Occupied
           Space:                       $35.00/SF (Major tenants)
                                        $25.00/SF (Minor tenants)

        Renewal Tenants in Same Space:  $15.00/SF (Major tenants)
                                        $10.00/SF (Minor tenants)

   Estimated Market Rental Growth Rate: 4%
   Reversion Year Capitalization Rate:  9.0%
   Transaction Costs in Reversion Sale: 5.25%
   Discount Rate:                       11.0%
   Implicit First Year Capitalization
     Rate:                              13.76%
Indicated As Is Value:                  $95,000,000

As Is Value Conclusion:                 $95,000,000
   Value Per Square Foot:               $214.41
   Implicit Capitalization Rate:        13.76%

Marketing Time:                         12 months

Special Assumptions:

1. Please refer to the complete list of assumptions and limiting conditions included at the end of this report.

                                                 PHOTOGRAPHS OF SUBJECT PROPERTY
--------------------------------------------------------------------------------

                                [GRAPHIC OMITTED]

     Front view of lower floors of 120 West 45th Street looking southwest.

                                            Photographs of Subject Property
--------------------------------------------------------------------------------

                                [GRAPHIC OMITTED]

        View of upper floors of 120 West 45th Street looking southwest.

                                            Photographs of Subject Property
--------------------------------------------------------------------------------

                                [GRAPHIC OMITTED]

      Rear view of upper floors of 120 West 45th Street looking northwest.

                                            Photographs of Subject Property
--------------------------------------------------------------------------------

                                [GRAPHIC OMITTED]

         A view of the main entrance and atrium from West 45th Street.

                                [GRAPHIC OMITTED]

A view looking east along West 45th Street; the subject property is on the right

                                            Photographs of Subject Property
--------------------------------------------------------------------------------

                                [GRAPHIC OMITTED]

                             A view from the lobby.


                                [GRAPHIC OMITTED]

                          A view of a typical hallway.

                                                          TABLE OF CONTENTS
--------------------------------------------------------------------------------

                                                                            Page

INTRODUCTION...................................................................1
     Identification of Property................................................1
     Property Ownership and Recent History.....................................1
     Purpose and Intended Use of the Appraisal.................................1
     Extent of the Appraisal Process...........................................1
     Date of Value and Property Inspection.....................................2
     Property Rights Appraised.................................................2
     Definitions of Value, Interest Appraised, and Other Pertinent Terms.......2
     Legal Description.........................................................3

NEW YORK REGIONAL ANALYSIS.....................................................5

MIDTOWN MANHATTAN OFFICE MARKET ANALYSIS......................................13

THE PLAZA OFFICE DISTRICT.....................................................32

PROPERTY DESCRIPTION..........................................................38
     Site Description.........................................................38
     Improvements Description.................................................39

REAL PROPERTY TAXES AND ASSESSMENTS...........................................42

ZONING........................................................................45

HIGHEST AND BEST USE..........................................................46

VALUATION PROCESS.............................................................48

SALES COMPARISON APPROACH.....................................................50

INCOME CAPITALIZATION APPROACH................................................56

RECONCILIATION AND FINAL VALUE ESTIMATE.......................................78

ASSUMPTIONS AND LIMITING CONDITIONS...........................................80

CERTIFICATION OF APPRAISAL....................................................82

ADDENDA.......................................................................83

                                                               INTRODUCTION
--------------------------------------------------------------------------------

Identification of Property

     This is a 40-story office building identified as Tower 45 and located at 120 West 45th Street along the south side of West 45th Street between Avenue of the Americas and Seventh Avenue in the Plaza office district of Midtown Manhattan. The property's street address is 120 West 45th Street. The property may be identified on the Tax Maps of the City of New York as Lot 41 in Block 997.

     This is a Class A office building built in 1989 on a 15,565 square foot site. The building contains 443,086+/- rentable square feet. The building is modern in appearance and functional in design. On the effective date of appraisal, occupancy stood at 100 percent.

Property Ownership and Recent History

     The property is currently under the ownership of Tower 45 Associates Limited Partnership, in care of Feldman Equities. Feldman Equities assembled the land site during the late 1980s and constructed the building in 1989. The developers leased air rights over the Belasco Theater which fronts along West 44th Street. The air rights are subject to a 250 year lease which commenced in 1986. No transfers of the property have occurred in the past three years.

Purpose and Intended Use of the Appraisal

     The purpose of this appraisal is to estimate the market value of a leased fee estate in the property in "as is" condition, based upon market conditions, subject to the air rights lease, prevailing as of October 1, 1997. The function of this appraisal is for the mortgage underwriting decisions of Merrill Lynch.

Extent of the Appraisal Process

     In the process of preparing this appraisal, we:

     o Inspected the exterior of the building and the site improvements and a representative sample of tenant spaces with the building superintendent.

     o Interviewed Eric S. Reimer of the property management company, Feldman Equities.

     o Reviewed leasing policy, concessions, tenant build-out allowances, and history of recent rental rates and occupancy with the building's lease agent.

     o Reviewed a detailed history of income and expense and a budget forecast for 1997 including the budget for planned capital expenditures and repairs.

     o Conducted market research of occupancies, asking rents, concessions and operating expenses at competing buildings which involved interviews with on-site managers and a review of our own data base from previous appraisal files.

     o Prepared an estimate of stabilized income and expense for capitalization purposes.

     o Conducted market inquiries into recent sales of similar buildings to ascertain sales price per square foot, and capitalization rates. This process involved telephone interviews with sellers, buyers and/or participating brokers.

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                                                               Introduction
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     o    Prepared Sales Comparison and Income Approaches to value.

Date of Value and Property Inspection

     The date of value is October 1, 1997. We inspected the property on September 26, 1997.

Property Rights Appraised
     Leased fee estate.

Definitions of Value, Interest Appraised, and Other Pertinent Terms

     The definition of market value taken from the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation, is as follows:

     The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller, each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

     1.   Buyer and seller are typically motivated;

     2. Both parties are well informed or well advised, and acting in what they consider their own best interests;

     3.   A reasonable time is allowed for exposure in the open market;

     4. Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and

     5. The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

     Exposure Time

     Under Paragraph 3 of the Definition of Market Value, the value estimate presumes that "A reasonable time is allowed for exposure in the open market". Exposure time is defined as the estimated length of time the property interest being appraised would have been offered on the market prior to the hypothetical consummation of a sale at the market value on the effective date of the appraisal. Exposure time is presumed to precede the effective date of the appraisal.

     Based on our research of recent sales of office buildings considered to be reasonably comparable to the subject, as well as our discussions with local area brokers of investment properties, we have concluded that the probable exposure time for the subject property would have been approximately twelve months. Several of the office building sales included within this report were exposed on the market for a period of approximately eight to twelve months. Thus the aforementioned exposure time appears reasonable.


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                                                               Introduction
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     The following definitions of pertinent terms are taken from the Dictionary of Real Estate Appraisal, Third Edition (1993), published by the Appraisal Institute.

     Leased Fee Estate

     An ownership interest held by a landlord with the rights of use and occupancy conveyed by lease to others. The rights of the lessor (the leased fee owner) and the leased fee are specified by contract terms contained within the lease.

     Market Value As Is on Appraisal Date

     The value of specific ownership rights to an identified parcel of real estate as of the effective date of the appraisal; relates to what physically exists and is legally permissible and excludes all assumptions concerning hypothetical market conditions or possible rezoning.

     Transferable Development Rights (TDR)

     A development right that cannot be used by the landowner but can be sold to landowners in another location; generally used to preserve agricultural land; many also be used to preserve historic sites or buildings and open space or to protect scenic features.

     Development Rights

     The right to build on or beneath a property, subject to local zoning, building codes, etc.

     Air Rights

     The right to undisturbed use and control of designated air space above a specific land area within stated elevations. Such rights may be acquired to construct a building above the land or building of another or to protect the light and air of an existing or proposed structure on an adjoining lot.

Legal Description

        We have not been provided with the metes and bounds legal description of this site, however, the property is identified on the Tax Maps of the City of New York, as Lot 41 in Block 997.

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                                                 NEW YORK REGIONAL ANALYSIS
--------------------------------------------------------------------------------

Area Overview

     The New York metropolitan area, centered in New York City, is the nation's center for finance, the arts, media, fashion, telecommunications and corporate headquarters. The region generally encompasses 20 counties in three states, extending for a radius of approximately 50 miles from New York City. Included in this area are: New York City's five boroughs of Manhattan, Brooklyn, Queens, Bronx and Staten Island; the New York State counties of Nassau, Suffolk, Westchester, Rockland, Orange and Putnam; the northern New Jersey counties of Bergen, Essex, Hudson, Union, Middlesex, Passaic, Somerset and Morris; and the southern Connecticut county of Fairfield.

Population Trends

     The New York area is the largest metropolitan area in the country in terms of population. The following chart provides population growth for the metropolitan area between 1980 and 1990, estimated figures for 1996 and projected population statistics for the year 2001.

================================================================================
                      New York Metropolitan Area Population

================================================================================

                                                                       % Increase                   % Increase
                    1980         1990     % Increase       1996         1990-1996         2001       1996-2001
County             Census       Census    1980-1990      Estimated        (Est.)       Projection   (Projected)
----------------------------------------------------------------------------------------------------------------
New York City    7,071,641    7,322,564         3.5%     7,382,450         0.82%       7,466,689       1.14%
----------------------------------------------------------------------------------------------------------------
NYS (Nassau/
Suffolk/
Westchester/
Rockland/
Orange/
Putnum           4,068,738    4,141,141         1.8%     4,255,711         2.77%        4,313,220      1.53%
----------------------------------------------------------------------------------------------------------------
New              4,411,992    4,436,976        0.57%     4,497,693         1.37%        4,434,801     - 1.40%
Jersey
Counties
----------------------------------------------------------------------------------------------------------------
Connecticut
Fairfield          807,143      827,645         2.5%       834,637         0.84%          845,931       1.35%
----------------------------------------------------------------------------------------------------------------
TOTAL           16,359,512   16,728,326         2.3%    16,970,491         1.76%       17,060,641       0.53%
================================================================================================================


Source: Equifax National Decision Systems

Transportation

     Metropolitan New York is served by the most diverse transportation system in the United States. The region's transportation network links the area to regional, national and global commerce and trade. A brief synopsis of the region's transportation system follows below.

     Rail System

     o NYC Subway system: 710-mile subway line servicing 3.5 million passengers a day.

     o Metro North: Based in the landmark Grand Central Terminal in Midtown Manhattan, train lines span Westchester and Putnam counties in New York and Fairfield County, Connecticut to an 80-mile radius. Over 100,000 passengers use this system daily.

     o Long Island Railroad: Commuter line to Pennsylvania Station in Manhattan and to Atlantic Terminal in Brooklyn servicing over 270,000 commuters daily. Improvements are scheduled for the next few years, including the addition of 24 new "dual mode" locomotive engines that allow trains to switch between diesel and electric power while en route so that passengers will no longer have to switch trains when the tracks change. In addition, over 120 new rail

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                                                 New York Regional Analysis
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          cars will be added to the fleet and 13 additional stations are to be equipped with automatic ticket vending machines.

     o (PATH) - Port Authority Trans-Hudson subway system: Services nearly 200,000 commuters daily from Newark and Hoboken to Manhattan.

     o New Jersey Transit-rail: Train service for commuters in the northern part of the state to either Hoboken, New Jersey or Pennsylvania Station in Manhattan. Plans are currently underway for a 20.5-mile technologically advanced light rail system from Bayonne to Hoboken, ultimately extending to Ridgefield, which will make a great improvement in transportation in Hudson County. Construction of the first phase (between Bayonne and Hoboken) is scheduled to begin shortly, with completion expected by the year 2000.

     Bus System

     o New York City Transit: Regularly scheduled bus service in New York City's five boroughs handles over one million riders daily.

     o Port Authority Bus Terminal: Regional bus lines servicing an average of 175,000 passengers daily, with most service to and from New Jersey.

     Airports

     o The region contains three major commercial airports: Newark, LaGuardia and Kennedy International (JFK). Newark Airport, in New Jersey, recently opened a new international terminal, doubling the airport's ability to process international passengers. A $350 million monorail system, connecting the three passenger terminals to the airport's long-term parking lots, opened last spring. Plans are being made to extend the monorail to nearby Amtrak and New Jersey Transit rail stations. At JFK Airport in Queens, a $1.1 billion redevelopment project to expand and improve its international arrivals and customs facilities is expected to begin during 1997. Construction of a light rail system providing passengers with a link between terminals as well as connections from the airport to the New York City subway system and the Long Island Rail Road will be scheduled in phases to minimize disruptions at the airport. A $549 million roadway/utility renewal effort and a $63 million air traffic control tower will also greatly improve conditions for travelers. Major improvements at LaGuardia Airport include a new passenger terminal and improved roadways to expedite traffic flow into and out of the airport. Renovation work continues in the main terminal and a new retail and food court is being built.

     Ferries

     o Regularly scheduled service runs from Staten Island, Brooklyn and several New Jersey cities to Downtown and Midtown Manhattan.

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                                                 New York Regional Analysis
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Regional Economic and Employment Trends

     The New York metropolitan region saw a net increase of nearly 48,000 new jobs in the last 12-month period ending October 1996, the highest increase so far this decade. Northern New Jersey's employment outlook also improved, though slightly, with a gain of 9,800 new jobs.

     Outlined below are the most current employment statistics available by industry.

     o The service industry experienced 94 percent of the area's overall job growth, the largest gain in employment during the last twelve months. The New York area netted 35,300 new jobs, Long Island expanded by approximately 10,000, and New Jersey increased its service sector jobs by 15,000.

     o The second-largest employment increase in the New York region occurred in the retail trade, with over 11,000 new jobs in New York City, boosted by the surge of retail and entertainment projects. In particular, the Midtown Manhattan area has been transformed by a plethora of retailers, such as Kmart, Tower Records, Barnes & Noble, The Gap, Pottery Barn, the Disney Store, Nike town and Reebok Sports Club. Madison Avenue, one of the most desirable and expensive retail locales in the world, recently opened its doors to highly sought-after designers such as Calvin Klein, Valentino and Giorgio Armani. On Long Island, 6,600 retailing jobs were created. Retail also accounted for the second-largest employment gain in New Jersey, adding 4,200 new jobs.

     o New York's construction industry added 2,000 new jobs, making it the third largest net gain employment category. On Long Island, construction jobs increased by 300. With a number of major renovations and new retail projects coming on-line on Long Island, construction activity should continue on the upswing.

     o During this period, wholesale trade added 1,900 jobs in the New York region and the transportation sector increased by 1,800 new jobs in the City and 900 on Long Island. New Jersey suffered in both areas, declining 1,200 jobs in transportation and losing 600 in the wholesale trade industry.

     o The FIRE (finance, insurance and real estate) sector accounts for the third largest group of the New York region's workforce -- 13 percent -- which greatly exceeds the national average of 5.8 percent. Considering this, FIRE's loss of 1,900 jobs, considered minor, is a significant improvement over the last few years, when the brunt of corporate downsizing, mergers and consolidations took its toll within the sector's workforce.

     o The two sectors that suffered the largest losses in employment in the metropolitan area were in the public sector. There was a reduction of approximately 12,000 government jobs. In manufacturing, there were losses of 5,900 workers in New York, 3,600 jobs on Long Island and 5,600 unemployed in Northern New Jersey.

     Lucrative incentive packages in the form of city and state tax breaks and attractive leasing packages have been successful in enticing many large corporations into staying in the region as well as attracting businesses seeking locations elsewhere. The New York Cotton Exchange,

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                                                 New York Regional Analysis
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as well as the Coffee, Sugar & Cocoa Exchange will keep its 5,300 employees in
New York City at a new facility, encouraged by a reported $99 million tax incentive package, among other municipal-backed financial incentives. Paine Webber, with its 2,650 employees, will maintain its world headquarters at 1285 Avenue of the Americas in Midtown Manhattan through the year 2015, attributed to an attractive lease deal and a series of tax incentives, sales tax exemptions and energy savings. In a deal that marks a first time return to New York after moving out of state, Nine West will relocate to White Plains, bringing with it 1,400 jobs, with an expected addition of 500 jobs during the course of its 25-year lease. They will occupy a 377,000+/- square foot building that was previously the home of NYNEX. The Nine West deal was assisted by a $7.8 million package of tax incentives, grants and electricity savings.

     In October 1996, New York City Mayor Rudolph Giuliani introduced a series of tax incentives and other benefits to attract tenants and developers to move to certain areas of Downtown Manhattan. American International Group (AIG) will take advantage of that, keeping its headquarters and over 5,100 employees at 175 Water Street, an office tower which the company recently purchased. AIG also expects to add almost 1,900 new jobs as a result of growth and consolidation of other leased properties outside the city.

     Other encouraging corporate news items include MasterCard, which moved into its new corporate headquarters in Purchase, New York. IBM is planning to consolidate to a new state-of-the-art headquarters facility adjacent to their existing building in Armonk, New York. Ciba-Geigy has relocated its corporate headquarters, along with 1,200 employees, to the Tarrytown Corporate Center, and is constructing a new $40 million laboratory, scheduled for occupancy in 1997. Symbol Technologies Inc., employing 2,500 on Long Island, recently relocated to its new corporate headquarters, encompassing 48+/- acres in Holtsville.

Unemployment

     Unemployment rates have continued to decline nationally and regionally over the past few years. The latest year-end statistics available from the Department of Labor, published in December, include figures as of October 1996. The unemployment rate for the New York region (including New York City, Putnam, Rockland and Westchester) as of October 1996 was 7.6 percent, as opposed to 7.7 percent twelve months earlier. Similarly, Long Island's October 1996 figure fell to 3.7 percent from 4.8 percent the prior year.

     In New Jersey, the unemployment rates as of September 1996 show 6.0 percent, compared to 6.3 percent the year before. Economists explain that unemployment rates change at a slower rate than other economic indicators and, therefore, may not accurately reflect recent shifts in the job market. Employment figures provide a more accurate reflection of economic performance in the region.

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                                                 New York Regional Analysis
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Real Estate Markets

     o    Office Markets

     Strong leasing performance in the Midtown, Midtown South and Downtown Manhattan Class A office markets has resulted in a shrinking supply of premium space. The Long Island markets have shown improvement with lowered vacancy rates. In Northern New Jersey, leasing of Class A space has also been notable. Midtown Manhattan exhibits the lowest Class A vacancy rate in the region between 10 and 14 percent, and the Downtown, Long Island, and New Jersey markets all report Class A vacancy rates at their lowest points for the year, between 10 and 15 percent. However, Westchester vacancy rates increased, due to fact that more space was vacated than occupied in 1996, and the region is striving to recover from the wave of corporate consolidations and reorganizations that began in 1995. With vacancy rates of prime space falling, the focus has changed to construction to meet the demand for suitable space.

     Times Square will be the site of one of the first new office developments in the Midtown area. Located at the northeast corner of Broadway between West 42nd and 43rd streets, 4 Times Square, a 1.6+/- million square foot office and retail project, broke ground in August 1996. The Durst Organization acquired the western portion of the same city block which they have a majority ownership. A scheduled completion date of 1999 is expected. Another site that is generating a great deal of interest from prominent developers is the New York Coliseum site at Columbus Circle. Among the bids submitted are plans for a mixed used development with office space, a large retail component, residential apartments condominiums and hotel rooms. The governmental agencies requesting the bids received nine proposals and four finalists are to be announced.

     There are several projects in the preliminary planning stages on Long Island, including developer Edward J. Minskoff's proposal for a 200,000 square foot office building at the site of the former Roosevelt Raceway, where he also plans a separate 350,000 square foot office building. Anchor tenants have been secured for both buildings. Also slated for development are Brookhaven Town Center and Parr Yaphank, with a potential of 3+/- million additional square feet of new office development. In Jersey City's Waterfront district, the Newport Office Center III will contribute 750,000 square feet of new office space, with developers planning to complete construction within 2 years after securing 25 percent of the space through pre-leasing.

     o    Retail Markets

     Retailing activity has skyrocketed in both new and expansion projects due to the region's rebounding economy. The New York City area, traditionally served by large department stores and small boutiques, is presently experiencing a different kind of retail experience connected to the multi-media and entertainment fields. Revitalizing projects in the Times Square area, such as Disney's renovation of the New Amsterdam theater, David Copperfield's magic-theme restaurant, the Official All Star Cafe, Sony's State Theatre, and E Walk, an entertainment complex developed in part by Tishman Broadway Corp., has made the area attractive for continued development. Additionally, large retailers such as Kmart, Barnes & Noble, and a new Gap chain, Old Navy Clothing Co. have expanded into Manhattan with one or two signature stores so as to not overextend themselves or saturating the market. The Warner Brothers Studio Store, originally opened in October 1993 on the corner of Fifth Avenue and 57th Street, recently expanded to nine stories, adding 75,000 square feet retail space to include interactive games, a cafe and a 74-seat screening room to feature computer generated 3-D cartoons featuring the well-known Warner Brothers characters. Warner Brothers more recently leased

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the 1 Times Square building and is to open a second Manhattan studio store on
West 42nd Street and Broadway. Luxury retailers also made news, with Chanel moving a few doors away to a completely renovated site with a 99-year lease. Other upscale designers, such as the aforementioned Calvin Klein, Valentino and Giorgio Armani, also opened new retail spaces. Next to Chanel on East 57th Street, Louis Vuitton, the French luxury leather goods designer, is building a 23-story tower, two floors for their retail business and the upper floors designated to the company's corporate offices. Elizabeth Arden and Red Door Salons Inc., slated for extensive renovations and expansion, will close this month and reopen in 1997.

     Long Island is renovating and expanding many of its retail centers, such as the Walt Whitman Mall in Huntington, the South Shore Mall in Islip, the Tanger Outlet center in Riverhead and the Bellport Outlet Center. Roosevelt Field mall will be adding a Nordstrom's to the second level expansion project and completion is expected by the fall of 1997. In Westbury, a two-level mall expansion project, The Source, will add 525,000 square feet to the existing site and is scheduled to be completed in the summer of 1997. The Source will feature a number of big-name, large-draw retailers such as Fortunoff (the project's joint venture partner), Nordstrom Rack, Old Navy, Saks Off Fifth, Loehmann's, The Disney Store, Bertolini's Restaurant and Virgin Megastore. In addition, a number of new retail developments over 100,000 square feet are being proposed, among them the Brookhaven Town Center in Yaphank, which ultimately may include a significant amount of office space as well.

     In Westchester, renovations are underway at the Westchester Mall, which will double in size to 766,000 square feet and be renamed the Cortland Town Center. It will feature commanding retailers such as Home Depot, Barnes & Noble, United Artists Theater, and an A&P Superstore. About 80 percent of the space has been pre-leased and completion is scheduled for 1999. Just over the Westchester border in West Nyack, Pyramid Companies has commenced construction of Palisades Center, a 1.85 million square foot power mall, due to open late 1997. It will be host to anchor stores such as JC Penney, Lord & Taylor, Filene's Basement and BJ's Wholesale Club. Other headlining retailers lined up so far include Home Depot, The Wiz, Target, Sony Multiplex Theatre and Burlington Coat Factory.

     o    Residential Markets

     The New York City residential markets have exhibited a strong recovery from the past recession. Over the past few years in Manhattan, vacancy rates have been at the lowest point in years (from 3.4 percent to as low as 1+/- percent, according to some sources), despite rising supply and market rents. This factor has, in turn, stimulated the outer borough markets, as many renters seek relief from the tight Manhattan market and turn to Brooklyn and Queens as alternatives. Other potential renters have chosen to buy apartments, some more affordably priced than in the past, boosting the lagging sales of co-ops and condominiums.

     Overall vacancy figures for Northern New Jersey, currently between 4 percent and 5 percent, can vary between submarkets, due to the fact that the region contains some of the most impoverished areas along with some of the most affluent neighborhoods in the nation. The Long Island residential market has shown some improvement, but along with Northern New Jersey, restrictive zoning and rent control ordinances hinder multifamily development and allow for only modest improvements in the existing markets. Legislation proposed to eliminate rent control may alter the development scene dramatically.

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                                                 New York Regional Analysis
--------------------------------------------------------------------------------

     New residential construction in the New York region is showing great promise for the near future and is a reflection of increased momentum of the region's economy. In New York City, there are ten or more projects that are at or near completion, which should serve to ease the demand for rental and condominium units for tenants, including low and middle-income families.

     In Westchester County, Avalon Gardens, a 500-unit project, should be ready for occupancy by late 1998. On Long Island, Avalon is building 300 apartments in Smithtown, which should also be completed by the end of 1998. In Huntington, a complex is in the planning stages for a continuous care facility that would include 1,000 apartments, townhouses and detached homes for senior citizens, as well as another 250-unit senior housing project.

     o    Hotel Markets

     The region's hotel market is currently in the midst of a dramatic recovery from a period of economic recession. The supply of hotel rooms in New York has changed over the past few years, as many older sites are being replaced by more modern facilities. In some cases, hotels such as the New York Palace, Grand Hyatt, Marriott EastSid and The Roosevelt have been completely renovated, with more accommodating guestrooms and facilities designed to pamper the occupants with more upscale amenities. The demand for hotel space is on the rise and is expected to continue in the near future. This trend is supported by the number of new and proposed hotel developments currently in the planning stages, under construction or near completion.

     The Downtown area of SoHo is the site of two new hotels and another under proposal. The first hotel to open in this resurgent area, the 367-room SoHo Grand Hotel, was completed in the summer of 1996 and has already made a favorable impression among models, artists and actors. The 73-room Mercer Hotel is currently under construction and has signed a major retailer, J. Crew, to their attractive ground floor space. Developer Hank Sopher has proposed the 160-room SoHo Gateway, which will reportedly cost $25+/- million and is still in the planning stages.

     The first new hotel to be constructed in the successfully revitalized Downtown Brooklyn area is finally underway. Developer Josh Muss' Renaissance Plaza, a 31-story hotel/office complex will emcompass a 7-story, 384-room Marriott Hotel. The project broke ground in late 1996 and is expected to be completed between 1998 and 1999. The latest new hotel proposal in the Times Square area is a plan by Milstein Properties to build a 500,000 square foot hotel and retail complex on the parking lot located at West 42nd Street and Eighth Avenue, across the street from the Tishman development. The Milsteins have owned the property for 15 years, and have been waiting for the right incentive package from the city and state to catalyze the project.

     Marriott has plans to open two new Courtyard hotels in midtown Manhattan within the next two years. Targeted at budget-conscious business travelers, is a $50 million plan to build a 300-room Courtyard by Marriott hotel on the top floors of 866 Third Avenue. Construction is scheduled to commence Mid-year 1997 and should be completed in approximately one year. Ground has broken at a second Courtyard hotel, located in the Garment District.

     On Long Island, Edward J. Minskoff is proposing two hotel projects at the former Roosevelt Raceway property in Westbury. The first hotel would be a 170-room economy rate project, and the second a 130 suite room project to be built on the former racetrack's grandstand site. Construction is to begin Mid-year 1997 and should take about two years to

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                                                 New York Regional Analysis
--------------------------------------------------------------------------------

complete. Another significant proposal is the plan for a 200-room hotel in Jersey City, along the Hudson River waterfront area. The hotel will be a part of the Hudson Exchange mixed-use project and will be located next to the Newport Mall and accessible to the planned light rail system in Hudson County. The hotel will be a vital link to the area's development as a viable business district and will certainly be a factor in its future growth.

Conclusion

     The downward pattern within the New York region in the past few years has made a significant turnaround which, boosted by a stable economy and a strong performance by Wall Street, has prompted some economists to predict that conditions should remain favorable through at least the third quarter of 1997. According to Crain's New York Business, inflation in the region has been below the national average for the last six out of seven months. The latest employment figures are a powerful indication of the strength of the region's economy.

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                                   MIDTOWN MANHATTAN OFFICE MARKET ANALYSIS
--------------------------------------------------------------------------------

Manhattan Overview

     Manhattan contains over 350 million square feet of class A, B and C office space and is, by a very wide margin, the largest market in the United States. The Manhattan office market is actually composed of three markets: Midtown, Midtown South and Downtown. The Midtown market, which is identified as that area north of 32nd Street, is widely diversified among legal services, financial institutions, insurance companies, media companies, advertising agencies and accounting firms, among others. The Midtown South market is identified as that area north of Canal Street and south of 32nd Street and is dominated by class B and C buildings which are generally occupied by local service firms, back office divisions of large companies and front offices for local manufacturers. The Downtown market, identified as that area south of Canal Street to the Battery, is linked significantly to financial services, Wall Street firms and New York City government.

     The Manhattan office market got off to a strong start in 1997 and continued to improve in the second quarter. For the first time since the 1980s, the New York City economy has been stronger than in the surrounding suburbs. Through May, 1997 over 29,000 new jobs were created within the City's private sector, primarily in the services and securities sectors.

Midtown Manhattan Market

     The Midtown Manhattan office market is currently the largest in the country and contains over 220 million square feet of space in 778 properties, with class A space accounting for 76 percent of the total inventory. With strong leasing and positive absorption, the Midtown market continued to improve through mid-year, indicating a healthy outlook for the remainder of 1997. The following chart summarizes the status of the Midtown Office Market (excluding Midtown South) as of the second quarter of 1997.

--------------------------------------------------------------------------------
               Midtown Manhattan Office Market Statistics - 2Q1997

--------------------------------------------------------------------------------------------------------------
                                                   Class A          Class B         Class C         Overall
--------------------------------------------------------------------------------------------------------------
Number of Built Buildings                                342             328             108              778
Inventory - Square Feet                          168,126,777      39,395,235      13,127,089      220,649,101
--------------------------------------------------------------------------------------------------------------
Overall Availabilities - SF                       15,306,191       6,012,531       1,750,062       23,068,784
YTD Under Construction - SF                        1,614,000               0               0        1,614,000
--------------------------------------------------------------------------------------------------------------
Total Leasing Activity 1996 - SF                  15,134,075       2,641,959         859,620       18,635,654
Total Leasing Activity 2QYTD 1997 - SF             7,379,181       1,597,956         433,643        9,410,780
--------------------------------------------------------------------------------------------------------------
Total Absorption 1996 - SF                         1,530,652         103,212         133,649        1,767,513
Total Absorption 2QYTD 1997 - SF                     639,452             931        (69,538)          570,845
--------------------------------------------------------------------------------------------------------------
Total Vacancy Rate                                      9.1%           15.3%           13.3%           10.50%
Total Avg. Asking Rental Rate                         $36.91          $23.55          $12.25           $31.56
--------------------------------------------------------------------------------------------------------------

Source:  Cushman & Wakefield Research Services

     Class A: Buildings which meet three or more of the following criteria: centrally located, professionally managed and maintained; attract high-quality tenants and command upper-tier rental rates. Structures are modern or have been modernized to successfully compete with newer buildings.

     Class B: Buildings with less than three of the criteria listed above. In addition, the current or prospective tenants must be office space users.

     Class C: Buildings competing for tenants requiring functional space at rents below average.

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                                   Midtown Manhattan Office Market Analysis
--------------------------------------------------------------------------------

     During the 1980s the Midtown Manhattan office market experienced unprecedented growth in leasing activity, new construction and rental rates. In the early 1990s the market softened as new supply entered the market in response to rising rental rates, increased demand from the mid-1980s, as well as several New York City office development incentives. The resulting oversupply of Midtown office space, in conjunction with the past recession, created soft market conditions that persisted well after most of the country had begun its ascent from the past economic downturn.

     The future shows a more balanced outlook for the Midtown office market. New construction had virtually come to a standstill, which allowed demand to catch up with existing supply and vacancy rates to decline. The New York City region has emerged from the past recession and lenders have begun to provide new financing of well-occupied and stabilized office properties. Finally, new construction has begun on speculative office projects, with partial preleasing mandatory, which is deemed as a positive factor.

Supply

     The last wave of new construction activity in Midtown was initiated by the 1981 rezoning of the West Side of Manhattan centering around Times Square. The temporary zoning change increased the permissible density (FAR) of potential building sites. This prompted many developers to acquire sites and begin construction in order to meet the zoning deadline requirement that foundations be in place by May 13, 1988. East Side sites were conversely downzoned, although the scarcity of sites on the East Side minimized the effects of the downzoning.

     The 1981 rezoning of the West Side, which was successful in promoting development, was scaled back in 1987. Developers who took advantage of the rezoning have long since completed those buildings. New office construction over the past few years has been almost non-existent, with just nine (primarily owner occupied) buildings completed between 1992 and 1994. This slowdown in construction activity was attributed to the oversupply of office space created by the building boom of the 1980s, the decreased demand for space that was the result of corporate downsizing and relocation out of New York City, and general economic weakness stemming from the past recession.

     Proposals for construction over the next few years have been minimal, which has had a favorable impact on occupancy levels. The following chart lists the most recent office projects proposed and under construction.

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                                   Midtown Manhattan Office Market Analysis
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
       Midtown Office Building Projects - Proposed and Under Construction

----------------------------------------------------------------------------------------------------------------------
                                                                     Rentable
No. Property                                       Status           Office SF   Constructed For
----------------------------------------------------------------------------------------------------------------------
 1  German Embassy                           Under Construction      114,000    Owner/User
    871 United  Nations Plaza
----------------------------------------------------------------------------------------------------------------------
 2  4 Times Square - NE Tower                Under Construction     1,600,000   Conde Nast and Skadden, Arps have
    1480 Broadway                                                               committed to 80% of available space
----------------------------------------------------------------------------------------------------------------------
 3  Park Avenue Place                             Proposed          1,100,000   Bear Stearns & Co. world
    383 Madison Avenue                                                          headquarters
----------------------------------------------------------------------------------------------------------------------
 4  One Rockefeller Plaza West                    Proposed          1,460,000   Anchor tenants will likely be
    745 Seventh Avenue                                                          secured prior to construction
----------------------------------------------------------------------------------------------------------------------
 5  Heron Tower II                           Foundation in place     125,000    Office/HotelSpeculative
    60 East 55th Street
----------------------------------------------------------------------------------------------------------------------
 6  Columbus Center                            Developer to be      1,340,000   Mixed Use -- Office,Retail and
    Columbus Circle & 59th Street                 announced                     Residential
----------------------------------------------------------------------------------------------------------------------

Source: Cushman & Wakefield Research Services

     There have been no new speculative office building completions since 1992, when Americas Tower, 450 Lexington Avenue and 565 Fifth Avenue were completed. The over-built market and corresponding decrease in market rents during the past recession made new construction infeasible.

     More recently, a few new office projects have broken ground for construction. The new German Embassy was long identified as a speculative office site. The Albanese development firm sold the site and is constructing a build-to-suit project for the German government. The other new projects, excluding 4 Times Square, will most likely not be built without a commitment from major tenants. This is a standard requirement in many other office markets nationally and a primary condition to secure traditional construction financing.

     On the following page is a bar graph exhibiting both Midtown and Midtown South construction and direct vacancy rates. The vacancy rate indicated varies from some of the statistics included in this market overview due to the inclusion of Midtown South in this presentation.

Proposed New Construction

     Many of the proposed projects listed on the preceeding chart have been in the planning stage for a number of years. The developers of these projects have been marketing the proposed office space for quite some time. The first two projects listed transferred to new owners and broke ground. Two of the other sites were also sold and new development is coming closer to fruition.

     In 1996, 871 U.N. Plaza, located on a 50-by-100 square foot site between East 48th and East 49th streets, was purchased by the Federal Republic of Germany. Construction of the 114,000+/- square foot property recently commenced and will take approximately two years to complete. It will be entirely occupied by the German Government, which will consolidate three of its New York offices. The entire project will cost $30 million, which includes the purchase and construction of the existing site and adjacent land.

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                                    Midtown Manhattan Ofice Market Analysis
--------------------------------------------------------------------------------

     Four Times Square, which is part of the Times Square redevelopment project, will be the first new office development to take place. The Durst Organization broke ground in August 1996, at the Northeast Tower site, a 1.6+/- million square foot proposed office and retail tower. The Durst Organization purchased the site for an estimated price of over $70 million from Prudential Insurance. Included with the site are a variety of zoning and real estate tax incentives which transferred to Durst in the sale. Construction on the site, located along Broadway between West 42nd and 43rd streets, is underway and a scheduled completion date of 1999 is expected. Conde Nast, its anchor tenant, committed to lease more than 550,000+/- square feet within the proposed building. In November 1996, the law firm of Skadden, Arps, Slate, Meagher & Flom completed a deal for 660,000+/- square feet. It is reported that Morgan Stanley is considering a 400,000+/- square foot commitment in the structure and Bertelsmann, Inc. is also contemplating leasing approximately 300,000+/- square feet in the building.

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                                [GRAPHIC OMITTED]
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                                   Midtown Manhattan Office Market Analysis
--------------------------------------------------------------------------------

     Bear Stearns & Co. has just entered into a 99-year ground lease at 383 Madison Avenue after a two year search for space in Midtown Manhattan. The securities firm plans to develop and build a 1.1 million square foot office building on the site, which is bounded by Madison and Vanderbilt Avenues and East 46th and 47th streets, to serve as its new world headquarters. The location will be known as Park Avenue Place. Plans are to construct a technologically sophisticated "smart" office tower, to be completed before the expiration of Bear Stearn's current lease at 245 Park Avenue in 2002, which will consolidate employees located at both 245 Park Avenue and 575 Lexington Avenue. The property was purchased from the al-Babtain family of Saudi Arabia, investment partners with CS First Boston, reportedly for more than $100 million and is to be developed by Fred Wilpon, a director of Bear Stearns, and Gerald Hines, the Houston-based developer. The City has granted $75 million in tax breaks for development.

     Another significant proposed office building project is One Rockefeller Plaza West. Rockefeller Center Properties is marketing the proposed 1.46+/- million square foot, 55-story tower site, controlled by Mitsubishi Estate through Cushman & Wakefield Brokerage Services. At the present time, there is moderate interest in this site. Potential tenants have analyzed the project with rents being determined based on the requested design and scope of the tenants' specific needs. The site, which may be connected to the Rockefeller Center retail concourse, is being used on an interim basis as an open parking facility.

     A development site that was recently re-introduced to the market is the New York Coliseum site at Columbus Circle. The site is located along Central Park South - West 59th Street and Central Park West - Eighth Avenue with the potential to build over 1.2 million square feet of space on a 3.4 acre parcel. MTA officials which control the site sent out a Request for Proposal in July 1996, and are anticipating a sale price of over $150 million. Reportedly, all of the well-known developers in Manhattan submitted proposals/offers for the site. Most of the submitted proposals are for mixed-use projects combining office, retail and residential components. The bid process has been completed and the MTA announced a short list of developers in February. The winning bidder is expected to be announced within the next several months.

     Across the street from the Coliseum site is 2 Columbus Circle, another site slated for sale or redevelopment by New York City. Proposals submitted for consideration may either make use of the existing ten-story white marble block building, or include construction of a new building in accordance with current zoning resolutions and compatibility with the surrounding community.

     A site located at 1530 Broadway was recently reported to be under consideration for development. This parcel contains a footprint of approximately 45,000 square feet and is currently occupied by the Roundabout Theater on Broadway under a lease which expires in March 1999. This parcel can accommodate an as-of-right zoning floor area of 600,000+/- square feet with uses which include retail, signage, hotel and office. The owner, Charles Moss, has not yet announced plans for the site.

     In other construction news, the site and foundation for the proposed Heron Tower II, located at 60 East 55th Street, was sold in March 1996 to the commercial real estate developers, Americas Tower Partners, the Bernstein Brothers, for $5.3 million. The new owners are considering an office development or possibly a hotel project.

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                                   Midtown Manhattan Office Market Analysis
--------------------------------------------------------------------------------

     The most recent wave of speculative office construction was conceived and designed almost a decade ago. Since that time, given the technological advances in terms of building construction and the level of sophisticated build-outs now required by most tenants in the current market, it is reasonable to assume that this next wave of construction will prompt a demand for "smarter buildings" and a more favorable rent-to-expense ratio. As the market continues to tighten, the need for new construction will most likely move forward.

     There is very strong interest and desire on the part of tenants within the market to find consolidated commitments preferably in new buildings. There are a variety of requirements which influence the decisions of tenants, such as:

     o Space located on contiguous floors: At the present time, there are very few opportunities to secure large blocks of suitable space in Midtown. Given the number of large tenants in the market, there is likely to be increased competition for large blocks of available supply.

     o    Space in modern buildings designed for high technology users:
          Businesses today rely heavily on telecommunications, computers and sophisticated mechanical equipment which require an environment that can accommodate "state of the art" technology. Spaces under consideration would require both raised floors and suspended ceilings, making the existing supply of availabilities located in older buildings inadequate to meet the constantly changing needs. Space is limited in many post-1985 "smart buildings" to relatively small units.

     o Avoidance of functionally obsolescent buildings: Inability to accommodate upgraded electrical and telecommunications risers as well as HVAC coverage is a crucial factor. Additionally, pre-1975 structures often used asbestos-containing materials as a fire retardant. Complete renovation of such spaces may resolve many of these inadequacies, but certain structural factors such as slab to slab heights and column spacing cannot be changed economically.

     o Proximity to established transportation hubs: Tenants have expressed a strong desire to be near established transportation hubs such as Grand Central Terminal and Pennsylvania Station.

     At the present time, the existing supply of space within the Midtown Manhattan market cannot fully satisfy the demand for large blocks of contiguous space. Contiguous blocks of class A space 50,000 square feet and larger declined by roughly 17 percent from the beginning of 1996. When the age and location of space is also considered, realistic choices are limited. However, desire to locate out of the Midtown Manhattan area is not apparently a strong trend. Analysis of tenants currently in the market indicates that less than 13 percent contemplate locations outside of New York City. Leasing activity for office space in Midtown Manhattan continues to increase and is expected to remain steady into the near future.

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                                         Midtown Manhattan Office Analysis
--------------------------------------------------------------------------------

Demand

     The following chart provides a breakdown of overall leasing activity in the Midtown sub-districts (including Midtown South) from 1985 through the second quarter of 1997.

--------------------------------------------------------------------------------
                    Midtown Leasing Activity by District (SF)

--------------------------------------------------------------------------------------------------------------------
     Year           Plaza          Grand Central         Midtown West        Midtown South            Total
--------------------------------------------------------------------------------------------------------------------
     1985         4,026,951          2,829,263            3,289,313            1,782,866            11,923,843
     1986         6,913,195          3,730,673            4,411,042            2,459,768            17,542,184
     1987         6,161,960          4,806,671            4,780,460            3,428,095            19,181,945
     1988         6,040,805          4,027,576            5,982,913            1,847,195            17,898,489
     1989         6,089,294          4,039,726            5,286,691            2,902,038            18,318,334
     1990         5,660,136          3,406,050            4,998,241            1,828,555            15,892,982
     1991         5,195,632          2,875,776            3,682,264            1,667,853            13,421,525
     1992         6,059,470          3,792,338            4,714,699            2,184,259            16,750,766
     1993         7,039,477          3,491,990            5,172,914            2,345,591            18,049,972
     1994         8,403,760          3,587,694            5,228,707            2,979,190            20,199,351
     1995         7,798,621          4,344,954            4,699,239            5,058,002            21,900,816
     1996         8,165,048          4,960,750            5,509,856            4,351,440            22,987,094
   YTD 1997       4,196,883          2,876,147            2,337,750            2,096,391            11,507,171
--------------------------------------------------------------------------------------------------------------------

Source: Cushman & Wakefield Research Services

     Leasing activity in 1992 signaled a reversal of the downward trend caused by the past recession, with total square footage leased showing a 24.8 percent increase over 1991. In 1993 annual leasing activity reached 18.0 million square feet, a 7.8 percent increase over 1992, and the highest level of leasing activity achieved in Midtown since 1989. Midtown leasing activity in 1994 was strong, and the year-end total of 20.2+/- million square feet was the highest total recorded for the Midtown market over the previous decade. Leasing activity in 1995 reached nearly 22 million square feet (inclusive of Midtown South), exceeding the record 1994 leasing activity and continuing an upward trend. Total year-end 1996 Midtown leasing activity (excluding Midtown South) reached a healthy 18.6+ million square feet. With the addition of Midtown South, leasing activity shot up to 22.9+ million square feet, an all-time high. As of mid-year 1997 Midtown overall leasing activity (excluding Midtown South) was 9.4+/- million square feet, nearly 20 percent higher than the same period last year. Leasing transactions 10,000 square feet and larger accounted for 58 percent of the total activity for the year.

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                                   Midtown Manhattan Office Market Analysis
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     The following charts summarize the largest Midtown leases and the major space additions over the past 12 months.

--------------------------------------------------------------------------------
                     Significant Transactions Last 12 Months

-------------------------------------------------------------------------------------------------------------------------
Building                           Market              Tenant                                  Date           SF
-------------------------------------------------------------------------------------------------------------------------
4 Times Square                     West Side           Skadden, Arps                         4Q 1996        659,937
4 Times Square                     West Side           Conde Nast Publications               3Q 1996        568,151
150 East 42nd Street               Grand Central       Pfizer Inc.                           4Q 1996        293,841
55 East 52nd Street                Park Avenue         ING Capital Markets                   1Q 1997        278,200
345 Park Avenue                    Park Avenue         JP Morgan & Company                   4Q 1996        242,802
220 East 42nd Street               Grand Central       Omnicom Group                         2Q 1997        179,900
Two Penn Plaza                     Penn Station        Information Builders, Inc.            2Q 1997        178,899
150 East 42nd Street               Grand Central       Gruner & Jahr  Publishing             3Q 1996        174,681
12 East 49th Street                Madison/5th         Credit Suisse First Boston            2Q 1997        167,750
55 East 52nd Street                East Side           Swiss Re Holding N.A.                 4Q 1996        151,327
150 East 42nd Street               Grand Central       Bayerische Vereins Bank               1Q 1997        136,684
555 West 57th Street               West Side           BMW of Manhattan                      4Q 1996        130,059
1230 Ave Amer./10 Rock Ctr.        6th/Rock Center     Christies International               2Q 1997        125,358
1301 Avenue of the Americas        6th/Rock Center     Deutsche Bank A.G.                    4Q 1996        125,200
150 East 42nd Street               Grand Central       Pfizer Inc.                           2Q 1997        117,882
150 East 42nd Street               Grand Central       Bayerische Vereins Bank               2Q 1997        113,523
1211 Avenue of the Americas        6th/Rock Center     The News Corporation                  3Q 1996        113,102
888 Seventh Avenue                 West Side           Golden Books Publishing, Inc.         1Q 1997        112,290
245 Park Avenue                    Park Avenue         Bear Stearns & Co., Inc.              3Q 1996        98,495
One Park Avenue                    Murray Hill         Public Service Mutual Insurance       1Q 1997        89,700
1211 Avenue of the Americas        6th/Rock Center     Nissho Iwai American Corp.            3Q 1996        79,150
-------------------------------------------------------------------------------------------------------------------------

Source: Cushman & Wakefield Research Services

--------------------------------------------------------------------------------
                      Major Space Additions Last 12 Months

-------------------------------------------------------------------------------------------------------------------------
                                                    Direct                                         Date
Building                    Market               or Sublease    Tenant Vacating                  Available          SF
-------------------------------------------------------------------------------------------------------------------------
825 Eighth Avenue           West Side              Sublease     Ogilvy & Mather                   Jan-98         477,070
9 West 57th Street          Mad/Fifth               Direct      Avon Products                     Jul-97         450,000
625 Madison Avenue          Mad/Fifth              Sublease     Revlon                            4Q 1997        387,395
237 Park Avenue             Park Avenue            Sublease     J.Walter Thompson et al          Arranged        342,000
777 Third Avenue            East Side               Direct      Grey Advertising                  Jan-00         261,600
866 Third Avenue            East Side               Direct      Macmillan Comm.                  Immediate       225,000
One Penn Plaza              West Side              Sublease     Stone & Webster Eng.             Immediate       165,764
410 East 62nd Street        East Side               Direct      Vacant                           Immediate       125,000
200 Park Avenue             Park Avenue             Direct      Met Life                         mid-1997        122,916
1211 Ave. of  Americas      6th/Rock Center         Direct      Nissho Iwai                       Jan-97         118,725
125 Park Avenue             East Side               Direct      Various                          Immediate       117,932
116 West 32nd Street        East Side               Direct      NYC Comm Human Rights             Oct-97         112,500
1230 Ave. of Americas       6th/Rock Center         Direct      USA Network                      Immediate       108,301
One Park Avenue             Murray Hill            Sublease     Loews Corporation                Immediate       100,000
280 Park Avenue East        Park Avenue             Direct      Bankers Trust                    Immediate        92,118
-----------------------------------------------------------------------------------------------------------------------------

Source: Cushman & Wakefield Research Services

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                                   Midtown Manhattan Office Market Analysis
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Vacancy and Asking Rents

Over 22 percent of Midtown's class A inventory has come on line since 1980, and office construction since 1985 has increased primary inventory by 13.9 percent. The following chart provides total primary and secondary vacancy rates along with weighted average asking rental rates for Midtown and Midtown South from 1984 through the second quarter of 1997.


      --------------------------------------------------------------------------------------------------------
                                             Vacancy and Asking Rents
      --------------------------------------------------------------------------------------------------------
         Year          Vacancy Rates*          Asking Rental Rates*          Total Leasing Activity SF
                   Class A       Class B       Class A      Class B          (including Midtown South)
      --------------------------------------------------------------------------------------------------------
         1984       6.60%         7.80%        $37.77        $20.50                  15,459,000
         1985       9.10%        10.50%        $38.15        $22.70                  11,923,000
         1986       9.70%        12.90%        $38.55        $21.76                  17,497,000
         1987       10.20%       13.30%        $38.46        $23.76                  19,182,000
         1988       13.00%       14.70%        $39.45        $23.47                  17,898,489
         1989       14.70%       15.10%        $40.28        $23.26                  18,317,700
         1990       17.20%       16.80%        $40.26        $21.10                  16,014,023
         1991       16.80%       18.50%        $37.47        $19.71                  13,421,525
         1992       16.30%       20.10%        $34.38        $19.14                  16,750,766
         1993       15.50%       18.60%        $33.17        $19.56                  18,049,972
         1994       13.40%       16.40%        $33.60        $19.82                  20,199,351
         1995       12.10%        15.6%*       $34.36        $22.36*                 21,900,816
         1996       9.90%        14.60%        $34.75        $21.31                  22,987,094
       YTD 1997     8.90%        13.90%        $36.58        $22.61                  11,507,171
      --------------------------------------------------------------------------------------------------------


        * As of 1995 Class C space is excluded from Class B calculations
        Source: Cushman & Wakefield Research Services

     The Midtown total primary (class A) vacancy rate climbed to a year-end high of 17.2 percent in 1990 and remained above 15 percent through 1993. This increase in the vacancy rate was touched off by the substantial amount of new construction completed in the Special Midtown Zoning District, which came on line just as the economy was heading into the past recession. New York City was particularly affected by the recession, with approximately 350,000 jobs eliminated due to corporate consolidations, relocations and downsizing. With the large increase in primary inventory due to the rezoning of the West Side, the loss of nearly one-tenth of the City's job base, and the general downturn in the economy, a rise in the vacancy rate was inevitable.

     The dearth of new construction coming on-line and moderate job growth predicted over the next couple of years should mean that the vacancy rate will continue to decline in the near term. However, it's expected that over 2.0+/- million square feet of newly constructed office space will be completed by the year 2000. As of the second quarter of 1997 the overall total vacancy rate (excluding Midtown South) declined to 10.5 percent from 12.1 percent one year ago; the class A total vacancy rate was 9.1 percent, the lowest rate since 1987, while the class B total vacancy rate was reported at 15.3 percent. In comparison, as of year-end 1996 both the class A and class B inventory showed continued declines, with total vacancy rates of 10.0 percent and 15.5 percent, respectively. This positive trend is expected to continue thru 1997 due to the City's improving economy and enticing incentive packages, coupled with the lack of new construction. The resulting strong demand for space in the Grand Central, Madison/Fifth

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                                    Midtown Manhattan Office Market Analysis
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and Sixth Avenue/Rockefeller Center sub-markets should continue as well since businesses are being encouraged to stay and expand in Manhattan.

     The total direct asking rental rate in Midtown rose to $31.78 per square foot from $30.78 per square foot one year ago. More substantial increases were seen in Class A rentals, which climbed to $38.09 per square foot from $35.21. This increase is partially attributable to 600,000 square feet of availabilities at 9 West 57th Street, currently the highest priced block of space in Manhattan. It is expected that the shrinking supply of office space will eventually lead to asking rental rates comparable to those seen during the 1980s. Due to the tightening market, landlords have become less flexible in terms of free rent, work allowances, negotiating periods, and other concessions.

Absorption

     Midtown has enjoyed positive overall net absorption over the past few years, though figures from year to year often exhibit wide fluctuations. Net absorption also varies considerably by district, between primary and secondary space, and when space is reclassified or dropped from the survey conducted by Cushman & Wakefield Research Services. Class A net absorption in the Midtown (inclusive of Midtown South) office market from 1993 through the second quarter of 1997, is summarized on the bar graph on the following page. The absorption fiugres shown vary from the following discussion included in this market overview due to the focus on class A space as well as the inclusion of Midtown South activity.

     Historical overall net absorption figures indicate that Midtown usually experiences positive absorption. In the past decade overall Midtown net absorption was negative in only one year, 1988, the year after the stock market crash. The market rebounded in 1989, resulting in positive overall absorption of space. The largest positive change in overall net absorption occurred between 1993 and 1994. Overall net absorption increased by 1.8 million square feet, resulting in the absorption of over 1.6 million square feet in 1994. This tremendous amount of absorption is explained in large part by the high level of leasing activity that occurred in Midtown in 1994. With leasing activity totaling 20.2 million square feet, the overall vacancy rate dropped 2 percentage points from year-end 1993 to year-end 1994, the largest decrease in the overall vacancy rate on a year-over-year basis since the 1980s. Through year-end 1996, absorption increased significantly to over 2.4 million square, the highest level of overall absorption experienced by the Midtown market in the past decade. Powerful leasing in the class A market offset an abundance of new class C availabilities, allowing second quarter 1997 overall absorption to measure positive 1,028,026 square feet.

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                               ABSORPTION BY YEAR

                                [GRAPHIC OMITTED]

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                                   Midtown Manhattan Office Market Analysis
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Midtown Manhattan Sub-districts

     Midtown Manhattan has traditionally been divided into four sub-districts delineated by geographic boundaries: Plaza, Grand Central, Midtown West and Midtown South. Cushman & Wakefield has changed the way in which Midtown is sub-districted to better reflect trends within the various office sub-markets.

     Both the traditional and the corresponding new office sub-markets are discussed below.

     Plaza District (East Side, Park Avenue, Madison/Fifth, Sixth/Rockefeller Center)

     This district had traditionally been defined as the area between 47th and 65th streets, from Fifth Avenue to the East River, and more recently had its western border expanded to Seventh Avenue. The expansion of this district was explained by the willingness of many major companies to locate west of Fifth Avenue to the corporate towers along Avenue of the Americas. The firmly established locations of offices on Park, Madison and Fifth avenues form the cornerstone of the Plaza District. Many familiar and noteworthy buildings, including Rockefeller Center, the Citicorp Building, Trump Tower, the Seagram Building, the Solow Building, the General Motors Building, and several buildings along the Avenue of the Americas office corridor lie within the boundaries of the Plaza District.

     The sub-districts that form what is otherwise known as the Plaza District reflect the strongest market rents in Midtown. This is the result of the long-standing reputation that these markets have enjoyed as the premier office locations in Manhattan for corporate domestic and international headquarters. These include the banking, legal and financial services industries as well as, but to a lesser degree, communications, publishing and advertising firms.

     Grand Central District (Murray Hill, Grand Central, United Nations)

     The traditional Grand Central District continuously exhibited relatively stable vacancy rates, asking rents and leasing activity. The main reason for this situation is that this district contains some of the oldest and most famous Midtown office buildings and new construction has been limited. The area, which extended from 32nd Street to 47th Street and from Fifth Avenue to the East River, offered few sites for redevelopment. Due to the lack of available sites, developers have had to be innovative; 450 Lexington Avenue, constructed atop the Grand Central Post Office, is a prime example.

     Midtown West District (Westside, Penn Station, Textile/Garment, Lincoln Center)

     Midtown West was traditionally known as the area bounded by 30th Street and 47th Street west of Fifth Avenue to the Hudson River and by 47th Street to 70th Street west of Seventh Avenue, to the Hudson River. This market experienced a dramatic surge in development from 1985 through 1990, and was widely expected to become the center of new office development in Manhattan, meeting the expansion needs of major Midtown Manhattan space users. The primary reason for this increase in development was a 20 percent zoning bonus (floor area ratio increased from 15 to 18 times the lot area) enacted in 1981, which expired on May 13, 1988. In order to be eligible for this bonus, the full foundation work on new projects had to be completed by that date. Approximately 16 development sites had foundations in place or were under construction at that time. This construction produced a renaissance in the Midtown West District.

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                                   Midtown Manhattan Office Market Analysis
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     The Midtown West market grew and dominated new construction in Midtown
Manhattan through 1991, and from 1989 to the present, Midtown West construction accounts for 57 percent of all construction completions in Midtown. The area that formerly comprised the Midtown West office district is now divided into the four sub-markets mentioned above.

     Midtown South (SoHo, Greenwich/NoHo, Madison Square/Union Square, Hudson Square/West Village, Chelsea)

     The Midtown South office district comprises 22 percent of the total Midtown Manhattan inventory of office space. Just 617,988 square feet (3.8 percent of total Midtown's primary) is considered class A space, which is generally considered competitive with some Midtown class B and C buildings. Well-located buildings along Park Avenue South, Madison Avenue, Fifth Avenue and Broadway are some of the district's most desirable.

     Midtown South has undergone a tremendous renaissance over the past year, enjoying strong leasing activity. The 1996 year-end leasing activity of 4.4+/- million square feet was significant, including the largest fourth quarter transaction of Credit Suisse, which occupies 1.1 million square feet at 11 Madison Avenue. Dynamic leasing activity in this market has also driven the overall year-to-date absorption to positive 457,181 square feet. Year-to-date 1997 overall leasing activity was 2,096,391 square feet.

Statiscal Summary

     Second quarter 1997 statistical summary figures for both the Midtown and Midtown South office markets, including their respective sub-districts, are presented on the following three pages. The terms listed below pertain to the headings found in the summary.

     Inventory:                 Includes all existing  competitive office
                                buildings located in Manhattan with certificates of occupancy as of June 30, 1997.

     Total Available Space:     Space available through both the building owner
                                and tenants having a possession date within the next six months.

     Direct Vacancy Rate:       Space, available only directly from the building
                                owner, divided by the inventory.

     Total Vacancy Rate:        Space, available both directly and through
                                sublease, divided by the inventory.

     Rental Rate:               The  weighted  average of rental rates per
                                square foot quoted by the landlord, sublandlord, or its agents. All rates in this report are gross rates per rentable square foot. Both
                                Direct and Total rates are reported for
                                comparison.

     Absorption Rate:           Net change in occupied space for a given
                                period of time, excluding sublet space,
                                preleasing activity, and renewals.

     Leasing Activity:          The sum total of all completed office leasing
                                transactions for a given period of time, including sublet space and preleasing, but exluding renewals.

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

-----------------------------------------------------------------------------------------------------------------------------------
Midtown, New York Office Market                                                                              Office Market Report
Overall Statistical Summary                                                                                  Second Quarter 1997

                                                   Total      Direct     Total     Direct        Total         YTD          YTD
                                                 Available    Vacancy   Vacancy    Wtd.Av.      Wtd.Av.    Absorption     Leasing
   Submarket Name                  Inventory       Space       Rate       Rate   Rental Rate  Rental Rate     Rate        Activity
   --------------------------------------------------------------------------------------------------------------------------------

   GRAND CENTRAL DISTRICT
        Murray Hill                13,281,401    1,766,427     12.1%     13.3%     $27.28       $26.56       (8,653)      877,788
        Grand Central              40,745,105    3,633,890     7.8%       8.9%     $31.70       $31.23       625,062     1,966,064
        United Nations             3,093,204      263,167      7.9%       8.5%     $31.19       $30.64        4,215        32,295

   PLAZA DISTRICT
        East Side                  19,038,255    1,818,584     8.4%       9.6%     $34.85       $34.58      (33,765)      652,980
        Park Avenue                21,043,271    1,977,560     6.6%       9.4%     $45.05       $43.42      (166,194)    1,006,337
        Madison/Fifth Avenue       24,114,289    2,954,330     10.3%     12.3%     $45.57       $44.50      (346,619)    1,295,616
        Sixth Avenue/Rock Ctr      37,027,060    2,127,505     4.2%       5.7%     $39.94       $38.00       276,469     1,241,950

   MIDTOWN WEST DISTRICT
        West Side                  22,102,063    1,358,273     4.6%       6.1%     $26.89       $26.30       377,970      795,536
        Penn Station               13,943,971    3,153,385     18.9%     22.6%     $25.14       $24.36      (59,752)      664,608
        Textile/Garment            23,748,095    3,899,436     15.8%     16.4%     $21.44       $21.42      (61,459)      859,851
        Lincoln Center             2,512,387      116,227      4.6%       4.6%     $20.40       $20.51      (36,429)       17,755
                                  -----------    ---------      ----     -----     ------      -------     --------       ------
   Midtown Total                  220,649,101    23,068,784    8.9%      10.5%     $31.78       $31.56       570,845     9,410,780

   MIDTOWN SOUTH
        SoHo                       3,294,860       54,270      1.6%       1.6%     $20.85       $20.85        8,160        58,613
        Greenwich/NoHo             4,610,441      789,823      16.1%     17.1%     $19.18       $18.47       87,742       177,154
        Madison/Union Square       29,187,132    2,567,974     7.9%       8.8%     $21.93       $21.92       148,602     1,143,384
        Hudson Sq./W. Village      9,994,272     1,078,871     10.1%     10.8%     $17.28       $17.57       149,540      238,329
        Chelsea                    13,349,944    1,731,775     12.1%     13.0%     $12.32       $12.96       63,137       478,911
                                   ----------    ---------     -----     -----     -------      -------      -------      -------

   Midtown South Total             60,436,649    6,222,713     9.5%      10.3%     $18.03       $18.22       457,181     2,096,391

   TOTALS                         281,085,750    29,291,497                                                 1,028,026    11,507,171


   Source:  Cushman & Wakefield Research Services

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

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Midtown, New York Office Market                                                                              Office Market Report
Overall Statistical Summary                                                                                   Second Quarter 1997


                                                 Total     Direct     Total      Direct         Total         YTD           YTD
                                               Available   Vacancy   Vacancy     Wtd.Av.       Wtd.Av.    Absorption      Leasing
   Submarket Name                Inventory       Space      Rate       Rate    Rental Rate   Rental Rate     Rate         Activity
   --------------------------------------------------------------------------------------------------------------------------------
    GRAND CENTRAL DISTRICT
         Murray Hill              7,089,581    1,100,767   13.9%       15.5%       $31.03        $29.93    (181,441)      415,662
         Grand Central           33,781,805    3,058,783    7.8%       9.1%        $33.08        $32.46     526,866      1,662,677
         United Nations           2,580,606     235,342     8.4%       9.1%        $31.31        $30.70      5,558         32,295

    PLAZA DISTRICT
         East Side               17,505,333    1,523,911    7.5%       8.7%        $38.55        $37.87    (38,858)       632,880
         Park Avenue             21,043,271    1,977,560    6.6%       9.4%        $45.05        $43.42    (166,194)     1,006,337
         Madison/Fifth Avenue    22,326,146    2,814,321   10.5%       12.6%       $46.59        $45.29    (342,687)     1,224,436
         Sixth Avenue/Rock Ctr   35,701,968    2,024,013    4.1%       5.7%        $41.00        $38.72     301,712      1,201,359

    MIDTOWN WEST DISTRICT
         West Side               16,441,593     993,674     4.0%       6.0%        $31.46        $29.27     312,318       601,706
         Penn Station             6,099,415    1,296,542   15.5%       21.3%       $31.69        $30.00     135,815       407,974
         Textile/Garment          4,102,922     273,994     5.7%       6.7%        $28.86        $28.84     93,647        193,855
         Lincoln Center           1,454,137      7,284      0.5%       0.5%        $30.00       $30.00      (7,284)          0
                                  ---------      -----      ----       ----        -------      -------     -------          -

    Midtown Total                168,126,777   15,306,191   7.3%       9.1%        $38.09        $36.91     639,452      7,379,181

    MIDTOWN SOUTH
         SoHo                         0            0        0.0%       0.0%          N/A          N/A          0             0
         Greenwich/NoHo               0            0        0.0%       0.0%          N/A          N/A          0             0
         Madison/Union Square     8,404,239     504,605     5.6%       6.0%        $29.13        $28.99     15,473        202,547
         Hudson Sq./W. Village    1,270,948      65,383     0.0%       5.1%          N/A         $22.00        0             0
         Chelsea                   540,000       48,000     8.9%       8.9%        $30.00       $30.00     (31,500)       16,500
                                   -------       ------     ----       ----        -------      -------    --------       ------

    Midtown South Total          10,215,187     617,988     5.1%       6.0%        $29.21        $28.33    (16,027)       219,047

    TOTALS                       178,341,964   15,924,179                                                  623,425       7,598,228


    Source:  Cushman & Wakefield Research
    Services
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

-----------------------------------------------------------------------------------------------------------------------------------
Midtown, New York Office Market                                                                            Office Market Report
Overall Statistical Summary                                                                                 Second Quarter 1997

                                                    Total      Direct     Total      Direct       Total         YTD         YTD
                                                  Available    Vacancy   Vacancy     Wtd.Av.      Wtd.Av.    Absorption   Leasing
   Submarket Name                  Inventory        Space       Rate       Rate    Rental Rate  Rental Rate     Rate      Activity
   --------------------------------------------------------------------------------------------------------------------------------

   GRAND CENTRAL DISTRICT
        Murray Hill                5,466,475       576,660      9.8%       10.5%     $22.36       $21.96      178,638     429,476
        Grand Central              6,882,300       563,982      7.6%        8.2%     $25.03       $24.86      98,196      303,387
        United Nations              512,598         27,825      5.4%        5.4%     $30.19       $30.19      (1,343)        0

   PLAZA DISTRICT
        East Side                  1,472,722       290,673     18.8%       19.7%     $17.46       $17.55       5,093       20,100
        Park Avenue                    0              0         0.0%        0.0%      N/A           N/A          0           0
        Madison/Fifth Avenue       1,762,090       140,009      7.9%        7.9%     $28.60       $28.60      (3,932)      71,180
        Sixth Avenue/Rock Ctr      1,304,092       101,992      7.5%        7.8%     $24.59       $24.17     (25,243)      40,591

   MIDTOWN WEST DISTRICT
        West Side                  2,387,277       133,430      5.3%        5.6%     $25.77       $25.43      63,364      120,127
        Penn Station               5,583,434      1,568,601    28.0%       28.1%     $22.10       $22.09     (229,636)    186,334
        Textile/Garment           13,020,997      2,509,416    18.7%       19.3%     $24.96       $24.86     (64,061)     409,006
        Lincoln Center             1,003,250        99,943      9.8%       10.0%    $20.64        $20.76     (20,145)      17,755
                                   ---------        ------      ----       -----    -------       -------    --------      ------

   Midtown Total                  39,395,235      6,012,531    14.8%       15.3%     $23.65       $23.55        931      1,597,956

   MIDTOWN SOUTH
        SoHo                       1,039,880        8,000       0.8%        0.8%     $30.00       $30.00       9,860       22,853
        Greenwich/NoHo             2,888,613       557,547     19.3%       19.3%     $20.55       $20.55      98,068      149,054
        Madison/Union Square      15,860,433      1,613,281     8.9%       10.2%     $21.57       $21.62      152,467     803,767
        Hudson Sq./W. Village      1,998,316       399,782     19.8%       20.0%     $22.42       $22.40      65,125       99,030
        Chelsea                    5,187,510       667,107     10.7%       12.9%    $17.43        $18.24      93,029      211,750
                                   ---------       -------     -----       -----    -------       -------     -------     -------

   Midtown South Total            26,974,752      3,245,717    10.9%       12.0%     $20.73       $20.86      418,549    1,286,454

   TOTALS                         66,369,987      9,258,248                                                   419,480    2,884,410


   Source:  Cushman & Wakefield Research Services

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                                                              CUSHMAN &
                                                              WAKEFIELD
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                                                     VALUATION ADVISORY SERVICES
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                                   Midtown Manhattan Office Market Analysis
--------------------------------------------------------------------------------

Summary

     The Midtown Manhattan office market has recovered from the effects of the recent recession. After displaying lackluster leasing in 1990 and 1991 during the national recession, Midtown leasing activity began to improve in 1992. Leasing activity in 1993 was brisk, and 1994 posted over 20 million square feet of leasing activity. Year-end 1996 had the highest level of leasing activity in the twelve years that Cushman & Wakefield has reported these statistics, including six Midtown South transactions in the fourth quarter, each in excess of 100,000 square feet, finishing the year at 22.9+ million square feet. Mid-year 1997 overall leasing activity was reported at 9.4+/- million square feet, nearly 20 percent higher than the same period last year.

     As total Midtown leasing for 1996 substantially outweighed new space availabilities, absorption was positive, totaling 1.8+/- million square feet. As of second quarter 1997 overall absorption was 570,845 square feet. Dynamic leasing activity in Midtown South was also instrumental in driving its overall year-to-date absorption to positive 457,181 square feet, exceeding previous projections.

     The overall vacancy rate in Midtown fell to 10.5 percent from 10.8 percent at the end of first quarter of 1997 and from 12.1 percent one year ago. The class A total vacancy rate dropped to 9.1 percent in the second quarter of 1997, its lowest level in nearly 12 years. These statistics are a strong indication that the Midtown market has improved, evidencing continued absorption and growing demand for space that entered the market during the late 1980s.

     New construction was almost non-existent in 1993 through the first half of 1997, with just a few owner occupied buildings completed. New construction completions through the end of the century will be limited to a few significant projects of which most will be pre-leased, given the security most lenders require in the wake of the past recession. This limited construction activity bodes well for the Midtown market since it forces office tenants to take space in existing buildings, thereby lowering the vacancy rate and increasing the rental rate over the long term.

     Conclusion

     With year-to-date strong leasing and positive absorption, the Midtown market continues to improve, indicating a healthy outlook for the remainder of 1997. The market should remain active through year-end, with total leasing activity expected to reach approximately 18 million square feet, on par with last year's level. Overall vacancy rates, currently at 10.5 percent, are likely to close the year at just under 10 percent, representing the lowest rate since 1985.

     The Midtown Manhattan vacancy rate continues to fall, and asking rents have increased albeit slightly. Real estate analysts expect a period of stability within the Midtown Manhattan market over the next year, with base rents remaining level or showing modest increases. It is anticipated, however, that concession packages should continue to decline, resulting in an effective rental rate increase. The overall assessment of the Midtown office market is more positive than in recent years.

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                                [Graphic Omitted]

                                                              CUSHMAN &
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                                                  THE PLAZA OFFICE DISTRICT
--------------------------------------------------------------------------------

District Overview

     The subject property, 120 West 45th Street, is located on the southern blockfront of West 45th Street midblock between Avenue of the Americas and Seventh. The area is known as the Plaza District, which is considered Manhattan's premier office and retail location. 120 West 45th Street, also known as Tower 45, is surrounded by many of New York's most well known landmarks, restaurants, hotels, retail shops, and tourist attractions, made accessible by the presence of several transportation hubs. The general vicinity of the subject is the area bounded by 42nd Street and 52nd Street along Madison, Fifth, Sixth, and Seventh Avenues.

     The Plaza District is comprised of four statistical areas tracked by Cushman & Wakefield: East Side, Park Avenue, Madison/Fifth, and Sixth/Rockefeller Center. As of the second quarter of 1997, the four office subdistricts that comprise the Plaza District contain 96,576,718 square feet of Class A office space and 4,538,904 square feet of Class B office space. There is little Class C office space in these subdistricts, with Class C space totaling 107,253 square feet, or approximately one-tenth of one percent.

     The Plaza District has historically evidenced the highest rents in Midtown due to the demand generated by its premier location and quality space. The average primary (Class A) asking rental rate in the four Plaza District submarkets was $41.90 in the second quarter of 1997, considerably above the overall Midtown average of $36.91. The primary vacancy rate for these subdistricts was 8.6 percent in the second quarter, and the secondary (Class B) vacancy rate was 11.7 percent. In comparison, the primary vacancy rate for Midtown as a whole was 9.1 percent, while Midtown's secondary vacancy rate was
15.3 percent.

     The attractiveness of the Plaza District is reflected by the presence of numerous top firms in a diverse array of businesses, including domestic and international banking, legal services, manufacturing, securities/holding, printing and publishing, advertising, and communications. Seventeen Fortune 500 Industrial companies have headquarters in the Plaza District, including RJR Nabisco Holdings, Bristol-Myers Squibb, and Colgate-Palmolive. There are 21 Fortune 500 Service companies in the Plaza District as well, notably, Bankers Trust, Citicorp, Chemical Banking Corp., Travelers Inc., and Equitable Life Assurance.

     The Plaza District boasts several first class hotels that offer luxury accommodations to business travelers and tourists. Several of New York's finer hotels are located in the vicinity of the subject, including, the New York Palace, the Ritz-Carlton, The Plaza, and the Essex House. Within walking distance are the, Marriot Marquis, the St. Regis Hotel, the Four Seasons, as well as the Waldorf-Astoria. More moderately priced hotels are found in the vicinity as well, including the Best Western, the Helmsley Windsor, the Wyndham, and the New York Hilton. The presence of many fine hotels in the area serve as an important inducement to national and international firms seeking space in Midtown

     Midtown Manhattan is a retail center with one of the largest selections of merchandise in the world. Within walking distance of the subject are a variety of department stores, boutiques, jewelers, furriers, art galleries, antique shops, rare collector shops, wine merchants, and gourmet food shops. Some of the area's most renowned shopping is found at Saks Fifth Avenue, Cartier, Tiffany & Co., Gucci, Bergdorf Goodman, Henri Bendel, Dunhill, Bloomingdales, and Mark Cross.

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                                                  The Plaza Office District
--------------------------------------------------------------------------------

     Many of New York's most famous attractions are located in and near the Plaza District. Southeast of the subject on Fifth Avenue is St. Patrick's Cathedral and across Fifth Avenue is the renowned Rockefeller Center. A short walk from the subject are Carnegie Hall, Radio City Music Hall, the Museum of Modern Art, the New York Public Library, as well as Central Park. Fine dining is another strength of the Plaza District. Notable restaurants within the District include: Lutece, Smith & Wollensky, the Box Tree, Le Cirque 2000, "21" Club, The Sea Grill, the Rainbow Room, China Grill, the Four Seasons, the Russian Tea Room, and La Reserve.

Competitive Office Market

     The immediate vicinity of 120 West 45th Street is the area bounded by West 48th Street to West 43rd Street, between Avenue of the Americas and Seventh Avenue. The avenues that traverse the Plaza District are well known office corridors. Park Avenue is widely considered Manhattan's most prestigious office location, with Madison Avenue a close second. Fifth Avenue is primarily noted for its retail, but does boast several boutique Class A office buildings which attract foreign companies looking for a prestigious New York headquarters location. Avenue of the Americas is a major office corridor comprised of a mix of both modern Class A office towers and prewar Class B office buildings that have undergone significant renovations. The side streets traversing these corridors house the majority of secondary office buildings in the Plaza District as well as several recently constructed office and mixed-use class A towers such as the subject.

     One measure of the attractiveness of the Plaza District is the success of "boutique" buildings located within its boundaries, including 10 East 50th Street, Park Avenue Plaza, and 712 Fifth Avenue, among others. These boutique buildings are small, high service buildings of recent construction developed primarily to take advantage of their premier location. Despite their small floor plates, these buildings tend to have very high asking rental rates, proof of the allure of a Plaza District address.

     Another notable feature of the Plaza District is the number of mid-block office towers, most of which were constructed in the 1980s and 1990s. Mid-block towers are generally rare, since their lower floors often have partially or fully truncated access to light and air on two sides. Examples of Plaza District mid-block towers include Park Avenue Tower, Park Avenue Plaza, Tower 49, Heron Tower, and Swiss Bank Tower. These office buildings are viewed as upper echelon locations and command extremely high rents.

     The subject is accessible from all major Manhattan commuter transportation hubs. Commuters from Grand Central Station have a fifteen minute walk to the subject. The subject property is also in walking distance of Pennsylvania Station and the Port Authority Bus Terminal. Subway access to is provided by several stations within the immediate vicinity.

Competitive Building Highlights

     Several primary office buildings along Fifth Avenue, Sixth Avenue, Madison Avenue, and the surrounding side streets are considered competitive with the subject property. The chart on the following page summarizes these 20 competitive buildings, excluding the subject. It should be noted that all the available space reported reflects available direct space only, and not sublease space, which is not considered a reliable occupancy indicator.

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                           COMPETITIVE BUILDING SURVEY

===================================================================================================================================
    Property                         Office Area    Year      Na.      Mm. Floor SlzeI     Avail.    Asking Rent
  (Cross Streets)                        (NRA)     Built    Stories    Max. Floor Size      SF        Occupied   Low       High
===================================================================================================================================
                                                                          21,390
1 l325 Avenueo the Americas            718,397      1989       34         34,592           11,861       98.35%    $43.00    $43.00
  (N.Side bit Sixth/Seventh to 54th)
-----------------------------------------------------------------------------------------------------------------------------------
  The Capitol-EMI Building                                                 8,770
2 1370 Avenue of the Americas          293,674      1971       35          9,400           32,695       88.87%    $38.00    $47.00
  (S/E Corner 56th)
-----------------------------------------------------------------------------------------------------------------------------------
 City Spire                                                               10,800
3 l56 West 56th Street                 321,950      1987       75         21,400             0         100.00%      N/A       N/A
  (S.Side bit Sixth/Seventh to 55th)
-----------------------------------------------------------------------------------------------------------------------------------
  The Deutsche Bank Building                                              13,650
4 3l West 52nd Street                  659,724      1985       30         28,000             0         100.00%      N/A       N/A
  (N Side bit Fifth/Sixth to 53rd)
-----------------------------------------------------------------------------------------------------------------------------------
  Avenue of the Americas Plaza                                             1,186
5 ll5 West 55th Street                 509,050      1989       24         29,266             0         100.00%      N/A       N/A
  (N.Side bit Sixth/Seventh to 56th)
-----------------------------------------------------------------------------------------------------------------------------------
                                                                          29,238
6 1095 Avenue of the Americas          840,000      1972       42         29,238             0         100.00%      N/A       N/A
  (W.Blockfront bit 4lst/42nd)
-----------------------------------------------------------------------------------------------------------------------------------
  Americas Tower                                                           9,000
7 1177 Avenue of the Americas          960,050      1992       50         32,900          76,700        92.01%    $37.00    $55.00
  (W.Blockfront bit 45th/46th)
-----------------------------------------------------------------------------------------------------------------------------------
  The H B 0 Building                                                      22,500
8 ll00 Avenue of the Americas          317,106      1982       15         22,500             0         100.00%      N/A       N/A
  (N/E Corner 42nd)
-----------------------------------------------------------------------------------------------------------------------------------
  The W.R. Grace Buiiding                                                 26,200
9 lll4 Avenue of the Americas        1,310,000      1971       48         44,381             0         100.00%      N/A       N/A
  (E.Blockfront bit 42nd/43rd)
-----------------------------------------------------------------------------------------------------------------------------------
                                                                          13,000
10 ll5 Avenue of the Americas          610,191      1983       41         25,439             0         100.00%      N/A       N/A
   (W.Blockfront bit 44th/45th)
-----------------------------------------------------------------------------------------------------------------------------------
                                                                          33,160
11 1166 Avenue of the Americas       1,430,000      1974       44         40,000             0         100.00%      N/A       N/A
   (E.Blockfront bit 45th/46th)
-----------------------------------------------------------------------------------------------------------------------------------
                                                                          30,928
12 1211 Avenue of the Americas       1,734,105      1973       45         64,083          118,725       93.15%    $20.00    $46.00
    (N.Side bit Fifth/Sixth to 58th)
-----------------------------------------------------------------------------------------------------------------------------------
   The McGraw-Hill Building                                               27,846
13 1221 Avenue of the Americas       2,200,000      1971       51         71,000          449,692       79.56%    $40.00    $55.00
   (Blockfront bit 48th/49th)
-----------------------------------------------------------------------------------------------------------------------------------
                                                                          35,757
14 1251 Avenue of the Americas       1,893,652      1971       54         57,000          485,336       74.37%    $44.00    $54.00
   (W.Blockfront bit 49th/50th)
-----------------------------------------------------------------------------------------------------------------------------------
   The Bertelsmann Building                                               17,730
15 1540 Broadway                       868,868      1990       44         65,000           20,000       97.70%    $50.00    $50.00
   (E.Blockfront bit 45th/46th)
-----------------------------------------------------------------------------------------------------------------------------------
                                                                          25,874
16 1585 Broadway                      1,220,732     1990       41         61,671             0         100.00%      N/A      N/A
   (W.Blockfront bit 47th/48th)
-----------------------------------------------------------------------------------------------------------------------------------
   The U.S. Trust Building                                               15,392
17 114 West 47th Street                 540,899     1989       26         21,381            8,471       98.43%    $42.00    $42.00
   (N.Side bit Sixth/Seventh to 46th)
-----------------------------------------------------------------------------------------------------------------------------------
   Equitable Tower                                                       11,750
18 787 Seventh Avenue                 1,429,610     1985       54         50,475           27,986       98.04%    $44.00    $44.00
   (E.Blockfront b/t 51st/52nd)
   The Center of Fifth                                                   14,000
-----------------------------------------------------------------------------------------------------------------------------------
19 575 Fifth Avenue                     481,300     1983       40         23,125             0         100.00%      N/A      N/A
   (S/E Corner 47th)
-----------------------------------------------------------------------------------------------------------------------------------
   Tower 49                                                              14,300
20 12 East 49th Street                  643,000     1984       45         15,250           62,571       90.27%    $36.00    $45.00
   (S.Side bit Madison/Fifth to 48th)
-----------------------------------------------------------------------------------------------------------------------------------
             TOTAL                   18,982,308                           19,124        1,294,037
            AVERAGE                     949,115     1982       42         37,303           64,702       93.18%    $39.40    $48.10
-----------------------------------------------------------------------------------------------------------------------------------

                                                              CUSHMAN &
                                                              WAKEFIELD
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

     The buildings that are competitive with the subject contain a total net rentable area of 19,592,499 square feet. The average overall occupancy rate for these buildings is 93.40 percent, compared to 91.36 percent for the Plaza District as a whole. The average minimum asking rent is $39.40, and the average maximum asking rent is $48.10. By averaging the data for these buildings it is possible to create an image of what a building that is competitive with the subject is like. The typical building would have an average net rentable area of 932,976 square feet; it would have 42 stories; and it would be of 1982 construction. The average minimum floor size would by 18,832 square feet, and the average maximum floor size would be 36,738 square feet. This typical building would have 61,621 square feet available.

     1325 Avenue of the Americas is located on West 53rd Street, midblock between Avenue of the Americas and Seventh Avenue. Built in 1989, the 34 story office tower contains 718,397 square feet of rentable office area. Current occupancy was reported at 98.35 percent with asking rents in the $43.00 per square foot range.

     1370 Avenue of the Americas, known as The Capital-EMI Building, is situated at the southeast corner of West 56th Street. Current occupancy stands at 88.87 percent with asking rental rates ranging from $38.00 to $47.00 per square foot for office space. The mortgage on the property was recently purchased by S.L. Green Real Estate for $55 million, reportedly as part of a proposed REIT.

     Tower 49, at 12 East 49th Street, was built in 1984 and contains 643,000 square feet of rentable office area. Current occupancy is 90.27 percent with asking rents ranging from $36.00 to $45.00 per square foot.

     The Deutsche Bank, located at 31 West 52nd Street, is a 30 story office tower completed in 1985 and containing 659,724 square feet of rentable office space. Currently there is no direct space available for rent. The owner, Deutsche Bank AG, purchased a 74 percent interest in 1997 from the partnership of Kuwaiti Investment & Hines Interests. Hines retains a 26 percent stake in the building. Additional major tenants include Odyssey Partners, Wasserstein Perrella, and Toronto Dominion Bank.

     The following office buildings presented in our survey are fully occupied and represent the allure of both recently constructed class A prime towers and mid-block "boutique" buildings: City Spire at 156 West 56th Street, The Deutsche Bank Building at 31 West 52nd Street, Avenue of the Americas Plaza at 125 West 55th Street, 1155 Avenue of the Americas, the HBO Building as 1100 Avenue of the Americas, as well The Center of Fifth at 575 Fifth Avenue. 1095 Avenue of the Americas was built in 1972 and is 100 percent occupied by NYNEX.

     Well known office towers highlighted in our survey, containing over one million square feet of rentable office space each, were constructed in the mid sixties to late eighties along Avenue of the Americas, Broadway, and Seventh Avenue and include: The W.R. Grace Building at 1114 Avenue of the Americas, The McGraw-Hill Building at 1221 Avenue of the Americas, The Equitable Tower at 787 Seventh Avenue, 1166 Avenue of the Americas, as well as 1211 Avenue of the Americas. 1585 Broadway, located between 47th and 59th streets, is owned and occupied by Morgan Stanley & Co. and presently 100 percent occupied. TrizecHahn Office Properties recently acquired a 49.9 percent interest in the W.R. Grace Building in a 2.7 million square foot portfolio consisting of 1114 Avenue of the Americas, 1411 Broadway, and 1460

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Broadway. Current occupancy of those buildings presented in our survey range from 74 to 100 percent with asking rental rates in the $20 to $55 per square foot range.

     The competitive buildings exhibited asking rental rates in the range of $31 to $60 per square foot. The lower rents relate primarily to larger blocks of lower floor space, while the higher end of the range is attributed to smaller blocks of tower floor space, some of which is located in superior buildings.

Directly Competitive Buildings

     Of the 20 buildings presented, four are considered to be directly competitive with the subject in terms of building classification, asking rents, rentable office area, and current occupancy. The following chart summarizes the relevant occupancy statistics for the four competitive buildings: 1155 Avenue of the Americas, 1177 Avenue of the Americas, 1540 Broadway, and 114 West 47th Street.

        ---------------------------------------------------------------------------------------------------
                                                  DIRECTLY COMPETITIVE BUILDINGS
        ---------------------------------------------------------------------------------------------------
        Property                                 Rentable Area         SF Available        % Occupied
        ---------------------------------------------------------------------------------------------------
        1155 Avenue of the Americas                   610,191                   0              100%
        1177 Avenue of the Americas                   960,050              76,700            92.01%
        1540 Broadway                                 868,868              20,000            97.70%
        114 West 47th Street                          540,899               8,471            98.43%
        ---------------------------------------------------------------------------------------------------
        TOTAL/AVERAGE                              2,980,008              105,171            96.47%
        ---------------------------------------------------------------------------------------------------


     The average asking rents for the buildings directly competitive with the subject range from $37.00 to $50.00 per square foot. Due to the superior views from the upper floors of some of the buildings it is not surprising that some of the asking rents are somewhat higher than those of the subject. The average occupancy rate for these four directly competitive buildings is 96.47 percent, compared to 93.40 percent for all of the buildings competitive with the subject, and 91.36 percent for the Plaza District as a whole.

             The first building considered to be directly competitive with the subject property is located directly to the east at 1155 Avenue of the Americas between West 44th and 45th streets. Constructed in 1983, the 41 story office tower contains 610,191 square feet of rentable office area and is fully occupied. Major tenants include White & Case, Pennie & Edmunds, Dow Jones & Company, as well as Forstmann & Company.

     Americas Tower at 1177 Avenue of the Americas is located one block to the north between West 45th and 46th streets and is considered to be directly competitive with the subject. The 50 story class A building was completed in 1992 and contains 960,050 square feet of rentable office area. Current occupancy stands at 92.01 percent with asking rental rates ranging from $37.00 to $55.00 per square foot. Major tenants include Price Waterhouse, Bank Hapoalim BM, Wausau Insurance, and American Home Assurance Company.

     Located one block to the north is The Bertelsmann Building at 1540 Broadway between West 45th and 46th streets. The 44 story office tower was constructed in 1990 and contains 868,868 square feet of rentable office area. Current occupancy was reported at 97.70 percent with asking rents in the $50.00 per square foot range. The building is owner occupied by Bertelsmann Property Inc. with the major tenant being the Bertelsmann Music Group and is considered to be directly competitive with the subject property.

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                                      -36-
                                                              CUSHMAN &
                                                              WAKEFIELD
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                                                  The Plaza Office District
--------------------------------------------------------------------------------

     The U.S. Trust Building is located two blocks directly to the north at 114 West 47th Street, midblock between Avenue of the Americas and Seventh Avenue. Completed in 1989, the 26 story building contains 540,899 square feet of rentable office area and is considered to be directly competitive with the subject property. The building is presently 98.43 percent occupied with asking office rents in the $42.00 per square foot range. Major tenants include U.S. Trust Co., Gordon Hurwitz Butowsky et al, Smith Newcourt, as well as Employers Reinsurance Corp.

Summary and Conclusions

     Upon considering the 20 buildings that are competitive with the subject, four buildings may be categorized as being directly competitive. Based upon their similar age, location, occupancy, and asking rents these buildings may be considered to be most similar to the subject. Although some of the 20 competitive buildings have higher asking rents than the subject, this is explained by the superior nature of newer, more modern buildings in the district as well as the premium paid for superior views from upper level floors.

     It is our opinion that the rents for the subject should be in the range of $30 to $35 per square foot. It is also our opinion that the subject should reach a stabilized occupancy rate above 95 percent.

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                                     [MAP]
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                                                        PROPERTY DESCRITION
--------------------------------------------------------------------------------

Site Description

Location:                          The site is located on the south side of
                                   West 45th Street between Avenues of the
                                   Americas and Seventh Avenue in the Plaza
                                   District of Midtown Manhattan

Shape:                             Rectangular

Land Area:                         15,565+/- square feet

Frontage:                          155' 0" on West 45th Street

Topography:                        Mostly at street grade

Street Improvements:               Curbing, sidewalks and street lights

Soil Conditions:                   We did not receive or review a soil
                                   report. However, we assume that the
                                   soil's load-bearing capacity is
                                   sufficient to support the existing
                                   proposed structure. We did not observe
                                   any evidence to the contrary during our
                                   physical inspection of the property. The tract's drainage appears to be adequate.

Utilities

     Water:                        City of New York

     Sewer:                        City of New York

     Electricity:                  Consolidated Edison

     Gas:                          Consolidated Edison

     Telephone:                    New York Telephone

Access: West 45th Street is a secondary westbound artery, while Avenue of the Americas is a major northbound boulevard and Seventh Avenue is a major southbound boulevard.

Land Use Restrictions:             We were not given a title report to
                                   review. We do not know of any easements, encroachments, or restrictions that would adversely affect the site's use.
                                   However, we recommend a title search to
                                   determine whether any adverse conditions exist.

Flood Hazard:                      According to Community Panel No.
                                   360497-0039 B, National Flood Insurance
                                   Rate Map, effective November 16, 1993,
                                   the subject property is in Flood Hazard
                                   Zone C and, therefore, does not require
                                   flood hazard insurance.

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Wetlands:                          We were not given a Wetlands survey. If
                                   subsequent engineering data reveal the
                                   presence of regulated wetlands, it could materially affect property value. We recommend a wetlands survey by a competent engineering firm.

Seismic Hazard:                    None

Site Improvements:                 The site is improved with a 40-story
                                   Class A office tower. The ground floor
                                   and basement are used for retail and
                                   garage space, respectively.

Comments:                          Overall, the subject site is a
                                   functional parcel well suited for its
                                   existing use.

Improvements Description

        The improvements consist of a 40-story (there is no thirteenth floor) Class A office tower containing a rentable area of 443,086+/- square feet. The property contains street level retail, below grade storage and garage as well as above grade office space. The following description of improvements was based upon our physical inspection of the property as well as information supplied by ownership.

General Description
     Year Built:                   1989

     Architects:                   Swanke Hayden Connell

     Net Rentable Area (Per Rent Roll)
      Above Grade Office Area:     425,871+/- square feet
      Retail Area:                 4,583+/- square feet
      Garage Area:                 9,732+/- square feet
      Storage Area:                2,900+/- square feet
      Total Rentable Area:         443,086+/- square feet

     Building Height:              40 stories

     Building Efficiency:          20% loss factor (estimated)

     Typical Floor Plate:          11,200+/- square feet (average)

Construction Detail:
     Foundation:                   Poured reinforced concrete columns,
                                   spread footings, slabs and perimeter
                                   walls.

     Framing:                      Reinforced concrete

     Ceiling Height:               Generally, finished ceiling heights are
                                   8 feet 6 inches in the office areas.

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                                                     ---------------------------

                                                       Property Description
--------------------------------------------------------------------------------

     Floors: Reinforced lightweight concrete flooring, generally covered with carpeting in the office area.

     Exterior Walls:               Fixed glass panels in metal frames with
                                   alternate courses of brick and stone
                                   facing.

     Roof Cover:                   Four-ply roofing with slag finish.

     Windows:                      Sealed tinted panels with metal frames.

     Pedestrian Doors:             Revolving and swinging glass doors with
                                   metal frames.

Mechanical Detail                  HVAC is provided by means of multiple
     HVAC:                         water cooled heat pump units distributed
                                   throughout each floor. Each unit is
                                   provided with a thermostat. The heat
                                   pumps are self-contained individual
                                   heating and cooling units and are placed at intervals along the building's perimeter.

     Plumbing:                     Assumed to be adequate for existing use
                                   and in compliance with local law and
                                   building codes.

     Electrical Service:           Assumed to be adequate for existing use
                                   and in compliance with local law and
                                   building codes.

     Elevator Service:             Nine high speed passenger elevators and
                                   one freight elevator in two elevator
                                   banks serving floors 2 through 11 and 14 through 40.

     Fire Protection:              Fully sprinklered. Assumed to be in
                                   compliance with local law.

Interior Detail                    The core of the building is located to
     Layout:                       the rear of each floor. The building
                                   features functional floor plates.

     Lobby: 14-story pedestrian plaza/atrium on the building east wall with line trees. Finished in granite stonework.

     Restrooms:                    Each floor is equipped with one mens and
                                   one womens restroom centrally located.
                                   The restrooms are fully equipped.

     Walls: Walls in the office areas are covered with drywall with vinyl wall coverings or paneling in some office areas.

     Ceilings:                     The majority of the ceilings are
                                   suspended acoustical tile.


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

     Lighting:                     A combination of fluorescent and incandescen
                                   lighting fixtures.

Hazardous Materials:               We are not aware of any potentially
                                   hazardous materials (such as
                                   formaldehyde foam insulation, asbestos
                                   insulation, radon gas emitting
                                   materials, or to their potentially
                                   hazardous materials) which may have been used in the construction of the improvements. However, we are not qualified to detect such materials and urge the client to employ an expert in the field to determine if such hazardous materials are thought to exist.

Improvements Disclaimers

Americans With Disabilities Act:   The Americans With Disabilities Act
                                   (ADA) became effective January 26, 1992.
                                   We have not made, nor are we qualified
                                   by training to make, a specific
                                   compliance survey and analysis of this
                                   property to determine whether or not it
                                   is in conformity with the various
                                   detailed requirements of the ADA. It is
                                   possible that a compliance survey and a
                                   detailed analysis of the requirements of the ADA could reveal that the property is not in compliance with one or more of the requirements of the Act. If so, this fact could have a negative effect upon the value of the property. Since we have not been provided with the results of a survey, we did not consider possible non-compliance with the requirements of
                                   ADA in estimating the value of the
                                   property.

Site Improvements
     On-Site Parking:              45 car garage is located in the basement of
                                   the building.

     Landscaping:                  Live trees in building atrium.

Physical Condition:                The quality of the subject improvements
                                   is rated good. The layout and functional plan are adequate. The building is 8 years old, and in good condition. The normal life expectancy of a building of this type is 45 years. Its effective age is 8 years and its estimated remaining economic life is 37 years.

                                   We did not inspect the roof of the
                                   building or make a detailed inspection
                                   of the mechanical systems. The
                                   appraiser, however, are not qualified ot render an opinion as to the adequacy or condition of these components. The client is urged to retain an expert in this field if detailed information is needed about the adequacy and condition of mechanical systems.

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                                        REAL PROPERTY TAXES AND ASSESSMENTS
--------------------------------------------------------------------------------

     The 1997/98 assessments for the property are as follows:

                                        Actual             Transitional

Land                                  $ 4,950,000           $ 4,950,000
Improvements                          $32,715,000           $30,208,000
                                      -----------           -----------
Total                                 $37,665,000           $35,158,000

Tax Rate                              $10.164/$100 of assessed value

Taxes                                 $ 3,828,271           $ 3,573,459


     The 1996/1997 tentative assessments for the property are as follows:

                                        Actual             Transitional

Land                                  $ 4,950,000           $ 5,310,000
Improvements                          $35,145,000           $30,389,000
                                      -----------           -----------
Total                                 $40,095,000           $35,699,000

Tax Rate                              $10.252/$100 of assessed value

Taxes                                 $ 4,110,539           $ 3,659,861

     Real estate taxes in New York City are normally the product of the transitional assessed value times the tax rate, for the fiscal year July 1 through June 30 (payable July 1 and January 1). The transitional assessed value is based on a five year phase-in of actual assessed value. If the actual assessed value is lower than the transitional assessed value for that year, the actual assessed value is multiplied by the tax rate to determine the tax.

     In the case of the subject property, the transitional assessed value is less than the actual assessed value. Our tax projection for the subject property, therefore, is based upon the 1996/97 and 1997/98 transitional assessments for calendar year 1997 as follows:

           1997/98 Fiscal Taxes $3,573,459 @ 50% =             $1,786,730
           1996/97 Fiscal Taxes $3,659,861 @ 50% =             $1,829,930
                                                               ----------
           1997 Calendar Year Taxes                            $3,616,660

As can be seen from the previous summary of tax liability, the subject property's taxes remained essentially unchanged from 1997/98. In an effort to evaluate the fairness of the subject's current assessed value and future prospects for a change in the assessment, we have 1) compared the most recent assessments (land and building) to that of other similar properties, 2) compared the assessment to the market value estimate concluded in this report, and 3) considered the potential for future changes in the assessed value of the subject property.

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                                                              WAKEFIELD
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                                          Real Property Taxes and Asesments
--------------------------------------------------------------------------------

     Listed below is a summary chart of the 1997/98 assessments for three properties considered to have varying degrees of comparability to the subject property.


=============================================================================================================
  No.                                       Year       Rentable         Land            Total        Taxes/
                    Property               Built         Area           A.V.            A.V.           SF
=============================================================================================================
   1       1370 Avenue of the Americas      1971       293,674       $ 9,900,000     $23,850,000     $8.25
-------------------------------------------------------------------------------------------------------------
   2       1095 Avenue of the Americas      1972       840,000       $31,500,000     $63,000,000     $7.62
-------------------------------------------------------------------------------------------------------------
   3          114 West 47th Street          1989       540,899       $11,340,000     $48,132,000     $9.04
=============================================================================================================

     Our survey of comparable primary office buildings which contain primary office space, indicates taxes ranging from $7.62 to $9.09 per square foot. The average taxes of the three comparables is $8.30 per square foot. This compares with the subject's 1997 calendar year tax liability of $8.16 per square foot.

     In analyzing the three comparables, it is clear that Comparable No. 3, at 114 West 47th Street, is the most similar in terms of size. This building is substantially occupied at moderately high rents. Comparable No. 1 is at the low end of the range partially owning to its age. Comparable No. 2 is generally comparable to the subject property, although the building size is larger than the subject property.

     The three tax comparables indicate a fairly consistent pattern of tax liability for office buildings located in the immediate vicinity of the subject property. These properties indicate, occupancy rates which are similar to the subject property. The tax comparables are in the range of the subject property's 1997 calendar year taxes, indicating that the property is fairly assessed based upon an analysis of competing buildings.

     As will be discussed later within this report, we have concluded an "as is" market value estimate of $95,000,000 for the subject property. The 1997/98 transitional assessed value of $35,158,000 is equivalent to 37 percent of market value. This assessment/sale price ratio is below the range of acceptable ratios found for similar buildings in this marketplace.

     ICIP Tax Abatement

     Under provisions of Local Law 71, Chapter 56A, Section 1322(B), as amended on October 9, 1984, the subject property was located in a property tax deferral area at the time of its construction. The tax deferral, in the form of the Industrial and Commercial Incentive Plan was defined as follows:

     For the first three years following the issuance of a Certificate of Occupancy, the tax payment on 100 percent of the exemption base shall be deferred (exemption base means the portion of assessed value of improvements made since eligibility of deferral and before the fourth taxable year following such eligibility).

     For the following four tax years, the tax payment on a percentage of the exemption base beginning at 80 percent thereof in the fourth tax year and decreasing by 20 percent each year shall be paid subsequently over the course of ten years as follows:

     Commencing in the eleventh tax year following the issuance of the Certificate of Eligibility, through and including the twentieth tax year following such issuance, an amount equal to 10

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                                                              WAKEFIELD
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                                    Tower 45

                          ICIP Tax Deferral Projection

                     EXEMPTION      TOTAL AV         %        DEFERRED     TAXABLE                     TAXES          TAXES
 YEAR     TAX YEAR      BASE     BEFORE DEFERRAL  DEFERRED       AV           AV         TAX RATE      PAID          DEFERRED
 ----     --------  -----------  ---------------  --------  -----------   ----------      --------   ---------       --------
 1988     1988/89    $2,000,000    $6,467,000        100%    $2,000,000   $4,467,000       $9.582     $428,028       $191,640
 1989     1989/90   $24,000,000   $29,292,000        100%   $24,000,000   $5,292,000       $9.539     $504,804     $2,289,360
 1990     1990/91   $33,750,000   $39,800,000        100%   $32,950,000   $6,850,000      $10.004     $685,274     $3,296,318
 1991     1991/92   $33,750,000   $35,000,000         80%   $27,000,000   $8,000,000      $10.631     $850,480     $2,870,370
 1992     1992/93   $33,750,000   $34,000,000         60%   $20,250,000   $1,3750000      $10.698   $1,470,975     $2,166,345
 1993     1993/94   $33,750,000   $31,500,000         40%   $13,500,000  $18,000,000      $10.724   $1,930,320     $1,447,740
 1994     1994/95   $33,750,000   $32,625,000         20%    $6,750,000  $25,875,000      $10.608   $2,744,820       $716,040
 1995     1995/96   $33,750,000   $34,025,000          0%            $0  $34,025,000      $10.402   $3,539,281             $0
                                                                                                   -----------    -----------
                                                                                                   $11,725,953    $12,977,813

                                                                                  10 YEAR ANNUAL PAYBACK AMOUNT
                                                                                 BEGINNING IN 1996/99 TAX YEARS    $1,297,781








                          ICIP                                                                 ANNUAL
 YEAR          TAX YEAR  PERIOD       LAND AV      BUILDING AV    TOTAL AV       TAX RATE     PAYBACK
 ----          --------  ------       -------      -----------    --------       --------     -------
 1996          1996/97      9         $5,310,000    $30,389,000    $35,699,000    $10.252             $0

 1997          1997/98     10         $4,950,000    $30,208,000    $35,158,000    $10.164             $0

 1998          1998/99     11         $5,049,000    $30,812,160    $35,861,160    $10.316     $1,297,781

 1999          1999/00     12         $5,149,980    $31,428,403    $36,578,383    $10.471     $1,297,781

 2000          2000/01     13         $5,252,980    $32,056,971    $37,309,951    $10.628     $1,297,781

 2001          2001/02     14         $5,358,039    $32,698,111    $38,056,150    $10.788     $1,297,781

 2002          2002/03     15         $5,465,200    $33,352.073    $38,817,273    $10.950     $1,297,781

 2003          2003/04     16         $5,574,504    $34,019,114    $39,593,618    $11.114     $1,297,781

 2004          2004105     17         $5,685,994    $34,699,497    $40,385,491    $11.280     $1,297,781

 2005          2005/06     18         $5,799,714    $35,393,487    $41,193,201    $11.450     $1,297,781

 2006          2006/07     19         $5,915,708    $36,101,356    $42,017,065    $11.621     $1,297,781

 2007          2007/08     20         $6,034,022    $36,823,383    $42,857,406    $1l.796     $1,297,781

 2008          2008/09                $6,154,703    $37,559,851    $43,714,554    $11.973             $0

 2009          2009/10                $6,277,797    $38,311,048    $44,588,845    $12.152             $0

 2010          2010/l1                $6,403,353    $39,077,269    $45,480,622    $12.335             $0

 2011          2011/12                $6,531,420    $39,858,814    $46,390,234    $12.520             $0

 2012          2012/13                $6,662,048    $40,655,991    $47,318,039    $12.707             $0

 2013          2014/15                $6,795,289    $41,489,111    $48,264,400    $12.898             $0





           -----------------FISCAL YEAR-----------------   ---CALENDAR YEAR----
            PAYABLE                 PAYABLE                 PAYABLE
             TAXES                  TAXES                    TAXES
 YEAR       w/o ICIP     PER RSF    w/ICIP      per RSF     w/ ICIP     per RSF
 ----       --------     -------    ------      -------     -------     -------
 1996      $3,659,861     $8.26    $3,659,861    $8.26     $3,599,571    $8.12

 1997      $3,573,459     $8.06    $3,573,459    $8.06     $3,616,660    $8.16

 1998      $3,899,602     $8.35    $4,997,384   $11.28     $4,285,421    $9.67

 1999      $3,830,198     $8.64    $5,127,979   $11.57     $5,062,682   $11.43

 2000      $3,965,404     $8.95    $5,263,185   $11.88     $5,195,582   $11.73

 2001      $4,105,383     $9.27    $5,403,164   $12.19     $5,333,175   $12.04

 2002      $4,250,303     $9.59    $5,548,084   $12.52     $5,475,624   $12.36

 2003      $4,400,339     $9.93    $5,698,120   $12.86     $5,623,102   $12.69

 2004      $4,555,671    $10.28    $5,853,452   $13.21     $5,775,786   $13.04

 2005      $4,716,488    $10.64    $6,014,267   $13.57     $5,933,860   $13.39

 2006      $4,882,978    $11.02    $6,180,759   $13.95     $6,097,513   $13.76

 2007      $5,055,347    $11.41    $6,353,128   $14.34     $6,266,944   $14.14

 2008      $5,233,801    $11.81    $5,233,801   $11.81     $5,793,464   $13.08

 2009      $5,418,554    $12.23    $5,418,554   $12.23     $5,326,177   $12.02

 2010      $5,609,829    $12.66    $5,609,829   $12.66     $5,514,191   $12.44

 2011      $5,807,856    $13.11    $5,807,856   $13.11     $5,708,842   $12.88

 2012      $6,012,873    $13.57    $6,012,873   $13.57     $5,910,364   $13.34

 2013      $6,225,127    $14.05    $6,225,127   $14.05     $6,119,000   $13.81

                                                              CUSHMAN &
                                                              WAKEFIELD
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                                                     VALUATION ADVISORY SERVICES
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percent of the total amount of tax payments deferred pursuant to this section shall be added to the amount of tax otherwise assessed and payable each such tax year on the property subject to such deferral.

     The following table shall illustrate the computation of deferral and payment of taxes for commercial construction work in the deferral area.

        Tax Year Following Date of
        Insurance of Certificate of                Amount of Tax payments
                Eligibility                        To Be Deferred or Paid

     ---------------------------------      -----------------------------------
                1 through 3                  Deferral of tax payment on 100% of
                                             the exemption base

                     4                       Deferral of tax payment on 80% of
                                             the exemption base

                     5                       Deferral of tax payment on 60% of
                                             the exemption base

                     6                       Deferral of tax payment on 40% of
                                             the exemption base

                     7                       Deferral of tax payment on 20% of
                                             the exemption base

               8 through 10                  No tax payments are to be deferred
                                             and no deferral tax payments are
                                             required to be made.

               11 through 20                 Payment each year of 10% of total
                                             dollar amount of tax payments
                                             deferred pursuant to this chapter.

     The table on the facing page summarizes our estimate of tax liability for the eleven year projection period. Key assumptions in our analysis are as follows: a) tax rate increase of 1 percent annually; b) assessed valuation increase of 2 percent annually.

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                                      MAP

                                                              CUSHMAN &
                                                              WAKEFIELD
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                                                                      ZONING
--------------------------------------------------------------------------------

     The city zoning map showing 120 West 45th Street and the immediate vicinity may be found on the facing page.

     The property is zoned C6-5.5. The C6-5.5 designation is classified within the Restricted Central Commercial District. This zoning designation is defined by the City Planning Commission as follows:

     "These districts are designed to provide for the wide range of retail, office, amusement service, custom manufacturing, and related uses normally found in the central business district and regional commercial centers but to exclude non-retail uses which generate a large volume of trucking."

     The C6-5.5 zoning district has a maximum floor area ratio which governs building size of 12 times the lot area. Our estimate of the maximum permitted building bulk for this site under the zoning code designation is as follows:

                  Floor Area Ratio:    12 "as-of-right"
                  Land:                15,565+/- square feet
                  Calculation:         12 x 15,565 = 186,780 square feet

     Permitted uses in the C6 designation include light retail uses, office uses and residential uses. The property is located in the Special Midtown District which is a special purpose district designed to promote and protect public health, safety and general welfare. The subject property is currently improved with a 443,086+/- square foot commercial office building with ground floor retail and commercial uses. The developer of the subject property leased 124,000+/- square feet of Transferable Development Rights (TDR's) "air rights" from the adjacent Belasco Theater prior to construction. The maximum FAR of the area was "down zoned" in 1988. Although commercial office uses with attendant retail are permitted on the site, the existing structure exceeds the current " as of right" density limitation and represents a pre-existing, legal, non-conforming use for the site.

     We know of no deed restriction, private or public, that further limits the subject property's use. The research required to determine whether or not such a restriction exists, however, is beyond the scope of this appraisal assignment. Deed restrictions are a legal matter and only a title examination by an attorney or title company can usually uncover such restrictive convenants. Thus, we recommend a title search to determine if any such restrictions do exist.

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                                                            Highest And Best Use
--------------------------------------------------------------------------------

Highest and Best Use of Site as Though Vacant

     According to the Dictionary of Real Estate Appraisal, Third Edition (1993), a publication of the Appraisal Institute, the highest and best use of the site as though vacant is defined as:


     Among all reasonable, alternative uses, the use that yields the highest present land value, after payments are made for labor, capital, and coordination. The use of a property based on the assumption that the parcel of land is vacant or can be made vacant by demolishing any improvements.

     Our initial consideration of the subject site as vacant concerns the land uses which are physically possible on the subject parcel. The subject site contains approximately 15,565+/- square feet (0.36 acres) of land, with frontage along West 45th Street. The size and configuration of the site is felt to provide a suitable land use and/or development potential for a wide variety of possible and ordinary downtown-oriented land uses. Access and exposure are felt to be excellent for office and ground floor retail uses. Municipal utilities would adequately provide for nearly all uses. Street improvements are also adequate. Therefore, the physical characteristics of the subject site provide for a wide range of potential land uses.

     Secondly, we must consider land uses which are legally permissible based upon the prevailing zoning and land use ordinances. The subject's zoning classification permits development of office, retail, and service related uses. Office uses with a ground level retail component are consistent with the overall development of the area.

     Lastly, we have considered possible land uses which would be financially feasible and which would produce the highest net return. As noted in our above discussion, office and retail uses are felt to be the most appropriate land use for the subject site. Vacancy rates of Midtown Manhattan are still comparatively lower than the average vacancy rates of other large U.S. major cities by comparison. For example, Atlanta, Chicago and Los Angeles all report downtown commercial business district office vacancy rates of 20.8, 15.6, and 24.4 percent, respectively, with an average vacancy statistic of 20.27 percent, which exceeds Midtown Manhattan's overall total vacancy rate of 10.5 percent, as of the second quarter of 1997.

     Several features of the subject property indicate that office use is the highest and best use of the subject property. First, the address of the subject, within Midtown Manhattan, is one which offers a level of prestige to office tenants. In addition, the subject is located within the Plaza Office District, with access to most transportation hubs.

     Based on the above, we have concluded that the highest and best use of the subject, as vacant, is as an office building with ground floor retail and below grade storage space, once market conditions warrant new construction.

     Highest and Best Use of Property as Improved

     According to the Dictionary of Real Estate Appraisal, highest and best use of the property as improved is defined as:

     The use that should be made of a property as it exists. An existing property should be renovated or retained so long as it continues to contribute to the total market value of the property, or until the return from a new improvement would more than offset the cost of demolishing the existing building and constructing a new one.

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                                                      Highest and Best Use
--------------------------------------------------------------------------------

     Unlike the previous analysis of the subject site as vacant, this analysis considers the subject property as currently improved with an evaluation as to the physical, legal, and financial appropriateness of the existing land use.

     Relative to physical considerations, the subject site has been improved with the existing office structure and, based upon our observation, there are no apparent physical factors such as soils, drainage, or other site characteristics that would adversely affect the continued utility and/or existence of the subject improvements.

     In relation to the legal considerations, the subject site, as presently improved, represents a legal, conforming use. Lastly, in consideration of an appropriately supported and financially feasible land use, the use of the subject improvements is considered to contribute in an economic manner to the subject site. Occupancy levels at properties comparable to the subject property are higher than most Class A office buildings in Midtown Manhattan. We believe the average occupancy of comparable buildings is currently stabilized, which is generally considered to indicate market feasibility.

        Therefore, based on the subject's location and physical appeal, it is our opinion that the subject property, as it is utilized, represents the highest and best use of the site as improved with a Class A multi-tenanted office building with retail and storage.
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                                                          VALUATION PROCESS
--------------------------------------------------------------------------------

     In this appraisal, we have used the Sales Comparison Approach and the Income Capitalization Approach to develop a market value estimate.

     The Cost Approach was not performed for the following reasons:

     o This approach is more relevant for new construction or where sufficient information is available to reasonably estimate the replacement cost new of the improvements and land.

     o The investment marketplace does not typically trade buildings such as the subject on a cost/value basis, particularly in markets where it is generally perceived that cost exceeds value.

     o The subjectivity of accurately estimating accrued depreciation of the existing improvements significantly limits the reliability of this approach.

     In the Sales Comparison Approach, we performed the following steps:

     o Searched the market for recent office building sales within Midtown Manhattan, which contain similar physical and economic characteristics to the subject property.

     o Analyzed differences between those sales and the subject on the basis of the (sales price per square foot, net income multiplier) and extracted (overall capitalization rates, gross income multipliers).

     o Correlated the various value indications into a point value estimate from within the range.

     In developing the Income Capitalization Approach, we:

     o Studied rents in effect in the immediate and competing areas to estimate potential rental income at market levels for office, retail, garage and storage uses.

     o Studied the recent history of operating expenses at the subject property and competing properties to estimate an appropriate level of stabilized expenses and reserves for replacement.

     o Estimated net operating income by subtracting stabilized expenses from potential gross income after deduction for vacancy and collection loss.

     o Prepared a discounted cash flow analysis in which the estimated income and expenses over a projected holding period, and the estimated property value at the time of reversion, are discounted at an appropriate rate to estimate present market value.

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

                                                          Valuation Process
--------------------------------------------------------------------------------

     In estimating the final value, we performed the following:

     o Reviewed and re-examined each of the approaches to value which were employed.

     o Considered the type and reliability of the data used and applicability of each approach.

     o    Reconciled the approaches to a final value conclusion.

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

                                                  SALES COMPARISON APPROACH
--------------------------------------------------------------------------------

Methodology

     In the Sales Comparison Approach, we estimated value by comparing this property with similar, recently sold properties in the surrounding or competing area. Inherent in this approach is the principle of substitution, which holds that when a property is replaceable in the market, its value tends to be set at the cost of acquiring an equally desirable substitute property, assuming that no costly delay is encountered in making the substitution.

     The most widely-used and market-oriented unit of comparison for properties such as the subject is the sales price per net rentable square foot and overall capitalization rate (OAR). All comparable sales were analyzed on these bases. We present on the following facing page a summary of the improved properties that we compared with the subject property. Detail sheets describing these sales can be found in the Addenda.

Overview

     We have researched the market for sales of properties similar in size, vintage, class, condition and in proximity to the subject. We have analyzed sales of properties that sold fully tenanted or stabilized and those that sold substantially vacant to owner/users.

     The nature of the subject property is such that its appeal as an investment is not limited to a specific geographic area. The subject property would be a high profile investment and prospective purchasers could be regional, national, or international investors. As such, our search for data has been expanded to include all of New York City.

     Over the past 12 to 24 months, the Midtown Class A office market has shown signs of improvement. In general, rents have increased and concession packages have decreased as positive net absorption is taking place in most sub-markets. In terms of the investment market, demand is primarily being generated by institutional investors including several large REITs, pension funds, European and Asian investors and opportunistic investors such as vulture funds stimulated in an effort to capture current sale prices before they are perceived to rise.

     In the last six to twelve months, there have been a number of sales of Class A buildings to real estate investment trusts such as Boston Properties, Vornado Realty Trust and Cornerstone Properties. Other domestic investors, such as Cohen Brothers Realty Corporation, have also been active. These investors are driven by solid cash flow, the lack of new office building construction, and the widely held perception that there is a two to three year window of rising rents fueled by economic prosperity and diminished supply. Overall capitalization rates are in the 8 to 10 percent range.

     The Sales Comparison Approach is used to identify trends and investigate particular investment motivations of purchasers. Investment criteria can be identified in the form of overall rates and yield requirements which allow the valuation to be reflective of prevailing investment market mentality expressed through the price per square foot of net rentable area. Once established, market requirements are utilized as a guide to the assumptions employed within our income analysis.

     Exhibited on the following facing page is the summary chart of five recent sales of office buildings that we have compared to the subject property. All of the comparables exhibited are located within Manhattan, New York. All of the sales are located in the various Midtown office district, sub-markets.

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

-------------------------------------------------------------------------------------------------------------------------------
          Property Name                 Land Area Net Rentable   Year   No.    Sale  Grantor/
No.       Location                        (SF)     Area (SF)     Built Stories  DAte  Grantee                        Price
-------------------------------------------------------------------------------------------------------------------------------
1         280 PARK AVENUE                                                             Sablons Investors c/o BT/
          Btwn 48th & 49th Streets      78,813      1,374,478    1962    28   Sep-97  Boston Properties           $321,250,000
          New York, New York

-------------------------------------------------------------------------------------------------------------------------------
2         505 PARK AVENUE                                                             First Park Associates
          N/E/C 59th Street             10,544        190,893    1949    22   Jul-97  Gloious Sun                  $48,000,000
          New York, New York
-------------------------------------------------------------------------------------------------------------------------------
3         155 EAST 57TH STREET                                                        LA Fire, Police, TX State    Leasehold
          N/W/C Lexington Avenue        26,676         412,436   1988    32   Jun-97  Teachers, GE Capital, Al    $120,000,000
          New York, New YOrk                                                          Cohen Bros. Realty
-------------------------------------------------------------------------------------------------------------------------------
4         90 PARK AVENUE                                                              Sumitomo Trust
          Btwn East 39th & 40th Sts.    38,032         877,889   1964    41   Apr-97  Vornado Realty Trust        $185,000,000
          New York, New York
-------------------------------------------------------------------------------------------------------------------------------
5         527 MADISON AVENUE                                                          527 MAdison Holdings-
          SEC East 54th street          12,678         201,148   1966    26   Feb-97  Louis Dreyfus Corp/          $67,000,000
          New York, New York                                                          Cornertone Properties
-------------------------------------------------------------------------------------------------------------------------------
TOTALS & AVERAGES                       32,949         611,364   1970    30
-------------------------------------------------------------------------------------------------------------------------------





------------------------------------------------------------------------------------------------------------------------------------
          Property Name                                            Occupancy
No.       Location                    Price/NRA    N0I/SF    OAR    at Sale   Financing     Comments
------------------------------------------------------------------------------------------------------------------------------------
1         280 PARK AVENUE                                                                   Boston Properties REIT purchased the
          Btwn 48th & 49th Streets      $233.73    $9.99    4.27%     80%     All Cash      proper structures built in 1961 and 1976
          New York, New York                               10.87%                           The first year OAR is 4.29% increasing
                                                                                            to 10.49% in the second year.
------------------------------------------------------------------------------------------------------------------------------------
2         505 PARK AVENUE                                                                   Well located boutique sold to Hong
          N/E/C 59th Street             $251.45   $20.89    8.23%     97%     All Cash      Kong Investors.
          New York, New York
------------------------------------------------------------------------------------------------------------------------------------
3         155 EAST 57TH STREET                                                              This building is subject to a 121 year
          N/W/C Lexington Avenue        $290.95   $26.67    9.17%     92%     All Cash      ground lease. It has 26,975 SF of
          New York, New YOrk                                                                available space.
------------------------------------------------------------------------------------------------------------------------------------
4         90 PARK AVENUE                                                                    Vornado Realty Trust purchased the
          Btwn East 39th & 40th Sts.    $210.74   $22.23   10.60%     83%     See Comments  mortgage on this propeerty following the
          New York, New York                                                                threat of foreclosure by Sumitomo.
------------------------------------------------------------------------------------------------------------------------------------
5         527 MADISON AVENUE                                                                Modern Class A building with small floor
          SEC East 54th street          $333.09   $36.44   10.94%     88%     All Cash      plates. Good retail space, high office
          New York, New York                               10.80%                           rent pro-forma.
------------------------------------------------------------------------------------------------------------------------------------
TOTALS & AVERAGES                       $263.99   $23.20    9.01%     88%
------------------------------------------------------------------------------------------------------------------------------------


PRICE/NRA SUMMARY: LOW        $210.74
                   HIGH       $333.09
                   ------------------
                   MEAN       $263.99
                   MEDIAN     $251.45
                                                              CUSHMAN &
                                                              WAKEFIELD
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

                                                       Sales Comparison Approach
--------------------------------------------------------------------------------

     The sales occurred between February 1997 and September 1997. The buildings are relatively new or renovated being built between 1949 and 1988. The comparables consist of large Class A office buildings in Class A locations. They range in height from 22 to 41 stories and in size from a low of 201,148+/- rentable square feet to 1,374,476+/- square feet of net rentable area.

     Comparability in both physical and economic characteristics are the most important criteria in analyzing the comparable sales in relation to the subject property. However, it is also extremely important to recognize the fact that such office buildings are distinct entities by virtue of age and design, visibility and accessibility, the market segmentation created by the tenant mix and the competency of management. The comparable sales reflect differences in age and the layout of the physical structure, as well as rent roll and occupancy which dramatically effect the value of a building.

     The gross sale prices of the comparables range from a low of $48.0 million to a high of $321.25 million. The unadjusted unit sale prices range from a low of $210.74 to a high of $333.09 per rentable square foot. The wide range in unit prices is due to the actual or potential income profiles of the various properties. The buildings that have some vacancy and have low income profiles generally establish unit prices toward the low end of the range while the properties that are encumbered by lease agreements and have high potential income profiles generally establish the high end of the unit price range. The mean sale price of the sales exhibited is $263.99 per square foot while the median price is $251.45 per square foot of net rentable area.

Analysis of Sales Price per Square Foot

     The sales listed on the chart show a relatively narrow range in unit prices per square foot when considering the varying magnitudes of the properties. Age and occupancy of the buildings have a significant impact on the varying unit prices. While these unit rates implicitly contain both physical and economic factors effecting the real estate, these statistics do not explicitly convey many of the details surrounding a specific property. Therefore, a single index to the valuation of the subject property has limited direct application in this case.

     Alternatively, the overall capitalization rate (OAR) is the direct relationship between the net operating income generated by the real estate in the initial year of an investment and the asset's price/value in the marketplace. Overall rates can be affected by any debt which might be incorporated into the capital structure of the investment. Overall rates are also affected by the existing leasing schedule at a specific property, the strength or weakness in the local rental market for that type of real estate, and the risk/return characteristics of comparative investments. Gross income multipliers (GIM) show the relationship between the property's total gross income and sale price. We have not included the various GIMs on our summary chart.

     Not surprisingly, the investment criteria for these buildings also vary. The overall capitalization rates which have been extracted from the comparable office building sales range from a low of 4.27 percent to a high of 10.94 percent based on actual and/or projected first year incomes. The low end of the overall rate range is generally established by the buildings that were below stabilized occupancy. The high end of the stabilized rate range is established by an investor building with stabilized occupancy.

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                                                  Sales Comparison Approach
--------------------------------------------------------------------------------

     The major elements of comparison for an analysis of this type include the financial terms incorporated into a particular transaction, the conditions or motivations surrounding the sale, changes in market conditions since the sale, the location of the real estate, its physical and functional traits and the economic characteristics of the property. Advantageous financing terms or peculiar conditions of sale must first be adjusted to reflect a normal market transaction. Then, changes in market conditions must be accounted for, thereby creating a time adjusted normal unit of comparison.

     In this analysis we have not attempted to make quantitative adjustments; however, subjective adjustments have been made for location, the physical and functional traits (size and utility), and the economic conditions (market conditions) in order to generate an adjusted unit range which is appropriate for comparison to the subject property.

     The sales occurred between February 1997 and September 1997. We have considered changing market conditions in the New York City area since their dates of sale. Market research indicates that commercial and institutional grade property values in the New York City area have increased since 1993 and 1994. During 1995, the sales market continued to stabilize as more, smaller transactions were recorded. Active marketing and the sale of investment grade properties has continued through 1996 with some of the highest valued transactions occurring in 1997. As all of our comparable sales occurred between February 1997 and the present, no adjustments for changing market conditions are warranted as we believe the sales are reflective of the current market.

Analysis of Sales

     Comparable Sale No. 1 is located at 280 Park Avenue between East 48th and 49th Streets. The property was sold in September 1997 for a reported price of $321,250,000. The buyer was Boston Properties, a publicly traded REIT. The building contains 1,374,476 square feet of rentable area and was built in 1962. The property was reportedly 80 percent occupied at the time of sale. A portion of the building remains to be leased and capital improvement work is felt necessary. According to industry sources, sales price reflects an overall rate of 4.29 percent in the first year of the investment holding period. This return will increase the 10.86 in the second year as vacant space, in pending deals, is leased. The sales price equates to $233.73 per square foot.

     Comparable Sale No. 2 is located at 505 Park Avenue at the northeast corner of East 59th Street. The property was sold in July 1997 for a reported price of $48,000,000. The buyer was Glorious Sun, a Hong Kong based investment firm. The building contains 190,893+/- square feet of rentable area and was built in 1949. The property was in good condition at the time of sale and was reportedly 97 percent occupied. According to industry sources, the sales price reflects an overall rate of 8.23 percent based upon the first year's pro forma income. The sales price equates to $251.45 per square foot.

     Comparable Sale No. 3 is located at 135 East 57th Street at the northwest corner of Lexington Avenue. The property's leasehold interest sold in June 1997 for a reported price of $120,000,000. The buyer was Cohen Brothers Realty Corporation. The building contains 412,436+/- square feet of rentable area and was built in 1988. The property was reportedly 92 percent occupied at the time of sale, although a major tenant, ING Capital, is expected to vacate the building shortly. According to industry sources, the sales price reflects an overall

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                                                  Sales Comparison Approach
--------------------------------------------------------------------------------

rate of 9.17 percent based upon the first year's pro forma income. The sales price equates to $290.95 per square foot.

     Comparable Sale No. 4 is 90 Park Avenue which is located between East 39th and East 40th Streets. The mortgage note was sold in April 1997 for a reported price of $185,000,000. The buyer was Vornado Realty Trust, a publicly traded REIT. After the sale, Vornado negotiated a settlement with the owner of the property, Howard Kaskel. The building contains 877,869 square feet of rentable area and was built in 1964. The property was 83 percent occupied as of the date of sale. The mortgage note sale reflects an overall rate of 10.6 percent based on first year's pro forma income. The sales price equates to $210.74 per square foot.

     Comparable Sale No. 5 is located at 527 Madison Avenue at the southeast corner of East 54th Street. The property was sold in March 1997 for a recorded price of $67,000,000. the building contains 201,148+/- square feet of net rentable area and was built in 1986. The building was anchored by a foreign Japanese bank at the time of sale with approximately 36 percent of the rental office space. The anchor tenant lease was to expire in 2001. Approximately 20 to 25 percent of the office space was due for renewal in 1997. According to a banker financing the sale, the buyer's purchase price and pro-forma implied an overall rate of 10.8 percent. The sale price equates to $333.09 per square foot.

     As noted by the summary of comparables, the sales reflect a range in price per square foot indicators from a low of $210.74 per square foot to a high of $333.09 per square foot. The mean price per square foot exhibited by the comparables was calculated to be $263.99 per square foot and the median price per square foot is $251.45. The low end of the unit price range is established by Sale No. 4. Sale No. 4 represents a mortgage note sale in the Grand Central District. This building represented a problem loan for the seller.

     The high end of the unit price range is established by Sale No. 5. Sale No. 5 is the smallest and one of the newest buildings exhibited. It is located in the prime Madison Avenue corridor. Sale No. 1 is the large, well located former Bankers Trust headquarters. Sale No. 2 is a small, albeit well located boutique building and Sale No. 3 is a leasehold transaction of a modern building in a good, although slightly less than prime, location. This sale requires upward adjustment to account for the purchase of a leasehold estate.

     The reported and derived overall capitalization rates range from 4.27 percent to 10.94 percent based on projected and/or actual net operating incomes. As displayed, the price per square foot indications vary due to variations in site location, exposure, improvement design, quality, condition and age as well as the image of the property, nature of tenancies, length of lease terms and, most importantly, the level and quality of the net income stream.

     The most comparable sales to the subject property are those with good locations and average income profiles. The subject property has a potential gross income profile in line with many of the comparables. Rents in the Plaza office district are estimated to be $41.32 per square foot.

Comparing Properties Based on NOI per Square Foot

     Another market measure compares the net operating income (NOI) per square foot of the property appraised with the NOI per square foot of the comparison. If the properties are truly comparable in terms of occupancy, operating expense ratio and stability of income stream, then

--------------------------------------------------------------------------------
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                                                              WAKEFIELD
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

this can be an effective method of analysis. It is, in effect, the same thing as comparing the capitalization rate derived from the sales to the appropriate capitalization rate for the property appraised.

     Based upon our analysis of the comparables, the Sales Comparison Approach must be predicated on the property's income producing potential, as opposed to an adjusted per square foot methodology. This is a result of the wide variance in unadjusted per square foot unit values and the high net operating income per square foot of the subject property.

     Based on the forecasted 1998 fiscal year, the subject is projected to generate $13,074,018 in net operating income. This equates to $29.51 per square foot based on the building's total net rentable area of approximately 443,086+/- square feet. The derivation of the subject's projected 1998 net operating income is presented in the Income Capitalization Approach section of this report.

     The comparable sales generated stabilized net operating incomes ranging from $9.99 to $36.44 per square foot. The average for the 5 transactions with reported NOIs is $21.78 per square foot. The upper end of the range is established by Sale Nos. 5, 3 and 4. Sale No. 5 was substantially occupied at sale with a higher stabilized net operating income. This sale indicated a 1996 NOI per square foot of $36.44 and a sale price per square foot of $333.09. Sale No. 3 indicated an NOI per square foot of $26.67 based on projected net income. We have considered an upward adjustment to this sale to reflect its purchase as a leasehold estate. Sale No. 4 indicated an NOI per square foot of $22.23 and a sales price of $210.74 per square foot.

     The subject's NOI per square foot is within the range developed by the comparable sales. The subject property can be characterized as a quality investment due to its location along West 45th Street in the Plaza District, the building's size and its tenant base.

     In our opinion, a buyer's criteria for the purchase of an office building such as the subject is predicated primarily on the property's income characteristics. Therefore, we have identified a relationship between the net operating income of the subject versus the sales price and the NOIs of the comparables. We adjusted the sales by multiplying the prices per square foot by the ratio of the subject's NOI per square foot, estimated in 1998 at $29.51 per square foot, to the comparable's NOI per square foot. The net operating income ratio analysis accounts for differences between the comparables and the subject relative to location, construction quality, age/condition, exposure, access and other physical characteristics.

     The following table illustrates the adjustment process. Each comparable's sale price per square foot has been adjusted based on the projected net operating income per square foot of the subject property.

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                                                              WAKEFIELD
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                                                  Sales Comparison Approach
--------------------------------------------------------------------------------

      ======================================================================
                Comparing Properties Based on NOI Per Square Foot
      ======================================================================
                  NOI/SF
      Sale       Subject          Unadjusted Sale         Adjusted Sale
        No.     Comparable    X      Price/SF        =      Price/SF

     =======================================================================
        1        $ 29.51
                 -------
                    9.99              $233.73                $690.43
     -----------------------------------------------------------------------
        2        $ 29.51
                 -------
                   13.58              $274.02                $595.46
     -----------------------------------------------------------------------
        3        $ 29.51
                 -------
                   26.67              $290.95                $321.93
     -----------------------------------------------------------------------
        4        $ 29.51
                 -------
                   22.23              $210.74                $279.75
     -----------------------------------------------------------------------
        5        $ 29.51
                 -------
                   36.44              $333.09                $269.74
     =======================================================================

     After adjustments, the five transactions reflect adjusted unit prices ranging from $269.74 to $690.43 per square foot. It should be noted however, that Sale No. 1 had an estimated NOI per square foot of $25.41 in the second year of the holding period after burn off of free rent. This would result in a price per square foot of $271.44 per square foot for Sale No. 1. Before this adjustment, the average unit price equates to $431.46 per square foot, after this adjustment, the average unit price is $347.66 per square foot.

     Based on this analysis, after adjustments to the comparables sales, it is our opinion that the range of investment parameters for subject property is $220 to $230 per square foot. Based on the net rentable area of the building, (443,086+/- SF) we have concluded that the range of leased fee market value, subject to the air rights lease, for the subject property using this analysis is $97,000,000 to $102,000,000.

Summary

     The subject property was designed with the most modern standards used in its era of construction. The building was constructed with quality workmanship and materials. Accessibility is considered very good by virtue of the subways, buses and highway transportation systems which serve the Plaza and Grand Central districts. Economically, the subject is located in a prime office and commercial market with stable/steady growth potential.

     Based on an analysis of the comparable improved sales, with strong consideration given to the subject's tenancy and current net operating income per square foot, we believe that a unit rate of $220 to $230 per square foot is appropriate. The justification in a unit value conclusion within the average range of the unadjusted sales is exhibited by the fact that the subject's stabilized NOI per square foot is above the average of the comparables.

Value Conclusion

     After considering all market data and the attributes of the subject property relative to the physical and income potential characteristic of the comparable sales, we believe the unit price applicable to the market value of the subject is $225 per square foot of net rentable area "as is".

                Value by the Sales Comparison Approach (Rounded)
                                  $100,000,000

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                                      -55-
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

                                             INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

Methodology

     The Income Approach is a method of converting the anticipated economic benefits of owning property into a value estimate through capitalization. The principle of "anticipation" underlies this approach in that investors recognize the relationship between an asset's income and its value. In order to value the anticipated economic benefits of a particular property, potential income and expenses must be estimated, and the most appropriate capitalization method must be selected.

     The two most common methods of converting net income into value are direct capitalization and discounted cash flow analysis. In direct capitalization, net operating income is divided by an overall rate extracted from market sales to indicate a value. In the discounted cash flow method, anticipated future net income streams and a reversionary value are discounted to an estimate of net present value at a chosen yield rate (internal rate of return).

     In our opinion the discounted cash flow method is appropriate. The discounted cash flow analysis is generally thought to be the best method for evaluating income producing properties purchased for investment. Forecasted future patterns of income and expenses are modeled to reflect perceived investor expectations. Appraisers make forecasts (not predictions) of future events based upon their understanding of market forces and familiarity with the expectations of typical investors in the property type being appraised.

Potential Gross Income

     Generally, Midtown Manhattan office tenants pay fixed gross rent on a rentable area basis which is consistent with space measurement standards for buildings of similar vintage, plus any increases in operating expenses and real estate taxes above stipulated base year amounts. Tenant electric costs are either directly metered, submetered or rent inclusion (charged as additional rent).

Existing Leases

     Tower 45 is currently 100 percent occupied by 35 tenants under 57 leases. The property contains a total of 425,871 square feet of office space, 4,583 square feet of retail space, 2,900 square feet of storage and 9,732 square feet of garage space.

     A breakdown of average contract rents per space type is as follows:

     ========================================================================
             Use         Square Footage       Percent        Average Rent/SF
     ========================================================================
           Office           425,871           96.08%             $37.72
     ------------------------------------------------------------------------
           Retail              4,583           1.04%             $39.32
     ------------------------------------------------------------------------
           Storage             2,900           0.67%             $13.21
     ------------------------------------------------------------------------
           Garage              9,732           2.21%             $23.04
     ========================================================================

     The subject property is occupied by several major tenants. The largest tenant is D.E. Shaw (63,871+/- square feet). The next several largest tenants leasing approximately 20,000 square feet or greater include Brown Raysman (48,172+/- square feet); Equitable Life (44,081+/- square feet); King & Spalding (35,874+/- square feet); Israels (26,380+/- square feet); Et Al Airlines (26,342+/- square feet); Kellwood Corporation (25,780+/- square feet) and Washington Life (19,688+/- square feet). Based upon our conversations with ownership, we have assumed

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                                             Income Capitalization Approach
--------------------------------------------------------------------------------

D.E. Shaw will exercise takeover options on the twenty-second, twenty-third and twenty-fifth floors, once the existing leases encumbering these spaces expire.

     The four major tenants previously mentioned represent over 65 percent of the property's rentable area. Each of these firms are considered to be good to excellent credit quality. In certain instances, these firms have rated debt classifications while in other instances, they simply show strong operating histories. This unusually large number of credit tenants has a positive effect on the value of the property, particularly as reflected in our selection of the discount rate (IRR) which we believe should be lower than would be applied to a Manhattan office building with a more "typical" leasing profile. Each of these firms are considered major tenants in the building, a classification which necessitates a more generous concession package on rollover (free rent and tenant workletter), than that provided to minor tenants in the property.

     The balance of the building is occupied by tenants who lease smaller units of space. These firms represent a mixture of industries including publishing, communications, financial service and law. These tenants have a more typical mixture of credit quality ranging from average to good. These tenancies, however, represent less than 35 percent of the property's rentable area. The tenants are classified as minor tenants for the purpose of calculating future concession packages on rollover (free rent and tenant workletter) and are less generous than major tenants' concession packages.

Lease Expirations

     As can be seen from the following lease expiration schedule, 100 percent of the property's rentable area is represented by leases which are due to expire within the next fourteen calendar years. Only 31,209+/- square feet is due to expire within the next 26 months.

     The major rollover years in the analysis period occur in 2001 and 2005 when 39 percent of the property's occupied area expires for a total of 168,970+/- square feet. Although these years contain fairly sizable square footage expirations, the current relative strength of the Plaza district visa a vis Midtown Manhattan reduces our concern of expiration risk over the course of the holding period. The remaining leases expire fairly evenly over the next twelve years.

================================================================================
                             Lease Expiration Schedule
================================================================================
     Year        Annual/SF       % of NRA       Cumulative/SF        % of NRA
================================================================================
     1999          31,209          7.20%            31,209             7.20%
--------------------------------------------------------------------------------
     2000           6,431          1.48%            37,640             8.69%
--------------------------------------------------------------------------------
     2001          75,429         17.41%           113,069            26.09%
--------------------------------------------------------------------------------
     2002          20,960          4.84%           134,029            30.93%
--------------------------------------------------------------------------------
     2003          26,221          6.05%           160,250            36.98%
--------------------------------------------------------------------------------
     2004          48,163         11.11%           208,413            48.09%
--------------------------------------------------------------------------------
     2005          93,541         21.59%           301,954            69.68%
--------------------------------------------------------------------------------
     2006          55,981         12.92%           357,935            82.60%
--------------------------------------------------------------------------------
     2007          61,103         14.10%           419,038            96.70%
--------------------------------------------------------------------------------
     2008           9,935          2.29%           428,973            98.99%
--------------------------------------------------------------------------------
     2009               0          0.00%           428,973            98.99%
--------------------------------------------------------------------------------
     2010           4,383          1.01%           433,356           100.00%
================================================================================

--------------------------------------------------------------------------------
                                      -57-
                                                              CUSHMAN &
                                                              WAKEFIELD
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                     COMPARABLE OFFICE RENTS AND ADJUSTMENTS

-----------------------------------------------------------------------------------------------------------------------------------
                               SUBJECT           RENTAL 1            RENTAL 2            RENTAL 3               RENTAL 4
-----------------------------------------------------------------------------------------------------------------------------------
ADDRESS                      TOWER 45      1230 SIXTH AVE.     1114 SIXTH AVE.    150 E 42 STREET      156 W 56Th STREET
                        NEW YORK CITY       NEW YORK CITY       NEW YORK CITY       NEW YORK CITY          NEW YORK CITY

YEAR BUILT                    1988/89                1939                1971                1956                   1987

RENTABLE AREA                 433,356             535,200           1,310,000           1,346,822                321,950

NO. STORIES                        40                  21                  48                  42                     75

OCCUPANCY %                      100%               88.1%               86.3%               92.9%                  99.3%

TENANT NAME                                   USA NETWORKS  INTERPUBLIC GROUP        PFIZER, INC.        INTERSHOE, INC.

FLOOR(S) LEASED                                 ENTIRE 15           ENTIRE 16              PART 2      PT. 14. ENTIRE 15

BEGINNING DATE                                    10/1/96              7/1/96              2/1/97                 1/1/97

TERM                                                   10                13.0                10.0                   16.0

LEASE TYPE                      GROSS               GROSS               GROSS               GROSS                  GROSS

TENANT SIZE                                        31,727              30,387              25,603                 25,318

RENT PER SF                                        $35.00  1-5         $31.00  1-3         $28.00  1-5            $30.00  1-6
                                                   $38.00  6-10        $34.00  4-8         $32.00  6-10           $32.00  7-11
                                                                       $37.00  9-13                               $35.00 12-16

FREE RENT/MONTHS)                   8                   6                   6                  12                     16

WORKLETTER (PSF)               $35.00               $33.0               $0.00              $45.00                 $40.00



ADJUSTMENTS

RENT CONCESSIONS                                    $0.40               $2.85              ($1.40)                ($0.81)

EFFECTIVE ADJUSTED
RENT PER SF                                        $35.40              $33.85              $26.60                 $29.19

TIME (MARKET CONDiTIONS)                            0.00%               0.00%               0.00%                  0.00%

TIME ADJUSTED
RENT PER SF                                        $35.40              $33.85              $26.60                 $29.19

LOCATION                                           -5.00%              -5.00%               0.00%                  5.00%

QUALITY                                             0.00%               0.00%               5.00%                  5.00%

SIZE                                                5.00%               5.00%               5.00%                  0.00%

CONDITION                                           0.00%               0.00%               0.00%                  0.00%

TOTAL ADJUSTMENT                                    0.00%               0.00%              10.00%                 10.00%

INDICATED RENT PER SF                              $35.40              $33.85              $29.26                 $32.11
------------------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------
                              RENTAL 5               RENTAL 6         RENTAL 7          RENTAL 8
---------------------------------------------------------------------------------------------------------
ADDRESS                1185 SIXTH AVE.       12 E 49Th STREET    666 FIFTH AVE    1155 SIXTH AVE.
                         NEW YORK CITY          NEW YORK CITY    NEW YORK CITY      NEW YORK CITY

YEAR BUILT                        1971                   1984             1955               1983

RENTABLE AREA                1,000,000                643,000        1,260,000            610,191

NO. STORIES                         42                     45               41                 41

OCCUPANCY %                       81.3%                  83.7%            98.8%               100%

TENANT NAME            TIME PUBLISHING      SAKS FIFTH AVENUE     LUCENT TECH.       BELL COMUNIC.

FLOOR(S) LEASED             ENTIRE 27               ENTIRE 15          PART 10             PART 16

BEGINNING DATE                11/1/96                 12/1/96           5/1/97              5/1/97

TERM                               10                    10.0              9.0                 6.5

LEASE TYPE                      GROSS                   GROSS            GROSS               GROSS

TENANT SIZE                    25,000                  15,012            9,260               4,133

RENT PER SF                    $31.00 1-5              $31.00   1-5     $34.00 1-5           $35.00 1-6.5
                               $35.00 6-10             $35.00   6-10    $37.00 6-9


FREE RENT/MONTHS)                  10                       0                6                   2

WORKLETTER (PSF)               $37.50                  $10.00           $35.00              $35.00



ADJUSTMENTS

RENT CONCESSIONS               ($0.45)                  $3.30            $0.22               $0.92

EFFECTIVE ADJUSTED
RENT PER SF                    $30.55                  $34.30           $34.22              $35.92

TIME (MARKET CONDITIONS         0.00%                   0.00%            0.00%               0.00%

TIME ADJUSTED
RENT PER SF                    $30.55                  $35.40           $34.22              $35.92

LOCATION                       -5.00%                  -5.00%           -5.00%              -5.00%

QUALITY                         5.00%                   0.00%            5.00%               0.00%

SIZE                            0.00%                   0.00%            0.00%              -5.00%

CONDITION                       0.00%                   0.00%            0.00%               0.00%

TOTAL ADJUSTMENT                0.00%                  -5.00%            0.00%             -10.00%

INDICATED RENT PER SF          $30.55                  $32.59           $34.22              $32.33
---------------------------------------------------------------------------------------------------------

                                                              CUSHMAN &
                                                              WAKEFIELD
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                             Income Capitalization Approach
--------------------------------------------------------------------------------

     Based upon the lease expiration schedule, and considering rollover of vacant space which is leased-up, we have forecasted an eleven year investment holding period. The twelfth year is estimated to be the reversionary year. As can be seen from the calendar year schedule, the twelfth calendar year will experience a typical number of lease expirations as a percentage of total building area and for analysis purposes is considered a stabilized reversionary year (please refer to fiscal year cash flow).

Market Rental Rate - Office

     Market rent for the office space within the property has been estimated by analyzing seven comparable leases exhibited on the summary chart and adjustment grid on the following facing page. In our analysis, we have considered six lease attributes: rent concessions, time (market conditions), location, quality, size and condition. Percentage adjustments between the subject property and the comparable leases were made for each of these factors.

     We have adjusted each comparable rental for rent concessions which are significantly different from those offered in the subject property. In this case, the building standard is estimated to include eight months free rent and a $35 per square foot workletter. Comparable leases which provided more generous concessions have been adjusted downward while those with less generous concession packages have been adjusted upward.

     The comparable office leases, as exhibited on the facing page, range from $28.00 to $35.00 per square foot gross and may be summarized as follows:

     Rental Comparable No. 1 involves a 31,727 square foot lease within 1230 Avenue of the Americas located between West 48th and West 49th streets. This lease was signed in October 1996 for a ten year term. The base rent is $35.00 per square foot, with an increase to $38.00 per square foot in year six. After adjusting for rent concessions, the equivalent rent is $35.40 per square foot. In comparison with the subject property, a downward adjustment was made for location, while an upward adjustment was made for size. The adjusted rent was $35.40 per square foot.

     Rental Comparable No. 2 involves a 30,387 square foot office lease within 1114 Avenue of the Americas located between West 42nd and West 43rd streets. This lease was signed in July 1996 for a thirteen year term. The initial base rent was $31.00 per square foot increasing to $34.00 per square foot in year four and $37.00 per square foot in year nine. After adjusting for rent concessions, the equivalent rent is $33.85 per square foot. In comparison with the subject property, a downward adjustment was made for location, while an upward adjustment was made for size. The adjusted rent was $33.85 per square foot.

     Rental Comparable No. 3 involves a 25,603 square foot office lease within 150 East 42nd Street located between Lexington and Third avenues. This lease was signed in February 1997 for a ten year term. The initial base rent was $28.00 per square foot with an increase to $32.00 per square foot in year six. After adjusting for rent concessions, the equivalent rent is $26.60 per square foot. In comparison with the subject property, upward adjustments were made for quality and size. The adjusted rent was $29.26 per square foot.

     Rental Comparable No. 4 involves a 25,318 square foot office lease within 156 West 56th Street located between Avenue of the Americas and Seventh Avenue. The lease was signed in January 1997 for a sixteen year term. The initial base rent was $30.00 per square

--------------------------------------------------------------------------------
                                      -58-
                                                              CUSHMAN &
                                                              WAKEFIELD
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                             Income Capitalization Approach
--------------------------------------------------------------------------------

foot increasing to $32.00 per square foot in year seven and $35.00 per square foot in year twelve. After adjusting for rent concessions, the equivalent rent is $29.19 per square foot. In comparison with the subject property, upward adjustment were made for location and quality. The adjusted rent was $32.11 per square foot.

     Rental Comparable No. 5 involves a 25,000 square foot office lease within 1185 Avenue of the Americas located between West 46th and West 47th streets. This lease was signed in November 1996 for a ten year term. The initial base rent was $31.00 per square foot, increasing to $35.00 per square foot in year six. After adjusting for rent concessions, the equivalent rent is $30.55 per square foot. In comparison with the subject property, a downward adjustment was made for location, while an upward adjustment was made for size. The adjusted rent was $30.55 per square foot.

     Rental Comparable No. 6 involves a 15,012 square foot office lease within 12 East 49th Street located between Fifth and Madison avenues. The lease commenced in December 1996 for a ten year term. The initial base rent was $31.00 per square foot increasing to $35.00 per square foot in year six. After adjusting for rent concessions, the equivalent rent is $34.30 per square foot. In comparison with the subject property, a downward adjustment was made for location. The adjusted rent was $32.59 per square foot.

     Rental Comparable No. 7 involves a 9,260 square foot office lease within 666 Fifth Avenue located between West 52nd and West 53rd streets. This lease was signed in May 1997 for a nine year term. The base rent was $34.00 per square foot increasing to $37.00 per square foot in year six. After adjusting for rent concessions, the equivalent rent is $34.22 per square foot. In comparison with the subject property. In comparison with the subject property, a downward adjustment was made for location, while an upward adjustment was made for size. The adjusted rent was $34.22 per square foot.

      Rental Comparable No. 8 involves a 4,133 square foot office lease within 1155 Avenue of the Americas located between West 43rd and West 44th streets. This lease was signed in May 1997 for a six year and six month term. The initial base rent was $35.00 per square foot. After adjusting for rent concessions, the equivalent rent is $35.92 per square foot. In comparison with the subject property, downward adjustments were made for location and size. The adjusted rent was $32.33 per square foot.

     Prior to adjustment, the comparables reflect a range in base rent $28.00 to $35.00 per square foot gross. After adjustment to the comparables, a range $29.26 to $35.40 per square foot gross was revealed. Our adjustment for rent concessions considers the difference in the comparables for market standard free rent of eight months and workletters of $35.00 per square foot. This range in actual adjusted comparable leases has been compared with average asking rent for several comparable properties which are summarized on pages 32 through 37 of this report. The most competitive of these properties reflect average asking rents ranging from $37.00 to $50.00 per square foot.

     Tower 45 office rents average $37.72 per square foot. The adjusted comparable rentals average $32.54 per square foot. Several of the existing leases within the property were signed several years ago during a period of inferior market conditions (1993, for example) while a large number of leases have been signed recently and reflect market conditions. Overall, we believe the average rents in the subject property are above market. The most recent office leases within the property have been in the $28.00 to $36.00 per square foot range. These leases are

--------------------------------------------------------------------------------
                                      -59-
                                                              CUSHMAN &
                                                              WAKEFIELD
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                             Income Capitalization Approach
--------------------------------------------------------------------------------

to major and minor tenants and generally reflect the average market rents in the building, taking into consideration floor height. The most recent office leases may be summarized as follows:

--------------------------------------------------------------------------------
                                    Tower 45
                               Most Recent Leases


==========================================================================================================================
                                                     Area     Term         Yr/Rent
 No.             Tenant        Floors      Date      (SF)     (Yrs)          (SF)               Base Year/ Concessions
==========================================================================================================================
  1   Brown Raysman           Part 24    Lease Out  6,287      10              $36.00  Tax Base:             1997/98
                                                                      (Yr. 4)  $37.00  Operating Exp:        1998
                                                                      (Yr. 6)  $39.00  Electric:             Submetered
                                                                                       Workletter:           $10.00
-------------------------------------------------------------------------------------------------------------------------=
  2   Brown Raysman           Part 10    Lease Out  3,648      10              $30.00  Tax Base:             1997/98
                                                                      (Yr. 4)  $31.00  Operating Exp.:       1998
                                                                      (Yr. 6)  $32.00  Electric:             Submetered
                                                                                       Workletter:           $10.00
-------------------------------------------------------------------------------------------------------------------------=
  3   D.E. Shaw               Part 22      3/96     12,479   9 yrs.            $29.92  Tax Base:             1995/96
                                                             11 mos.    (3/01) $30.81  Operating Exp.:       1996
                                                                                       Electric:             Direct
                                                                                       Workletter:           $20.00
                                                                                       Free Rent:            12 mos.
-------------------------------------------------------------------------------------------------------------------------=
  4   Gage & Buschman         Part 36      3/96     5,194    3 yrs.            $29.00  Tax Base:             1995/96
                                                             3 mos.     (3/98) $30.00  Operating Exp.:       1996
                                                                                       Electric:             Submetered
                                                                                       Free Rent:            4 mos.
-------------------------------------------------------------------------------------------------------------------------=
  5   Scott Rudin Prod.       Part 10      4/97     2,032       5              $32.50  Tax Base:             1997/98
                                                                        (4/99) $34.50  Operating Exp.:       1997
                                                                                       Electric:             Submetered
-------------------------------------------------------------------------------------------------------------------------=
  6   D.E. Shaw                  15        2/97     9,711      10              $28.00  Tax Base:             1997/98
                                                                       (11/00) $31.00  Operating Exp.:       1997
-------------------------------------------------------------------------------------------------------------------------=
  7   Altman & Selvaggi       Part 36      2/96     6,756     7.33             $30.87  Tax Base:             1996/97
                                                                       (3/96)  $21.95  Operating Exp.:       1997
                                                                       (8/96)  $32.00  Electric:             Submetered
                                                                       (2/99)  $34.00
                                                                       (2/02)  $36.00
==========================================================================================================================

     The most recent leases in the subject property reflect base rents ranging from $28.00 to $36.00 per square foot. Additional rent for these leases include a real estate tax and operating expense reimbursement. Concessions associated with these lease terms include free rent ranging from zero to 12 months and workletters ranging from zero to $20 per square foot. Leasing primary office space on an "as is" basis is atypical of the market. The standard lease will include some form of workletter concession.

     Recent leases within the Midtown Manhattan office leasing market include concessions in the form of free rent and tenant workletter consistent with those offered within the subject property. In addition to analyzing actual deals inside and outside the property, leasing brokers were interviewed in an effort to ascertain competitive packages available in the marketplace today. Most brokers interviewed were of the opinion that eight to twelve months free rent, inclusive of space build-out time, was available for most tenants in midtown office buildings. In addition, tenant workletters were felt to range from $25 to $40 per square foot. The range in concession packages varies by the size of the space leased. The larger the tenant, the more generous the concession package.

--------------------------------------------------------------------------------
                                      -60-
                                                              CUSHMAN &
                                                              WAKEFIELD
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                     COMPARABLE RETAIL RENTS AND ADJUSTMENTS

------------------------------------------------------------------------------------------------------------------------
                              SUBJECT          RENTAL 1           RENTAL 2             RENTAL 3            RENTAL 4
------------------------------------------------------------------------------------------------------------------------
ADDRESS                      TOWER 45  45 W 45TH STREET   26 W 39TH STREET     36 W 44TH STREET   1290 AVE AMERICAS
                        NEW YORK CITY     NEW YORK CITY      NEW YORK CITY        NEW YORK CITY       NEW YORK CITY
TENANT NAME                               ROSETTA ELECT       CONFIDENTIAL  ANGLER'S OUTFITTERS        AU CROISSANT

BEGINNING DATE                                   Jul-97               1997               Feb-97              Aug-96

TERM                                                 10                  5                   10                15.5

LEASE TYPE                     GROSS              GROSS              GROSS                GROSS               GROSS

TENANT SIZE                                       5,500 GRND         2,200 GRND             700 GRND          4,353 GRND

                                                  2.000  MEZZ
                                                  2,000   LL
                                                  9,500              2,200                  700               4.353
RENT PER SF
                                                   GRND                                      GRND             GRND
                                                 $40.00  1-5        $30.00  GRND          $44.67  1          $59.73 GRND 1-15-5
                                                 $52.00  6-10                EST.         $46.01  2
                                                                                          $54.30 3-10
                                                                                       3% INC/YR.
FREE RENT(MONTHS)                   6                 3                 NA                     0                 9

WORKLETTER (PSP)                $0.00              $0.00             $0.00                 $0.00             $0.00

ADJUSTMENTS                                        $0.30             $1.20                 $0.60             $0.60


RENT CONCESSIONS

EFFECTIVE ADJUSTED

RENT PER SF                                      $40.30             $31.20                $45.27           $150.60

TIME (MARKET CONDITIONS)                          0.00%              0.00%                 0.00%             0.00%

TIME ADJUSTED

RENT PER SF                                      $40.30             $31.20               $45.27           $110.60

LOCATION                                          0.00%              0.00%                0.00%             0.00%

QUALITY                                           0.00%              0.00%                0.00%             0.00%

SIZE                                              5.00%              0.00%              -10.00%            -8.00%

CONDITION                                         0.00%              0.00%                0.00%             0.00%

TOTAL ADJUSTMENT                                  5.00%              0.00%              -10.00%             5.00%

ADJUSTED RENT PER SF                             $42.32             $31.20               $40.74            $58.74

------------------------------------------------------------------------------------------------------------------------



-------------------------------------------------------------------------------
                             RENTAL 5            RENTAL 6          RENTAL 7
-------------------------------------------------------------------------------
ADDRESS                49 W 57TH STREET    57 W 57TH STREET     1460 BROADWAY
                          NEW YORK CITY       NEW YORK CITY     NEW YORK CITY

TENANT NAME                   ASKING              ASKING     CONFIDENTIAL

BEGINNING DATE                   N/A                 N/A            Asking

TERM                              10                  10                10

LEASE TYPE                     GROSS               GROSS             GROSS

TENANT SIZE                    4,500               5,601 GRND        1,200 GRND

                                                   2,610  LL

                               4,500               8,211             1,200
RENT PER SF

                             $130.00 GRND        $150.00 GRND      $150.00 GRND
                                                  $25.00  LL         3% INC./YR.


FREE RENT(MONTHS)                  0                  0                  6

WORKLETTER (PEP)               $0.00               $0.00             $0.00

ADJUSTMENTS                    $0.60               $0.60             $0.00


RENT CONCESSIONS

EFFECTIVE ADJUSTED

RENT PER SF                  $130.60            $150.60            $150.00

TIME (MARKET CONDITIONS)       0.00%               0.00%             0.00%

TIME ADJUSTED

RENT PER SF                  $130.60            $156.00            $150.00

LOCATION                       0.00%              0.00%              0.00%

QUALITY                        0.00%              0.00%              0.00%

SIZE                           0.00%              0.00%             -5.00%

CONDITION                      0.00%              0.00%              0.00%

TOTAL ADJUSTMENT               0.00%              0.00%             -5.00%

ADJUSTED RENT PER SF         $130.60            $150.60           $142.50

-------------------------------------------------------------------------------
                                                              CUSHMAN &
                                                              WAKEFIELD
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                             Income Capitalization Approach
--------------------------------------------------------------------------------

     The leasing brokers interviewed indicated that Midtown Manhattan's office leasing market has stabilized. Several brokers indicated that the market has improved considerably over the last twenty four months. Rents have increased and concessions have decreased. In the view of many, the leasing market continued to strengthen through the end of 1997. It is expected that further improvement should be seen in 1998 with a materially stronger leasing market by 1999. In keeping with these observations, we have assumed that market rent will increase at a rate of 4 percent per annum through the projection period.

     In consideration of occupied area, floor height, relative midtown location and lease date, the comparable rental data provide fairly consistent evidence of prime rental rates in the low to mid $30s per square. This results in a range of market rent for Tower 45 Avenue of $30 to $35 per square foot which has been distributed by floor level as follows:

                   Floors    2 -12                     $30.00/SF
                   Floors   14 -25                     $33.00/SF
                   Floors   26 -40                     $35.00/SF

     The above estimated market rents assume the following concession packages:

================================================================================
                             Free Rent                 Tenant Improvements
================================================================================
     New Leases     Major Tenants   8 months       Major Tenants   $35.00/SF
                    Minor Tenants   6 months       Minor Tenants   $25.00/SF
--------------------------------------------------------------------------------
  Renewing Leases   Major Tenants   4 months       Major Tenants   $15.00/SF
                    Minor Tenants   3 months       Minor Tenants   $10.00/SF
================================================================================

     We forecast step-ups of 15 percent every 60 months for market leases.

Market Rental Rate - Retail Space

     The retail space within the subject property is located on the ground floor along West 45th Street. The retail space is occupied by a restaurant operating as My Most Favorite Dessert (4,383+/- square feet). In addition, the lobby space is occupied by Soft Touch News (200+/- square feet).

     Market rent for the retail space within the property has been estimated by analyzing seven comparable leases exhibited on the summary chart and adjustment grid on the facing page. In our analysis, we have considered six lease attributes: rent concessions, time (market conditions), location, quality, size and condition. Percentage adjustments between the subject property and the comparable leases were made for each of these factors.

     The comparable retail leases, exhibited on the facing page, range from $40.00 to $150.00 per square foot gross and may be summarized as follows:

     Rental No. 1 involves a 9,500 square foot retail lease within 45 West 45th Street, located between Fifth Avenue and Avenue of the Americas. This lease commenced in July 1997 for a ten year term. The initial base rent is $40.00 per square foot. After adjusting for rent concessions, the equivalent rent is $40.30 per square foot. In comparison with the subject property, an upward adjustment was made for size. The adjusted rent is $42.32 per square foot.

--------------------------------------------------------------------------------
                                      -61-
                                                              CUSHMAN &
                                                              WAKEFIELD
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                             Income Capitalization Approach
--------------------------------------------------------------------------------

     Rental No. 2 involves a 2,200 square foot retail lease within 26 West 39th Street located between Fifth Avenue. This lease commenced in early 1997 for a five year term. The initial base rent is $30.00 per square foot. After adjusting for rent concessions, the equivalent rent is $31.20 per square foot. In comparison with the subject property, no adjustments were necessary. The adjusted rent is $31.20 per square foot.

     Rental No. 3 involves a 700 square foot retail lease within 36 West 44th Street located at between Fifth Avenue and Avenue of the Americas. The lease commenced February 1997 for a ten year term. The initial base rent is $44.67 per square foot with subsequent increases. After adjusting for rent concessions, the equivalent rent is $45.27 per square foot. In comparison with the subject property, a downward adjustment was made for size. The adjusted rent is $40.74 per square foot.

     Rental No. 4 involves a 4,353 square foot retail lease within 1290 Avenue of the Americas located between West 51st and West 52nd streets. This lease commenced in August 1996 for a fifteen year and six month term. The initial base rent is $59.73 per square foot. After adjusting for rent concession, the equivalent rent is $59.73 per square foot. In comparison with the subject property, a downward adjustment was made for size. The adjusted rent is $56.74 per square foot.

     Rental No. 5 involves a 4,500 square foot retail space available within 49 West 57th Street located between Fifth Avenue and Avenue of the Americas. The space is available for a ten year term. The initial asking base rent is $130.00 per square foot with subsequent increases. After adjusting for rent concessions, the equivalent rent is $130.60 per square foot. In comparison with the subject property, no adjustment were necessary. The adjusted rent is $130.60 per square foot.

     Rental No. 6 involves a 8,211 square foot retail space available within 57 West 57th Street located between Fifth Avenue and Avenue of the Americas. This space is available for a ten year term. The initial base rent is $50.00 per square foot for the ground floor. After adjusting for rent concessions, the equivalent rent is $150.60 per square foot for the ground floor. In comparison with the subject property, no adjustment were necessary. The adjusted rent is $150.60 per square foot.

     Rental No. 7 involves a 1,200 square foot retail space available within 1460 Broadway, located between West 41st and West 42nd streets. This lease is available for a ten year term. The initial base rent is $15.000 per square foot. After adjusting for rent concessions, the equivalent rent is $150.00 per square foot with subsequent increases. In comparison with the subject property, a downward adjustment was made for size. The adjusted rent is $142.50 per square foot.

     Prior to adjustment, the comparables reflect a range in base rent of $30.00 to $150.00 per square foot gross. After adjustment to the comparable leases, a range of $31.20 to $150.60 per square foot gross was revealed. Our adjustment for rent concessions considers differences in the comparable for market standard free rent period of six months with the space taken on an "as is" basis.

     The adjusted comparable rentals average $84.96 per square foot. This compares with the subject's retail leases which produce an average rent of $39.32 per square foot. In our

--------------------------------------------------------------------------------
                                      -62-
                                                              CUSHMAN &
                                                              WAKEFIELD
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                     COMPARABLE GARAGE RENTS AND ADJUSTMENTS



-----------------------------------------------------------------------------------------------------------------------------
                               SUBJECT             RENTAL 1             RENTAL 2            RENTAL 3          RENTAL 4
-----------------------------------------------------------------------------------------------------------------------------
ADDRESS                        TOWER 45         80 PARK AVE.     45 EAST 63RD ST.   301 EAST 66TH ST.  200 EAST 62ND ST.
                          NEW YORK CITY        NEW YORK CITY        NEW YORK CITY       NEW YORK CITY      NEW YORK CITY
YEAR BUILT                      1988/89                  N/A                  N/A           CIRCA 1950        CIRCA 1950

CAPACITY (NO. SPACES)                45                  100                  400                   70               131

SIZE (SQUARE FEET)                9,732                  N/A                  N/A                  N/A               N/A

TENANT NAME                                     CONFIDENTIAL               KINNEY        CONFIDENTIAL      CONFIDENTIAL

BEGININNG DATE                                     EARLY 1996          EARLY 1996              Jan-95            Dec-94

TERM                                                      15                    5                   8                 3

LEASE TYPE                        GROSS                GROSS                  NET               GROSS             GROSS

ANNUAL RENT                    $224,225 1-46        $450,000           $1,100,000            $198,030          $370,599

RENT ESCALATIONS                                         N/A                 NONE                 N/A       3% INCR/YR.

RENT PER SPACE                                        $4,500               $2,750              $2,829            $2,829


ADJUSTMENTS

TIME                                                   0.00%                0.00%               5.00%             10.00%
TIME ADJUSTED
RENT PER SF                                           $4,500               $2,750              $2,970            $3,112

LOCATION                                               0.00%                0.00%               0.00%              0.00%

QUALITY                                                0.00%                0.00%               0.00%              0.00%

SIZE                                                   0.00%                0.00%               0.00%              0.00%

CONDITION                                              0.00%                0.00%               0.00%              0.00%

TOTAL ADJUSTMENT                                       0.00%                0.00%               0.00%              0.00%

INDICATED RENT/SPACE                                  $4,500               $2,750              $2,970            $3,112
-----------------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------
                              RENTAL 5            RENTAL S
----------------------------------------------------------------
ADDRESS                     1250 ROADWAY       105 DUANE ST.
                           NEW YORK CITY       NEW YORK CITY
YEAR BUILT                           N/A                 N/A

CAPACITY (NO. SPACES)                200                  72

SIZE (SQUARE FEET)                   N/A                 N/A

TENANT NAME                CONFIDENTIAL        CONFIDENTIAL

BEGININNG DATE                   Jan-94              Feb-94

TERM                                 10                  11

LEASE TYPE                        GROSS               GROSS

ANNUAL RENT                    $833,400            $249,984

RENT ESCALATIONS                    N/A                 N/A

RENT PER SPACE                   $4,167              $3,472


ADJUSTMENTS

TIME                              10.00%             10.00%
TIME ADJUSTED
RENT PER SF                      $4,584              $3,819

LOCATION                          0.00%               0.00%

QUALITY                           0.00%               0.00%

SIZE                              0.00%               0.00%

CONDITION                         0.00%               0.00%

TOTAL ADJUSTMENT                  0.00%               0.00%

INDICATED RENT/SPACE             $4,664              $3,819
----------------------------------------------------------------
                                                              CUSHMAN &
                                                              WAKEFIELD
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                             Income Capitalization Approach
--------------------------------------------------------------------------------

judgement, side street market rents for retail space within the subject property are $40.00 per square foot. We estimate market rent for the lobby retail at $150.00 per square foot.

     In our opinion, the market rent for the retail space within the subject property is as follows:

     Side Street Frontage        $  40.00/SF
     Lobby Retail                $ 150.00/SF

     The above estimated market rents assume the following concession package.

     ======================================================================
                                Free Rent          Tenant Improvements
     ======================================================================
           New Leases           6 months                  None
     ----------------------------------------------------------------------
         Renewing Leases        3 months                  None
     ======================================================================

Market Rental Rate - Parking Garage Space

     Tower 45 contains a 45 licensed space parking garage in the basement of the building. Parking space in the Plaza district of Midtown manhattan is at a premium with garages in many of the office buildings restricting space to tenants only. The parking garage at the property operates within a rate structure near the top end of the range for a valet style parking garage in Midtown Manhattan. The parking garage at the subject property contains 9,732+/- square feet and was leased in November 1989 to Manhattan Parking West 45th Street Corporation for a 46 year and six month term. The current annual rent is $224,225 per annum or $4,983 per space net.

     Parking garages in New York are leased according to license car capacity which usually has no relation to square footage. Generally, long term operator leases for garage space in Manhattan range from $2,000 to $4,500 per space as exhibited on the chart on the facing page. Tower 45 is superior to a majority of these comparables in terms of location, given its proximity to Rockefeller Center. The parking garage market had been previously depressed requiring a number of renegotiated leases on parking garages which were signed in the late 1980s. Our estimate of market rent for this space is $4,500 per space per annum, assuming a net lease. This is equivalent to $20.81 per square foot of rentable area.

Market Rental Rate - Storage Space

     Tower 45 contains storage space on the basement level and sub-basement levels of the building. Total storage space is approximately 2,900 square feet. Many of the office tenants within the building lease storage space. King & Spalding, Israels, Brown Raysman and Washington Life, as well as some minor office tenants lease storage space. The office tenants within the building generally pay reasonable storage rents ranging from $12.00 to $30.00 per square foot. Competitive rates for storage space in the Plaza Office District vicinity range from $10.00 to $20.00 per square foot. We have assigned a market rent to the storage space in the building of $20.00 per square foot gross in our cash flow projection.

     Market Rent Storage Space           $20.00/SF

--------------------------------------------------------------------------------
                                      -63-
                                                              CUSHMAN &
                                                              WAKEFIELD
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                             Income Capitalization Approach
--------------------------------------------------------------------------------

Assumptions Regarding Existing and Proposed Leases

     Our analysis specifically assumes that all of the existing leases will remain in the property and continue paying rent under the terms of their lease. Information provided by management indicates that none of the tenants are currently in default. The tenant base appears to be stable and management has indicated that defaults are not anticipated.

     Regarding lease expirations, we have assumed a 65 percent probability of rollover (sign a new lease) and 35 percent probability of turnover (allow the lease to expire and vacate the property) upon expiration of each primary lease term. This assumption is based on retention rates quoted by owners and managers of competitive Manhattan office buildings.

     Typical office, retail and storage leases are ten years in duration. Major office tenants typically require longer terms, ranging from 15 to 20 years. We have assumed ten year lease terms for minor tenants, retail tenants and storage tenants. We have assumed fifteen year lease terms for major tenants.

     Vacancy between leases includes the period of actual downtime and the construction period to build-out tenant spaces. Consistent with our experience, we have assumed a five to six month vacancy between leases which includes a provision for a construction period typically ranging between two and four months. Vacancy between leases is weighted for a renewal probability of 65 percent (35 percent vacate) resulting in an effective downtime of two months upon each lease expiration of each tenant.

     Free rent, calculated from the time the new tenant takes occupancy, ranges from six to eight months in the current market. We have assumed six months of free rent for minor office tenants and eight months for major tenants. Renewal tenants are provided with one half (50 percent) of the new tenant rate.

     Ownership reports that the building standard workletter for new tenants is equivalent to actual cost of $25 to $35 per square foot. Workletters quoted in the marketplace today range from $25 to $40 per square foot. The subject property is able to provide workletters similar to those provided in other buildings. We have assumed $25 to $35 workletters for new tenants, and one half (50 percent) of this amount to renewal tenants.

Miscellaneous Income

        Sources of miscellaneous income for the property include revenues for tenant services which has been budgeted in 1997 at $150,000. The second source of miscellaneous income is derived from overtime electric. Overtime electric is projected in 1997 to be $233,000. We have assumed these sources of miscellaneous income will grow thereafter at a rate of 4 percent per annum. The final source of miscellaneous income is derived from lease settlements with tenants. These short term settlements total $83,413 in 1997 and continue until 2000.

Reimbursable Expenses (Escalations)

     Tenants are responsible for their pro-rata share of the real estate taxes when taxes exceed those incurred during the first full year of their occupancy. This type of escalation is typically also applied to operating expenses in the majority of Manhattan office buildings. The majority of current leases in the subject property include this form of escalation whose calculation may be summarized as follows:

--------------------------------------------------------------------------------
                                      -64-
                                                              CUSHMAN &
                                                              WAKEFIELD
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                             Income Capitalization Approach
--------------------------------------------------------------------------------

        Billing Year Operating Expense
        Less: Base Year Operating Expense
        ---------------------------------

        Equals: Increase in Operating Expense
        Multiplied by: Tenant's Pro Rata Share
        --------------------------------------

        Equals: Escalation Computed

     Existing tenants include a variety of escalations including porter wage increases in lieu of operating expense pass-thru and direct reimbursement amounts. In addition, certain tenants are paying submetered electric, and other miscellaneous charges.

     We have assumed that future leases in the subject property will be on a full service basis. Tenants will be responsible for a) real estate tax increase over the base calendar year amount billed semi-annually; b) operating expense escalation, billed monthly; and c) tenant electric on a direct basis.

Vacancy and Collection Loss

     Both the investor and the appraiser are primarily interested in the annual revenue an income property is likely to produce over a specified period of time, rather than the income it could produce if it were always 100 percent occupied and all tenants were paying their rent in full and on time. A normally prudent practice is to expect some income loss as tenants vacate, fail to pay rent, or pay their rent late.

     Our cash flow projection assumes a tenant vacancy of nine months upon each lease expiration set against our probability of renewal estimated at 65 percent, in addition to a vacancy/global credit loss provision applied to the gross rental income. The vacancy/global loss provision is applied to all tenants. Our estimated vacancy/global credit loss provision applied to the gross rental income is estimated at 1 percent upon stabilization of the property.

     Based on the subject's weighted average downtime between leases, as well as the preceding absorption schedule for the subject property, the overall average occupancy rate of the subject property over the eleven year holding period is
98.48 percent. Including our overall vacancy/global credit loss allowance estimated at 1 percent, the implied overall occupancy rate of the subject property over the eleven year holding period is 97.48 percent, which is slightly less than the occupancy levels of comparable buildings over the last four years.

Operating Expenses

     We have analyzed the budgeted expenses for 1994 through 1996; and budgeted expenses for 1997. We forecasted the property's operating expenses after reviewing operating expenses of similar buildings and after consulting local building managers and agents, including Cushman & Wakefield property management personnel, etc. We also examined industry norms as reported by the BOMA Experience Exchange Report published by the Building Owners and Managers Association International, a nationally recognized publication.

     On the following facing page is the income and expense analysis for the property. The following analysis attempts to utilize the subject's budgeted expense data supported by the

--------------------------------------------------------------------------------
                                      -65-
                                                              CUSHMAN &
                                                              WAKEFIELD
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                    TOWER 45
                        ETWEEN SIXTH AND SEVENTH AVENUES
                                  NEW YORK CITY

                           Income and Expense Analysis

                                         Actual                    Actual                   Actual
                                        CY 1984                    CY 1985                  CY 1986
                               ------------------------------------------------------------------------------
                                    Annual                    Annual                  Annual
                                    Amount       Per SF       Amount        Per SF    Amount        Per SF
-------------------------------------------------------------------------------------------------------------
   Revenue From Operations
    Base Rent Income            $15,821,736      $35.71    $12,719,514     $28.71   $14,101.878     $31.83
    Rent ConcessIon                      $0       %0.00             $0      $0.00     ($124,378)    ($0.28)
    Electric Survey Rent                 $0       $0.00             $0      $0.00            $0      $0.00
    Real Estate Tax Rent          $2,269,70       $5.12     $2,961,488      $6.68    $2,807.157      $6.34
    CPI Escalation Rent                  $0       $0.00             $0      $0.00          $503      $0.00
    Operatng Expense Eaducation  $1,275.609       $2.88     $1,113,151      $2.51    $1,425,931      $3.22
    Potters Wage                   $204,149       $0.46       $204,822      $0.46       $18,567      $0.04
    Storage Rent                    $23,463       $0.05             $0      $0.00            $0       0.00
    Metered Electric Rent                $0       $0.00       $411,760      $0.93      $234,891      $0.53
    Contract Cleaning                    $0       $0.00             $0      $0.00            $0      $0.00
    Miscellaneous income          $,694,254       $1.57       $126,506      $0.29       $29,613      $0.07
    Less Vacancy Factor                  $0       $0.00       ($44.512)    ($0.10)     ($55.653)    ($0.13)
                                         --       -----      --------       ------    --------      ------
    Total Revenue               $20,288,916      $45.79    $17,492,727      $39.48  $18,438,509     $41.61

   Expenses
    Payroll and Benefits           $694,811       $1.57       $809,735       $1.83     $739,742      $1.67
    Utility Expense                $518,962       $1.17        $50,563       $1.22     $539,176      $1.22
    Janitorial Expense             $890,642       $2.01       $826,921       $1.87     $794,667      $1.79
    Repairs and Maintenance        $500,212       $1.13       $560,224       $1.26     $833,346      $1.43
     Security Expense              $281,184       $0.63       $190,957       $0.43     $228,099      $0.51
     Professional Fees/Admin       $207,941       $0.47     $1,471,035       $3.32     $456,104      $1.03
    Travel and Entertainment
      Expense                           n/a       $0.00         $6,955       $0.02       $2,980      $0.01
    Promotional                         n/a       $0.00        $34,806       $0.08      $44,344      $0.10
    Management Fees              $1,201,615       $2.71     $1,128,822       $2.55   $1,070,284      $2.42
    Real Estate Taxes            $1,966,872       $4.44     $3,679,416       $8.30   $3,719,990      $8.40
    BID Tax                             n/a       $0.00            n/a       $0.00          n/a      $0.00
     Vault Tax                          n/a       $0.00            n/a       $0.00          n/a      $0.00
    Insurance                      $102,240       $0.23        $98,880       $0.22      $78,687      $0.18
     Air Rights                         n/a       $0.00            n/a       $0.00          n/a      $0.00
     Other Expenses                $188,070       $0.42            n/a       $0.00          n/a      $0.00
                                   --------       -----            ---       -----          ---      -----
   Total Expenses                 $6,550,549     $14.78     $9,348.314      $21.10   $8,307,599     $18.75
   Net Operating income          $13,738,367     $31.01     $8,144,413      $18.38  $10,130,910     $22.86

   Capital Expenditures
     Leasing Commissions           $890,703       $2.01             $0       $0.00           $0       $000
     Tenant Alterations            $417,095       $0.94             $0       $0.00           $0       $000
     Capital Improvements           $60,000       $4.00             $0       $0.00           $0       $000
                                    -------       -----             --       -----           --       ----
   Cash Flow Before
      Debt Service              $12,370,569      $27.92     $8,144,413      $18.38  $10,130,910     $22.86

-------------------------------------------------------------------------------------------------------------

              Net Rentable Area (NRA)  443,086 Square Feet

                                       Budget              Cushmen & Wakefield
                                       CY 1987             Projection CY 1997
                               ------------------------------------------------
                                   Annual                  Annual
                                   Amount       Per SF     Amount        Per SF
-------------------------------------------------------------------------------
   Revenue From Operations
    Base Rent Income             $15,219,364    $36.61  $15,985,217    $38.08
    Rent Concession                 ($20,416)  ($0.05)           $0     $0.00
    Electric Survey Rent              $6,516    $0.01            $0     $0.00
    Real Estate Tax Rent          $2,845,456    $6,42    $2.802.403     $6.32
    CPI Escalation Rent               $8,748    $0.02            $0     $0.00
    Operating Expense Escalation  $1,020,434    $2.30    $1,126,657     $2.54
    Porters Wage                    $137,460    $0.31      $130,458     $0.29
    Storage Rent                     $45,804    $0.10            $0     $0.00
    Metered Electric Rent           $144,000    $0.32      $233,000     $0.53
    Contract Cleaning               $129,648    $0.29      $150,000     $0.34
    Miscellaneous income            $680,768    $1.54       $83,413     $0.19
    Less Vacancy Factor            ($638,533)  ($1.44)    ($200,447)   ($0.45)
                                 -----------   ------    -----------    -----
    Total Revenue                $20,581,249   $46.45    $20,310,699    $45.84

   Expenses
    Payroll end Benefits            $492,608    $1.11       $492,608    $1.11
    Utility Expense                 $581,615    $1.31       $581,615    $1.31
    Janitorial Expense              $994,145    $2.24       $794,667    $1.79
    Repairs and Maintenance         $688,174    $1.51       $688,174    $1.51
     Security Expense               $321,092    $0.72       $321,092    $0.72
     Professional Fees/Admin        $423,940    $0.96       $423,940    $0.96
    Travel and Entertainment
      Expense                         $5,460    $0.01         $5,460    $0.01
    Promotional                      $11,316    $0.03        $11,316    $0.03
    Management Fees                 $609,278    $1.38       $132,926    $0.30
    Real Estate Taxes             $3,574,018    $8.07     $3,616,660    $8.16
    BID Tax                         $125,190    $0.28       $125,190    $0.28
     Vault Tax                        $1,597    $0.00         $1,597    $0.00
    Insurance                       $100,000    $0.23       $100,000    $0.23
     Air Rights                      $95,834    $0.22       $575,000    $1.30
     Other Expenses                 $197,395    $0.45             $0    $0.00
                                    --------    -----             --    -----
   Total Expenses                 $8,201,662   $18.51     $7,850,245   $17.72
   Net Operating income          $12,379,587   $27.94     12,460,454   $28.12

   Capital Expenditures
     Leasing Commissions            $34,617    $0.08             $0     $0.00
     Tenant Alterations            $162.155    $0.37             $0     $0.00
     Capital Improvements          $301,000    $0.68        $63,881     $0.14
                                   --------    -----        -------     -----
   Cash Flow Before
      Debt Service              $11,881,815   $26.82    $12,396,573    $27.98

-------------------------------------------------------------------------------

              Net Rentable Area (NRA)  443.088 Square Feel

                                             Income Capitalization Approach
--------------------------------------------------------------------------------

comparable expense data. The age and unique physical features of the subject warrant consideration of the subject's budget in estimating market operating expenses.

     Following are the projected operating, recoverable and non-recoverable expenses we have used in our cash flow analysis. We have analyzed each item of expense individually and attempted to project what the typical informed investor would consider reasonable. Although every expense category is addressed herein, only those requiring explanation of variations will be discussed in great detail.

     The forecast of projected growth rates in all categories of expense reflect typical investor expectations as noted in the Cushman & Wakefield Investor Survey, which has been placed in the Addenda of this report. Except where noted, our projected growth rates for the various types of expense categories generally do not attempt to reflect growth rates for any individual year, but rather the long term trend over the period of analysis.

Analysis of Expenses

     Variable Expenses

     Payroll Security -Wages, including benefits, covering employees of the building such as concierge, engineers and building managers. This expense has ranged from $694,811 in 1994 to $739,742 in 1996. The 1997 budgeted figure is $492,608. Our forecast of calendar year 1997 expense is $492,608 which is equivalent to $1.11 per square foot.

     Utility Expense -This category includes building electric, tenant electric and the actual cost of water charges and sewer rent. This expense has ranged from $516,962 in 1994 to $539,176 in 1996. the 1997 budgeted figure is $581,615. Our forecast of calendar year 1997 expense is $581,615 which is equivalent to $1.31 per square foot.

     Janitorial Expense -The janitorial cleaning expense includes contract cleaning and supplies as well as window cleaning. This expense has ranged from $890.642 in 1994 to $794,667 in 1996. The 1997 budgeted figure is $994,145. Based upon the 1996 expense, our forecast of calendar year 1997 expense is $794,667 which is equivalent to $1.79 per square foot.

     Repairs and Maintenance -This category includes actual expenses for on-going maintenance. In our opinion, the total expenses appear to be reasonable and in line with competitive buildings. This expense has ranged from $500,212 in 1994 to $633,346 in 1996. The 1997 budgeted figure is $668,174. Our forecast of calendar year 1997 expense is $668,174 which is equivalent to $1.51 per square foot.

     Security -This category includes security expenses performed by a related party of ownership. Although a related party, our analysis of these costs indicated that the figures are reasonable. This expense has ranged from $281,184 in 1994 to $228,099 in 1996. The 1997 budgeted figure is $321,092.
     Our forecast of calendar year 1997 expense is $321,092 which is equivalent to $0.72 per square foot.

--------------------------------------------------------------------------------
                                      -66-
                                                              CUSHMAN &
                                                              WAKEFIELD
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                             Income Capitalization Approach
--------------------------------------------------------------------------------

     Professional Fees and Administration -Professional fees and administration have ranged from $207,941 in 1994 to $456,104 in 1996. The 1997 budgeted figure is $423,940. We have relied on the budgeted figure of $423,490 or $0.96 per square foot since its is in line with the professional fees category from comparable buildings.

     Travel and Entertainment --Travel and entertainment costs have ranged form $6,955 in 1995 to $2,980 in 1996. The 1997 budgeted figure is $5,460. Our forecast of calendar year 1997 expense is $5,460 which is equivalent to $0.01 per square foot.

     Promotional Expense -This expense reflects the actual cost of promotional costs. This expense has ranged from $34,806 in 1995 to $44,344 in 1996. The 1997 budgeted figure is $11,316. Our forecast of calendar year 1997 expense is $11,316 which is equivalent to $0.03 per square foot.

     Management Fee -Tower Equities, which is controlled by ownership, acts as managing agent for the property. Assuming a third party sale of the property, we have applied a management fee consistent with rates quoted by Manhattan brokerage and management firms. Our forecast of calendar year 1997 expense is $132,926 which is equivalent to $0.30 per square foot.

     Real Estate Taxes -The first year's real estate taxes are projected to be $3,616,660 which is equivalent to $8.16 per square foot of rentable area. This represent our estimated 1997 calendar year taxes, which have been discussed in detail under the Real Property Taxes and Assessments section of this report.

     BID Tax -This expense reflects the actual costs of building improvements district taxes. The 1997 budgeted figure is $125,190. Our forecast of calendar year 1997 expense is $125,190 which is equivalent to $0.28 per square foot.

     Vault -This expense reflects the actual cost of vault taxes. The 1997 budgeted figure is $1,597. Our forecast of calendar year 1997 expense is $1,597.

     Insurance -This insurance expense includes the actual cost of fire and extended liability coverage. This expense has ranged from $102,240 in 1994 to $78,867 projected in 1996. The 1997 budgeted figure is $100,000. Our forecast of calendar year 1997 expense is $100,000 which is equivalent to $0.23 per square foot.

     Air Rights -The air rights expense includes the amount the building owner must pay for the rights to use 124,000 square feet of air rights from the adjacent Belasco Theatre c/o Shubert Organization. The air rights lease is for a 250 year term dated November 13, 1986. The base rent increased from $475,000 to $575,000 on April 1, 1992. The base rent includes an escalation clause, effective January 1, 2001, which increases the rent (as additional rent) to 4 percent of "adjusted gross income" in excess of base rent. Based on our analysis, we have determined that the "adjusted gross income" will not exceed the minimum breakpoint during the course of holding period and, therefore, no additional rent will be payable. Our forecast for calendar year 1997 is $575,000 in 1997, which is equivalent to $1.30 per square foot.

--------------------------------------------------------------------------------
                                      -67-
                                                              CUSHMAN &
                                                              WAKEFIELD
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                             Income Capitalization Approach
--------------------------------------------------------------------------------

Total Operating Expenses

     In our analysis of the subject property, the total operating expenses estimated for calendar year 1997 are $3,533,395 or $7.97 per square foot of net rentable area excluding real estate and BID taxes and air rights expense. Our operating expenses estimated for the subject property are within the range of actual operating expenses of competing primary office buildings located in Midtown Manhattan as presented below.


==========================================================================================================
                                          Primary Office Building
                                             Operating Expenses
==========================================================================================================
                                          # of
         Name/Location           Age     Stories         NRA        Year Surveyed     Expenses/SF NRA
==========================================================================================================
     2 Grand Central Tower       1982      44          563,399       1996 Budget           $7.72
----------------------------------------------------------------------------------------------------------
  1325 Avenue of the Americas    1989      34          748,228       1997 Budget           $7.44
----------------------------------------------------------------------------------------------------------
        280 Park Avenue          1968      43          636,953       1996 Budget           $8.98
==========================================================================================================

     The three expense comparables reflect a range of $7.44 per square foot to $8.98 per square foot. These three buildings are very comparable to the subject property and, reflect a percentage variance from Tower 45's reconciled expenses of 3 percent in the case of 2 Grand Central Tower, 7 percent for 1325 Avenue of the Americas and 13 percent in the case of 280 Park Avenue. In our judgment, a reconciled expense figure of $7.97 per square foot is reasonable for the subject property considering its age and size.

Leasing Commissions and Tenant Alteration Costs

     Leasing commissions have been based upon the generally accepted standard schedule. The standard schedule quoted by Cushman & Wakefield, Inc. depends upon the length of the lease: 5 percent for year 1; 4 percent for year 2; 3.5 percent for years 3 through 5; 2.5 percent for years 6 through 10; 2 percent for years 11 through 20. This schedule results in the following percentages of the first year's base rent:

                       5 Year Lease - 19.5% or 3.90% per year
                      10 Year Lease - 32.0% or 3.20% per year
                      15 Year Lease - 42.0% or 2.80% per year
                      20 Year Lease - 52.0% or 2.60% per year

     Leasing commissions are typically higher for new tenants than renewal tenants. A new tenant typically causes a full commission to be paid, whereas a renewing tenant typically results in a half commission. We have incorporated this standard assumption in our cash flow projection.

     Many Manhattan office building owners employ exclusive leasing agents who receive a commission in addition to the commission payable to an outside broker. The subject property, given its size and leasing profile, is felt to be typical of a building whose ownership would employ an exclusive agent. We have, therefore, assumed a full commission on each lease assuming that 50 percent of all new leases would be originated by outside brokers; with the balance of the leases originated by the exclusive agent. Assuming a 50 percent override to the exclusive agent, each new lease would incur a commission expense of 125 percent of the

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                                                              WAKEFIELD
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                                                     ---------------------------
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                                             Income Capitalization Approach
--------------------------------------------------------------------------------

standard rate (50 percent override times 50 percent outside brokers = 25 percent override) plus 100 percent full commission = 125 percent.

     Manhattan office building owners typically refurbish office areas to tenant specifications. Known as a tenant workletter, the refurbishment typically takes the form of the demolition of the old improvements, the addition of new partitions, lighting and carpeting. In certain instances, new ceilings and renovated bathrooms are provided. Alternatively, a lump sum amount is given to a tenant to spend for improvements. Tenant improvements are expressed as a dollar amount per square foot; like leasing commissions, new tenants typically receive a larger amount than renewing tenants. Tenant workletters are typically offered to office tenants while retail and storage spaces are generally leased on an "as is" basis.

Reserves for Replacements

     It is customary and prudent to deduct an annual sum from effective gross income to establish a reserve for replacing short-lived items throughout the building. These costs may include roof repair, HVAC upgrades and ADA Compliance. Our 1997 projection of $66,463, or $0.15 per square foot of rentable area, is a reasonable amount to cover the cost of capital expenditures over the course of the investment holding period.

Discounted Cash Flow Analysis

     In the discounted cash flow analysis, we employed the ARGUS software program which allowed us to simulate the operating characteristics of the property and to make a variety of operating assumptions. We tried to reflect the most likely investment assumptions of typical buyers and sellers in this particular market segment.

Discounted Cash Flow Assumptions

     We used the following figures and assumptions in the computer model.

        Years in Forecast:                   12 FY 1998 - FY 2009

        Holding Period:                      11 FY 1998 - FY 2008

        Starting Date:                       October 1, 1997

        Market Rental Rate (Year 1)
              Floors   2 - 12:               $30.00/SF
              Floors 14 - 25:                $33.00/SF
              Floors 26 - 40:                $35.00/SF

                                             For 10 and 15 year leases, a 15%
                                             step-up in base rent is assumed in
                                             the sixth and eleventh years of
                                             each lease.

              Ground Floor Retail Space:     $  40.00/SF
              Lobby Retail Space:            $ 150.00/SF
              Storage Space:                 $  20.00/SF

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                                                              WAKEFIELD
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                                             Income Capitalization Approach
--------------------------------------------------------------------------------

              Miscellaneous Income:          Miscellaneous income was based upon
                                             1997 budgeted figures for overtime
                                             HVAC charges along with other
                                             service related pass-throughs.

        Growth in Market Rental Rate:        4% per annum

        Expense and Tax Pass-Throughs:       Gross leases - tenant pays pro-rata
                                             share of real estate tax and
                                             porters wage cost increases over a
                                             lease year base.

        Expense Growth Rate:                 4% per annum

        Consumer Price Index:                4% per annum

        Free Rent - New Leases
              Major Tenants:                 8 months
              Minor Tenants:                 6 months

        Free Rent - Renewing Leases
              Major Tenants:                 4 months
              Minor Tenants:                 3 months

        Lease Term (Typical)
              Major Tenants:                 15 years
              Minor Tenants:                 10 years

        Renewal Probability:                 65%

        Tenant Improvements - New Leases
              Major Tenants:                 $35.00/SF
              Minor Tenants:                 $25.00/SF

        Tenant Improvements - Renewing Leases
              Major Tenants:                 $15.00/SF
              Minor Tenants:                 $10.00/SF

        Leasing Commissions:                 Depends on length of lease: 5% for
                                             year 1; 4% for year 2; 3.5% for
                                             years 3 through 5; 2.5% for each
                                             year thereafter up to 10 years;
                                             2.0% for each year thereafter up
                                             to 15 years. All payable in year 1
                                             of the lease.

        Vacancy Between Leases
              Minor Tenants:                 6 months (prior to renewal
                                             probability of 65%; effective
                                             vacancy is 2 months).

        Credit Loss:                         1% (average; applies to all
                                             tenants).

        Reversion Year:                      FY 2009

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                                                              CUSHMAN &
                                                              WAKEFIELD
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                                             Income Capitalization Approach
--------------------------------------------------------------------------------

        Reversion Cap Rate:                  9.0% (applied to net operating
                                             income).

        Reversion Selling Expenses:          5.25% (includes brokerage, legal
                                             fees and estimated transfer taxes)

        Discount Rate (IRR):                 11.0%

Cash Flow Projection

    On the following pages may be found our 12 year cash flow projections which includes our 11 year holding period and 12th year reversionary year. The cash flows reflect the results of the projection imported to Microsoft Excel. The cash flow exhibits a value matrix end of the cash flow pattern over the projection period.

Terminal Capitalization Rate Selection

     A terminal overall capitalization rate (OAR) was used to estimate the market value of the property at the end of the assumed investment holding period. The rate is applied to the eleventh year estimate of net operating income of the replacements (before general capital reserves). We estimated an appropriate terminal rate based on indicated rates in today's market (approximately 8 to 9 percent).

            ======================================================
                       Summary of Capitalization Rates

            ======================================================
                   Sale No.              Capitalization Rate
            ======================================================
                      1                         4.27%
            ------------------------------------------------------
                      2                          8.23%
            ------------------------------------------------------
                      3                          9.17%
            ------------------------------------------------------
                      4                        10.50%
            ------------------------------------------------------
                      5                        10.94%
            ======================================================

     A premium was added to today's rates to allow for the risk of unforeseen events or trends which might affect our estimate of net operating income during the holding period, including a possible deterioration in market conditions for the property. Investors typically add 50 to 100 basis points to the "going-in" rate to arrive at a terminal OAR, according to Cushman & Wakefield's periodic investor surveys.

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                                      -71-
                                                              CUSHMAN &
                                                              WAKEFIELD
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

================================================================================
                                    TOWER 45
                               CASH FLOW ANALYSIS
================================================================================

============================================================================================================================
                                          YEAR 1        YEAR 2        YEAR 3        YEAR 4        YEAR 5        YEAR 6
                                          FY 1998       FY 1999       FY 2000       FY 2001       FY 2002       FY 2003
RENTAL INCOME
All Tenants                              $16,383,015   $16,687,177  $16,908,599   $18,725,281   $16,638,290   $16,632,695
Free Rent                                         $0     ($171,021)   ($204,616)    ($291,094)    ($877,270)    ($609,291)
                                         -----------------------------------------------------------------------------------
TOTAL MINIMUM RENTAL INCOME              $16,383,015   $16,516,156  $16,703,983   $16,434,187   $15,761,020   $16,023,404
Real Estate Taxes & ICIP                  $3,721,229    $4,103,478   $4,119,791    $4,159,312    $3,810,082    $3,512,670
Operating Expenses                        $1,188,198    $1,363,968   $1,505,071    $1,638,317    $1,506,194    $1,477,017
Porters Wage                                $145,646      $110,808      $15,093            $0            $0            $0
                                         -----------------------------------------------------------------------------------
TOTAL GROSS RENTAL INCOME                $21,438,088   $22,094,410  $22,343,938   $22,231,816   $21,077,296   $21,013,091
Less: Vacancy & Collection Loss            ($214,381)    ($220,944)   ($223,439)    ($222,318)    ($210,773)    ($210,131)
                                         -----------------------------------------------------------------------------------
Effective Rental Income                  $21,223,707   $21,873,466  $22,120,499   $22,009,498   $20,866,523   $20,802,960
Add: Lepatner Settlement                     $30,167            $0           $0            $0            $0            $0
Add: Pecker Settlement                       $55,749       $57,979      $60,298        $5,074            $0            $0
Add: Overtime Electric                      $239,990      $249,590     $259,573      $269,956      $280,754      $291,985
Add: Miscellaneous Services                 $154,500      $160,680     $167,107      $173,791      $180,743      $187,973
                                         -----------------------------------------------------------------------------------
EFFECTIVE GROSS INCOME                   $21,704,113   $22,341,715  $22,607,477   $22,458,319   $21,328,020   $21,282,918

OPERATING EXPENSES:
Real Estate Taxes & ICIP                  $4,415,698    $5,186,161   $5,313,265    $5,435,124    $5,560,695    $5,690,091
Operating Expenses                        $3,639,397    $3,784,972   $3,936,372    $4,093,826    $4,257,580    $4,427,883
Air Rights Expense                          $575,000      $575,000     $575,000      $575,000      $575,000      $575,000
                                         -----------------------------------------------------------------------------------
TOTAL OPERATING EXPENSES                  $8,630,095    $9,546,133   $9,824,637   $10,103,950   $10,393,275   $10,692,974

NET OPERATING INCOME                     $13,074,018   $12,795,582  $12,782,840   $12,354,369   $10,934,745   $10,589,944

ALTERATIONS                                  $99,350      $309,226     $110,301    $1,202,123      $580,826      $948,833
COMMISSIONS                                       $0      $193,634      $71,217      $658,928      $367,399      $553,290
CAPITAL RESERVES                             $65,797       $68,429      $71,166       $74,013       $76,973       $80,052
                                         -----------------------------------------------------------------------------------

TOTAL CASH FLOW                          $12,908,871   $12,224,293  $12,530,156   $10,419,305    $9,909,547    $9,007,769
                                                  $0            $0           $0            $0            $0            $0


Annual Overall Capitalization Rate             13.76%        13.47%       13.46%        13.00%        11.51%        11.15%
Annual Cash on Cash Return                     13.59%        12.87%       13.19%        10.97%        10.43%         9.48%

==========================================================================================================================
                                        YEAR 7        YEAR 8        YEAR 9        YEAR 10       YEAR 11       YEAR 12
                                        FY 2004       FY 2005       FY 2006       FY 2008       FY 2006       FY 2009
RENTAL INCOME
All Tenants                            $16,748,265   $16,243,155  $16,985,891    $18,478,095  $20,010,345    $20,237,014
Free Rent                                ($399,378)  ($1,384,574) ($2,009,299)   ($1,862,104)   ($219,541)       ($9,741)
                                      ------------------------------------------------------------------------------------
TOTAL MINIMUM RENTAL INCOME            $16,348,887   $14,858,581  $14,976,592    $16,615,991  $19,790,804    $20,227,273
Real Estate Taxes & ICIP                $3,360,611    $2,391,844   $1,385,542       $834,688     $682,231       $822,036
Operating Expenses                      $1,532,438    $1,072,026     $627,810       $525,738     $631,068       $929,607
Porters Wage                                    $0            $0           $0             $0           $0             $0
                                      ------------------------------------------------------------------------------------
TOTAL GROSS RENTAL INCOME              $21,241,936   $18,322,451  $16,989,944    $17,976,415  $21,104,103    $21,978,918
Less: Vacancy & Collection Loss          ($212,419)    ($183,225)   ($169,899)     ($179,764)   ($211,041)     ($219,769)
                                      ------------------------------------------------------------------------------------
Effective Rental Income                $21,029,517   $18,139,226  $16,820,045    $17,796,651  $20,893,062    $21,759,127
Add: Lepatner Settlement                        $0            $0           $0             $0           $0             $0
Add: Pecker Settlement                          $0            $0           $0             $0           $0             $0
Add: Overtime Electric                    $303,664      $315,810     $328,443       $341,581     $355,244       $369,454
Add: Miscellaneous Services               $195,492      $203,311     $211,444       $219,902     $228,698       $237,846
                                      ------------------------------------------------------------------------------------
EFFECTIVE GROSS INCOME                 $21,528,673   $18,658,347  $17,359,932    $18,358,134  $21,477,004    $22,366,427

OPERATING EXPENSES:
Real Estate Taxes & ICIP                $5,823,429    $5,960,830   $6,102,418     $6,248,322   $5,749,782     $5,255,826
Operating Expenses                      $4,604,998    $4,789,198   $4,980,766     $5,179,997   $5,387,197     $5,602,884
Air Rights Expense                        $575,000      $575,000     $575,000       $575,000     $575,000       $575,000
                                      ------------------------------------------------------------------------------------
TOTAL OPERATING EXPENSES               $11,003,427   $11,325,028  $11,658,184    $12,003,319  $11,711,979    $11,433,512

NET OPERATING INCOME                   $10,525,246    $7,333,319   $5,701,748     $6,354,815   $9,765,025    $10,932,915

ALTERATIONS                               $957,494    $2,741,012   $1,670,247     $2,698,968     $336,478        $50,931
COMMISSIONS                               $562,269    $1,637,621   $1,003,526     $1,551,190     $184,991        $36,581
CAPITAL RESERVES                           $83,254       $86,584      $90,046        $93,650      $97,396       $101,292
                                      ------------------------------------------------------------------------------------

TOTAL CASH FLOW                         $8,922,229    $2,868,102   $2,937,927     $2,011,007   $9,146,160    $10,744,111
                                                $0            $0           $0             $0 $115,011,788
                                                                                              (Reversion)

Annual Overall Capitalization Rate           11.08%         7.72%        6.00%          6.69%       10.28%         11.51%
Annual Cash on Cash Return                    9.39%         3.02%        3.09%          2.12%        9.63%         11.31%



-----------------------------------------------------------------
                       Sale/Yield Matrix  (000's)
                           Terminal Cap Rate
               --------------------------------------------------
  IRR            8.00%         8.50%        9.00%         9.50%
-----------------------------------------------------------------
  9.50%        109,574       106,768      104,273       102,040
               --------------------------------------------------
 10.00%        106,103       103,434      101,061        98,938
               --------------------------------------------------
 10.50%        102,792       100,252       97,994        95,974
               --------------------------------------------------
 11.00%         99,630        97,214       95,065        93,143
               --------------------------------------------------
 11.50%         96,611        94,311       92,267        90,437
               --------------------------------------------------
 12.00%         93,728        91,538       89,592        87,850
-----------------------------------------------------------------

-----------------------------------------------------------------




--------------------------------------------------------------------------------
VALUATION
--------------------------------------------------------------------------------
Discount Rate                                   11.00%

Terminal Capitalization Rate                     9.00%

Cost of Sale at Reversion                         5.25%
Square Footage NRA(sf)                         443,086
Holding Period                                      11

Value of Cash Flow                         $58,574,030
Value of the Reversion                      36,491,321
                                          -------------
Total Value                                $95,065,351

ESTIMATED MARKET VALUE                     $95,000,000
   Per Square Foot                                $214
   Overall Capitalization Rate (on NOI)          13.76%

                                                              CUSHMAN &
                                                              WAKEFIELD
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                             Income Capitalization Approach
--------------------------------------------------------------------------------

Discount Rate Analysis

     Our valuation endeavored to reflect the most likely actions of typical buyers and sellers in this market. We forecasted cash flows and discounted them and the future property value at reversion to a present value at various internal rates of return (yield rates) currently anticipated by investor in similar-quality investments. The yield rate (internal rate of return or IRR) is the single rate that discounts all future equity benefits (cash flows and equity reversion) to an estimated present value.

     In the discounted cash flow analysis, we employed the Pro-Ject computer program. This program simulates the operating characteristics of the property and allow us to make a variety of operating assumptions. We tried to reflect the most likely investment assumptions of typical buyers and sellers in this particular market segment.

     Analysis by the discounted cash flow method is examined over a holding period that allows the investment to mature, the investor to recognize a return commensurate with the risk taken and a recapture of the original investment. Typical holding periods usually range from 5 to 15 years (typically 10 years) and are sufficient for the majority of institutional grade real estate such as the subject to meet the criteria noted above. In the instance of the subject, we have analyzed the cash flows anticipated over an 11-year projection period. Our analysis has been performed on a fiscal year basis, commencing October 1, 1997.

     A sale or reversion is deemed to occur at the end of the 12th year, based upon capitalization of the following year's net operating income. This is based upon the premise that a purchaser in the 11th year is buying the following year's net income. Therefore, our analysis reflects this situation by capitalizing the first year of the next holding period.

     The present value was formulated by discounting the property cash flows at various rates. The yield rate utilized to discount the projected cash flow and eventual property reversion was based on an analysis of anticipated yield rates of investors dealing in similar investments. The rates reflect acceptable expectations of yields to be achieved by investors currently in the marketplace shown in their current investment criteria and as extracted from office buildings.

     A yield rate differs from an income rate, such as cash-on-cash (equity dividend rate or cash flow after debt service), in that it takes into consideration all equity benefits including the equity reversion at the time of resale, in addition to annual cash flows. The internal rate of return is the single-yield rate that discount all of the future equity benefits (cash flows and equity reversion) to the original equity investment. The yield rates currently accepted by investors in the market can be applied to a projected cash flow and reversion in order to estimate the present value of the projected income stream, and therefore, the value of the subject property.

     Since any real estate investment must compete in the open market for capital, it must be competitive with the various alternatives available in the financial marketplace. In developing an appropriate risk rate for the subject, we have given consideration to a number of different investment opportunities. These other non-real estate alternatives are important to an equity investor when contemplating investments including long-term rates such as Corporate AAA bonds and 30 year Treasury Bonds. In addition, consideration was also given to the current prime rate of 8.25 percent and the current discount rate of 5.00 percent.

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                                      -73-
                                                              CUSHMAN &
                                                              WAKEFIELD
                                                     ---------------------------
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

                                             Income Capitalization Approach
--------------------------------------------------------------------------------

     Cushman & Wakefield also regularly publishes an Investor Survey outlining current investment parameters of major forces in the real estate marketplace. The results of this most recent survey, prepared as of Summer 1997 is provided within this section of this report. The investment instruments described above, the pre-tax yield requirements in our survey and the expected yields from the sale transactions previously cited in the Sales Comparison Approach, provide a benchmark for prevailing real estate market conditions, especially when differing investment characteristics are considered. These yields are considered to be the best indicators available of general yield expectations in the marketplace.

     Major investors in existing investment grade real estate such as office buildings, shopping centers and industrial facilities currently require equity yield rates in the range between 10.0 and 15.0 percent depending upon the attraction, duration and quality of a project's cash flow, the type of property, recent market activity, availability and terms of financing, risk perception, tax benefit potential and future value considerations.

     Obviously, with risk being commensurate with return, the more secure income streams would tend to fall towards the lower end of current yields, with those properties containing more risk, falling towards the upper end. We also must consider the fact that the subject property, as a primary building located in a prime submarket of Midtown Manhattan is investment grade. This factor will be considered in our analysis of the investment returns cited in the investor survey.

     The residual cash flows annually generated by the subject property comprise only the first part of the return which an investor will receive. The second component of this investment return is the pre-tax cash proceeds from the resale of the property at the end of a projected investment holding period. Typically, investors will structure a provision in their analysis in the form of a rate differential over a going-in capitalization rate in projecting a future disposition price. The view is that the improvement is then older and the future is more difficult to visualize, hence a slightly higher rate is warranted for added risks in forecasting.

     The Cushman & Wakefield Valuation Advisory Services has surveyed national real estate investors to determine their investment objectives. Cushman & Wakefield Appraisal Service's National Investor Summer 1997 details the investment requirements of active investors in the marketplace. Regarding office buildings, these investors generally required internal rates of return from
10.00 to 12.00 percent with the average-low and high ranging from 11.00 to 11.8 percent, respectively. Going-in capitalization rates range from 8.00 to 11.00 percent, with the average-low and high ranging from 8.90 to 9.50 percent, respectively. Terminal capitalization rates range from 8.50 to 11.00 percent with the average low and high ranging from 9.20 to 9.70 percent, respectively. Growth rates for income and expenses generally range from 3.00 to 4.00 percent.

--------------------------------------------------------------------------------
                                      -74-
                                                              CUSHMAN &
                                                              WAKEFIELD
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                             Income Capitalization Approach
--------------------------------------------------------------------------------

     The following table summarizes Cushman & Wakefield Appraisal Service's National Investor Summer 1997.

================================================================================
                      Cushman & Wakefield's Investor Survey
                                   Summer 1997
                             Offices - Urban Class A

======================================================================================================
                                OAR                                                Growth Rates
               ----------------------------------                   ----------------==================
   Number of
   Responses          In              Out                IRR             Income          Expenses
======================================================================================================
       16       8.00% - 10.50%   8.50% - 11.00%    10.00% - 12.00%    3.50 - 5.00%     3.00% -4.00%
======================================================================================================

     Additional publications of investment parameters of national investors lend support to Cushman & Wakefield Appraisal Service's Investor Survey Autumn 1996. National Market Indicators, as of the second quarter 1997 published by Peter F. Korpacz & Associates, Inc. is summarized as follows:

     ====================================================================
                            National Market Indicators
                               Second Quarter 1997
                            Manhattan Office Buildings
     ====================================================================
                                      Range               Average
     ====================================================================
                 IRR               10.00% to 18.00%               11.76%
     --------------------------------------------------------------------
               OAR/In               7.50% to 12.00%                9.17%
     --------------------------------------------------------------------
               OAR/Out              7.00% to 11.50%                9.22%
     ====================================================================
      (1) Averages
     ====================================================================
      Source: Real Estate Investor Survey, Peter F. Korpacz & Associates
     ====================================================================

     The wide range of investment parameters indicate that property risk and yield are assessed to a particular investment property based on a variety of variables. Risk is the primary determinant, and the risk variables include: whether the property is purchased for cash or will be leveraged; whether current contract rents are significantly above or below current market rents; the amount and timing of tenant roll-overs; the risk to lease-up the property and the strength of the market during the lease-up period; the durability of the cash flow, and its ability to increase with inflation along with the creditworthiness of the existing tenancy; investor demand for the property type; the diversification of the metropolitan area; the property's location within the local market and the supply and demand for the property type within the market; and the effective age of the property.

     Our selection of the investment parameters utilized to estimate the market value of the subject property, was based on the preceding data, including Cushman & Wakefield's National Investor Survey and Peter F. Korpacz Real Estate Survey. In our selection of the investment parameters utilized to estimate the market value of the subject property, we have also consulted members of Cushman & Wakefield's Financial Services Group and rates derived from actual sales, as indicated in our Sales Comparison Approach, which reflects the recent downward trend in going-in cap rates, particularly for well located properties with upside potential. In our judgment, the investor survey conclusions should be adjusted downward 50 to 100 basis points to allow for the recent improvement in the marketplace.

--------------------------------------------------------------------------------
                                      -75-
                                                              CUSHMAN &
                                                              WAKEFIELD
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                             Income Capitalization Approach
--------------------------------------------------------------------------------

Conclusion

     Based upon the above, it is our opinion that an investor would require a discount rate in the range of 10.5 to 11.5 percent with a terminal capitalization rate ranging from 8.5 to 9.5 percent. Accordingly, we have discounted the projected future pre-tax cash flows to be received by an equity investor in the subject property to a present value from 10.5 to 11.5 percent at 50 basis point intervals. Discounting these cash flows over the range of yields and terminal rates now being required by participants in the market for this type of real estate places additional perspective upon our analysis. A valuation matrix for the subject property is presented below.

================================================================================
                                Valuation Matrix
                         Tower 45 - Market Value "As Is"
                                     ($000)
================================================================================
                                      Terminal Capitalization Rates
                       =========================================================
           IRR               8.5%                  9.0%                9.5%
--------------------------------------------------------------------------------
          10.5%            $100,300               $98,000            $96,000
          11.0%            $ 97,200               $95,100            $93,100
          11.5%            $ 94,300               $92,300            $90,400
================================================================================

     The value of the subject property varies with the discount rates and range of terminal capitalization rates from approximately $90,400,000 to $100,300,000, as rounded. Given consideration to all of the characteristics of the subject property previously discussed, we feel that a prudent investor would require a yield which falls near the mid-aspect of the market range outlined above for this property.

     In view of the analysis presented, it is our opinion that the discounted cash flow analysis indicates a market value of $95,000,000, as rounded, for the subject property. The indices of investment generated through this indication of value are presented as follows.

          ==========================================================
                        Tower 45 - Market Value "As Is"
                              New York, New York
          ==========================================================
             Terminal Capitalization Rate             9.0%
          ----------------------------------------------------------
                     Equity Yield                    11.0%
          ----------------------------------------------------------
                   Price/SF of NRA                  $214.41
          ==========================================================

     In the final analysis, it is our opinion that the value of the leased fee estate subject to the air rights lease in the land and improvements by the Income Capitalization Approach is $95,000,000.

     This value estimate produces an actual going-in capitalization rate of
13.76 percent, based upon the annualized net operating income as of the date of value. It is noted that the going-in rate is high, owing to the above market income in the initial years of the holding period.

     The overall capitalization rate is within the range generally required by investors as noted in the Cushman & Wakefield Investor Survey (8.0 to 11.0 percent). Regarding the composition of the yield, as analyzed on the following page, 61.61 percent of the subject's ultimate yield is represented by cash flow compared to 38.39 percent being attributable to the reversion. Overall, this relationship is believed acceptable in today's environment as an appropriate distribution of risk for a property with stabilized occupancy.

--------------------------------------------------------------------------------
                                      -76-
                                                              CUSHMAN &
                                                              WAKEFIELD
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                    TOWER 45
                        BETWEEN SIXTH AND SEVENTH AVENUES
                                  NEW YORK CITY

                          Discounted Cash Flow Analysis

--------------------------------------------------------------------------------
                 NET          DISCOUNT         PRESENT                 ANNUAL
FISCAL          CASH          FACTOR @        VALUE OF  COMPOSIlION CASH ON CASH
 YEAR           FLOW           11.00%        CASH FLOWS    OF YIELD    RETURN
--------------------------------------------------------------------------------
 One     $   12,908,871   X   0.900901  = $  11,629,614     12.23%     13.59%
 Two     $   12,224,293   X   0.811622  = $   9,921,510     10.44%     12.87%
 Three   $   12,530,156   X   0.731191  = $   9,161,942      9.64%     13.19%
 Four    $   10,419,305   X   0.658731  = $   6,863,519      7.22%     10.97%
 Five    $    9.909,547   X   0.593451  = $   5,880,834      6.19%     10.43%
 Six     $    9,007,769   X   0.534641  = $   4,815,921      5.07%      9.48%
 Seven   $    8,922,229   X   0.481658  = $   4,297,467      4.52%      9.39%
 Eight   $    2,868,102   X   0.433926  = $   1,244,545      1.31%      3.02%
 Nine    $    2,937,927   X   0.390925  = $   1,148,508      1.21%      3.09%
 Ten     $    2,011,007   X   0.352184  = $     708,245      0.75%      2.12%
 Eleven  $    9,146,160   X   0.317283  = $   2,901,924      3.05%      9.63%
                                                                      --------
Total Present Value of Cash Flows         $  58,574,030     61.61%      8.81%
                                                                       Averge
                                                                      --------
Reversion:
    Twelve       $10,932,915 (1) /     9.00%  =    $121,476,833
              Less: Cost of Sale @     5.25%         $8,377,534
              Less: T.1. and Comm.                      $87,512
              Net Reversion                        $115,011,788
              X Discount Factor                        0.317283
                                                       --------
Total Present Value of Reversion                    $36,491,321       38.39%
                                                                      ------
Total Present Value                                 $95,065,351      100.00%

                       ROUNDED:                     $95,000,000
                                                    ===========

        --------------------------------------------------------
        Net Rentable Area (S.F.):                       443,086
           Per Square Foot of Net Rentable Area         $214.41
           Implicit Going-In Capitalization Rate:
           Year One NOI ( 12 Months )               $13,074,018
           Going-In Cap Rate                             13.76%
        --------------------------------------------------------

Note: (1) Net Operating Income

--------------------------------------------------------------------------------



                                                              CUSHMAN &
                                                              WAKEFIELD
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                    RECONCILIATION AND FINAL VALUE ESTIMATE
--------------------------------------------------------------------------------

     We have considered all of the traditional approaches to estimating market value of commercial real estate in our analysis. Two of the three traditional approaches were utilized, indicating the following values for the subject property.

     Sales Comparison Approach                    $100,000,000

     Income Capitalization Approach                $95,000,000

     The Cost Approach has not been utilized in this report. The Cost Approach requires an estimation of the cost to reproduce or replace the existing improvements of the property. From this cost new of improvements accrued depreciation from physical, functional and economic sources is deducted to arrive at a cost less depreciation. The estimated land value is then added to arrive at total value. The Cost Approach was not utilized in this report due to the lack of comparable data to estimate the site's land value. The subjectivity of estimating accrued depreciation of aged existing improvements limits the reliability of this approach. Although the Midtown Manhattan office leasing market is strengthening, it is questionable whether the subject property would be replaced today since market rents are not at a level to justify construction costs. In addition, we know of few investors who utilize replacement cost as the basis for their investment decisions.

     The Sales Comparison Approach consists of the collection and analysis of data relevant to actual sales of properties deemed comparable to the subject property. Properties which have been sold are compared to the property under appraisal and adjustments to the sale prices are made based on differences between the subject property and the comparable sales. Adjustments are typically made for location, date of sale, building size, quality of construction and other relevant characteristics.

     The Income Capitalization Approach converts anticipated future cash flows into a present value estimate. This method is based on the premise that the motivation for a property purchase is a function of the anticipation of future benefits to be gained from the investment. The potential purchaser, in essence, will trade the purchase price of the property for a projected income stream to be received in the future. Conversion of the anticipated cash flow into a value indication commonly occurs in the form of discounted cash flow analysis or application of a single capitalization rate to a stabilized income estimate.

     These three traditional methods of estimating the market value of commercial real estate are not mutually exclusive approaches to deriving an estimate of most probable selling price, but are inter-dependent methodologies, each relying on components from at least one of the other approaches. Hence, the Cost Approach requires extensive market data to derive estimates of depreciation and to determine the value of land as if vacant. This approach may also require income data in order to make adjustments for functional and economic obsolescence. The Sales Comparison Approach requires application of methods from the Income Capitalization Approach in order to make adjustments for differences in income that have influenced the sale price. Consideration of market data is also required for the Income Capitalization Approach in the selection and application of equity, capitalization and discount rates, and estimation of income and expenses. Consequently, it is our opinion that the purchasers and sellers, at least intuitively, consider components of all three approaches in the process of negotiating an acceptable price for a particular property.

--------------------------------------------------------------------------------
                                      -78-
                                                              CUSHMAN &
                                                              WAKEFIELD
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                    Reconciliation and Final Value Estimate
--------------------------------------------------------------------------------

     It is the Income Capitalization Approach, however, that is logically considered the most appropriate technique for estimating the value of income-producing property. Not only does this approach represent the most direct and accurate simulation of market behavior, it is the method explicitly employed by buyers and sellers in acquisition and disposition decisions. Therefore, following the implied dictum of the market, we have used an approach based primarily on projected income as the foundation for our valuation of the subject property.

     There are several additional reasons why the Sales Comparison Approach does not form the basis of our value estimate for the subject property. The quantity and quality of market information inhibits the use of the Sales Comparison Approach. Inadequacy of information regarding gross and net income, lease details and expenses of comparable sales often deters accurate and relevant adjustments of unit price indicators. Comparison at one dollar per square foot level precludes the analysis of those key factors which form the basis for projections on which the purchase decision was made.

     In light of the above, we are of the opinion that the market value of the leased fee estate in the property, subject to the air rights lease, as of October 1, 1997, was:

                     MARKET VALUE "AS IS" ON APPRAISAL DATE
                           NINETY FIVE MILLION DOLLARS
                                   $95,000,000

Marketing Time

     Marketing time is an estimate of the time that might be required to sell a real property interest at the appraised value. Marketing time is presumed to start on the effective date of the appraisal. Marketing time occurs subsequent to the effective date of the appraisal and exposure time is presumed to precede the effective date of the appraisal. The estimate of marketing time uses some of the same data analyzed in the process of estimating reasonable exposure time and it is not intended to be a prediction of a date of sale.

     We believe, based on the assumptions employed in our analysis, as well as our selection of investment parameters for the subject, our value conclusions represent a price achievable within one year's marketing time on the open market.

--------------------------------------------------------------------------------
                                      -79-
                                                              CUSHMAN &
                                                              WAKEFIELD
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                        ASSUMPTIONS AND LIMITING CONDITIONS
--------------------------------------------------------------------------------

"Appraisal" means the appraisal report and opinion of value stated therein, or the letter opinion of value, to which these Assumptions and Limiting Conditions are annexed.

"Property" means the subject of the Appraisal.

"C&W" means Cushman & Wakefield, Inc. or its subsidiary which issued the Appraisal.

"Appraiser(s)" means the employee(s) of C&W who prepared and signed the Appraisal.

The Appraisal has been made subject to the following assumptions and limiting conditions:

1. No opinion is intended to be expressed and no responsibility is assumed for the legal description or for any matters which are legal in nature or require legal expertise or specialized knowledge beyond that of a real estate appraiser. Title to the Property is assumed to be good and marketable and the Property is assumed to be free and clear of all liens unless otherwise stated. No survey of the Property was undertaken.

2. The information contained in the Appraisal or upon which the Appraisal is based has been gathered from sources the Appraiser assumes to be reliable and accurate. Some of such information may have been provided by the owner of the Property. Neither the Appraiser nor C&W shall be responsible for the accuracy or completeness of such information, including the correctness of estimates, opinions, dimensions, sketches, exhibits and factual matters.

3. The opinion of value is only as of the date stated in the Appraisal. Changes since that date in external and market factors or in the Property itself can significantly affect property value.

4. The Appraisal is to be used in whole and not in part. No part of the Appraisal shall be used in conjunction with any other appraisal. Publication of the Appraisal or any portion thereof without the prior written consent of C&W is prohibited. Except as may be otherwise stated in the letter of engagement, the Appraisal may not be used by any person other than the party to whom it is addressed or for purposes other than that for which it was prepared. No part of the Appraisal shall be conveyed to the public through advertising, or used in any sales or promotional material without C&W's prior written consent. Reference to the Appraisal Institute or to the MAI designation is prohibited.

5. Except as may be otherwise stated in the letter of engagement, the Appraiser shall not be required to give testimony in any court or administrative proceeding relating to the Property or the Appraisal.

6. The Appraisal assumes (a) responsible ownership and competent management of the Property; (b) there are no hidden or unapparent conditions of the Property, subsoil or structures that render the Property more or less valuable (no responsibility is assumed for such conditions or for arranging for engineering studies that may be required to discover them); (c) full compliance with all applicable federal, state and local zoning and environmental regulations and laws, unless noncompliance is stated, defined and considered in the Appraisal; and (d) all required licenses, certificates of occupancy and other governmental consents have been or can be obtained and renewed for any use on which the value estimate contained in the Appraisal is based.

--------------------------------------------------------------------------------
                                      -80-
                                                              CUSHMAN &
                                                              WAKEFIELD
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                        Assumptions and Limiting Conditions
--------------------------------------------------------------------------------

7. The physical condition of the improvements considered by the Appraisal is based on visual inspection by the Appraiser or other person identified in the Appraisal. C&W assumes no responsibility for the soundness of structural members nor for the condition of mechanical equipment, plumbing or electrical components.

8. The forecasted potential gross income referred to in the Appraisal may be based on lease summaries provided by the owner or third parties. The Appraiser assumes no responsibility for the authenticity or completeness of lease information provided by others. C&W recommends that legal advice be obtained regarding the interpretation of lease provisions and the contractual rights of parties.

9. The forecasts of income and expenses are not predictions of the future. Rather, they are the Appraiser's best estimates of current market thinking on future income and expenses. The Appraiser and C&W make no warranty or representation that these forecasts will materialize. The real estate market is constantly fluctuating and changing. It is not the Appraiser's task to predict or in any way warrant the conditions of a future real estate market; the Appraiser can only reflect what the investment community, as of the date of the Appraisal, envisages for the future in terms of rental rates, expenses, supply and demand.

10. Unless otherwise stated in the Appraisal, the existence of potentially hazardous or toxic materials which may have been used in the construction or maintenance of the improvements or may be located at or about the Property was not considered in arriving at the opinion of value. These materials (such as formaldehyde foam insulation, asbestos insulation and other potentially hazardous materials) may adversely affect the value of the Property. The Appraisers are not qualified to detect such substances. C&W recommends that an environmental expert be employed to determine the impact of these matters on the opinion of value.

11. Unless otherwise stated in the Appraisal, compliance with the requirements of the Americans With Disabilities Act of 1990 (ADA) has not been considered in arriving at the opinion of value. Failure to comply with the requirements of the ADA may adversely affect the value of the Property. C&W recommends that an expert in this field be employed.

--------------------------------------------------------------------------------
                                      -81-
                                                              CUSHMAN &
                                                              WAKEFIELD
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                 CERTIFICATION OF APPRAISAL
--------------------------------------------------------------------------------

     We certify that, to the best of our knowledge and belief:

1.   Douglas H. Larson and Matthew C. Mondanile, MAI inspected the property.

2.   The statements of fact contained in this report are true and correct.

3. The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are our personal, unbiased professional analyses, opinions, and conclusions.

4. We have no present or prospective interest in the property that is the subject of this report, and we have no personal interest or bias with respect to the parties involved.

5. Our compensation is not contingent upon the reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value estimate, the attainment of a stipulated result, or the occurrence of a subsequent event. The appraisal assignment was not based on a requested minimum valuation, a specific valuation or the approval of a loan.

6. No one provided significant professional assistance to the persons signing this report.

7. Our analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation and the Code of Professional Ethics and the Standards of Professional Appraisal Practice of the Appraisal Institute.

8. The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

9. As of the date of this report, Matthew C. Mondanile has completed the requirements of the continuing education program of the Appraisal Institute.

     /s/Douglas H. Larson                        /s/Matthew C. Mondanile, MAI
     Douglas H. Larson                           Matthew C. Mondanile, MAI
     Associate Director                          Senior Director
     Valuation Advisory Services                 Valuation Advisory Services

--------------------------------------------------------------------------------
                                      -82-
                                                              CUSHMAN &
                                                              WAKEFIELD
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                    ADDENDA
--------------------------------------------------------------------------------

                        COMPARABLE OFFICE BUILDING SALES

                           APPRAISERS' QUALIFICATIONS

--------------------------------------------------------------------------------

                                            COMPARABLE OFFICE BUILDING SALE
--------------------------------------------------------------------------------

                                 [PHOTO OMITTED]

                               527 Madison Avenue
                             S/E/C East 54th Street
                               New York, New York

                                                     OFFICE BUILDING SALE      1
--------------------------------------------------------------------------------

Location Data
       Property Name:                   280 Park Avenue
       Location:                        280 Park Avenue Btwn. East 48th &
                                          East 49th Streets
       City:                            New York
       County:                          New York
       State/Zip:                       New York
       Assessor's Parcel No(s):         BLOCK 1284 LOT 33
       Atlas Reference:                 N/A

Physical Data
       Type:                            CBD
       Land Area:                       76,813 Sqft
       Gross Building Area:             1,214,080 SF
       Net Rentable Area:               1,542,618 SF
       Usable Building Area:            1,542,618 SF
       Year Built:                      1962
       # of Stories:                    28
       Parking:                         None
       Condition:                       Good
       Exterior Walls:                  Steel & Glass
       Amenities:                       Security/24hr. access/freight & pass.
                                          elevators
       Class:                           A

Sale Data
       Transaction Type:                Contract
       Date of Transaction:             09/97
       Marketing Time:                  N/A
       Grantor:                         Sablons Investors, Inc.
                                          c/o Bankers Trust
       Grantee:                         Boston Properties
       Document No.:                    UNDER CONTRACT
       Sale Price:                      $321,250,000
       Financing:                       Cash to Seller
       Cash Equivalent Price:           $321,250,000
       Required Capital Cost:           $0
       Adjusted Sale Price:             $321,250,000
       Verification:                    C&W VAS NY 9/97

Financial Data
       Assumptions & Forecast:          Appraiser
       Occupancy at Sale:               78%
       Existing or Pro Forma Income:    Existing
                                        TOTAL         P.S.F.
                                        -----         ------
       Potential Gross Income:          $35,189,000   $22.81
       Vacancy and Credit Loss:         N/A           N/A
       Effective Gross Income:          $35, 189,000  $22.81
       Expenses:                        $21,453,000   $13.91
       Net Operating Income:            $13,736,000   $8.90

PARK AVE 280

                                                     OFFICE BUILDING SALE      1
--------------------------------------------------------------------------------

     Analysis Value Indicators:           Direct Cap,DCF and P.S.F
     Overall Capitalization Rate (OAR):   4.28%
     Projected IRR:                       N/A%
     Effective Gross Multiplier (EGIM):   9.13
     Operating Expense Ratio (OER):       60.97%
     Price Per Square Foot:               $208.25

Comments
     Based on the first year, non-stabilized net operating income, the overall capitalization rate equates to approximately 4.30 percent. The overall rate was forecasted to increase to 10.87 percent in year two of the holding period. The net operating Income was reported to be $13,736,000 at the time the building was under contract and is scheduled to increase to $34,778,000, in 1999.

     A comprehensive renovation program was completed in 1997, which included lobby renovations, and updated amenities.

     Bankers Trust, the grantor, has leased back approximately 221,716+/- square feet, at the time of the sale, becoming the major tenant. Three new tenants have recently leased space in the building at a rental rate of $40 per square foot.

PARK AVE 280

                                            COMPARABLE OFFICE BUILDING SALE
--------------------------------------------------------------------------------


                                 [PHOTO OMITTED]


                             Bankers Trust Building
                                280 Park Avenue
                         Btwn. East 48th & 49th Streets
                               New York, New York

                                                     OFFICE BUILDING SALE      2
--------------------------------------------------------------------------------

Location Data
       Property Name:              505 Park Avenue
       Location:                   505 Park Avenue N/EIC East 59th Street and
                                     Park Avenue
       City:                       New York
       County:                     New York
       State/Zip:                  New York
       Assessor's Parcel No(s):    BLOCK 1394, LOT I
       Atlas Reference:            NIA

Physical Data
       Type:                       CBD
       Land Area:                  10,545 Sqft
                                      Zoning: C5-3, Rest. Cent. Comm. Dist.
       Gross Building Area:        200,000 SF
       Net Rentable Area:          190,893 SF
       Usable Building Area:       190,893 SF
       Year Built:                 1949
       # of Stories:               22
       Parking:                    None
       Condition:                  Good
       Exterior Walls:             Brick Veneer
       Amenities:                  24 Hr. Coverage/24 Security
       Class:                      A

Sale Data
       Transaction Type:           Escrow
       Date of Transaction:        08/97
       Marketing Time:             6 months
       Grantor:                    First Avenue Associates c/o Devon Properties
       Grantee:                    Glorious Sun
       Document No.:               UNDER CONTRACT
       Sale Price:                 $48,000,000
       Financing:                  Not Available
       Cash Equivalent Price:      $48,000,000
       Required Capital Cost:      $0
       Adjusted Sale Price:        $48,000,000
       Verification:               C&W VAS 9197

Financial Data
       Assumptions & Forecast:     Advisor
       Occupancy at Sale:          97%
       Existing or Pro
         Forma Income:             Existing
                                   TOTAL           P.S.F.
       Potential Gross Income:     $7,840,000      $41.07
       Vacancy and Credit Loss:    N/A             N/A
       Effective Gross Income:     $7,840,000      $41.07
       Expenses:                   $3,890,000      $20.38
       Net Operating Income:       $3,950,000      $20.69

PARK AVENUE 505

                                                     OFFICE BUILDING SALE      2
--------------------------------------------------------------------------------

Analysis
       Value Indicators:                     Direct Cap,DCF and P.S.F
       Overall Capitalization Rate (OAR):    8.23 %
       Projected IRR:                        N/A %
       Effective Gross Multiplier (EGIM):    6.12
       Operating Expense Ratio (OER):        49.62 %
       Price Per Square Foot:                $251.45

Comments
       Major tenants include the Olvyan Grup, Perry H. Koplik & Sons, and Loeb, Block,

PARK AVENUE 505

                                            COMPARABLE OFFICE BUILDING SALE
--------------------------------------------------------------------------------

                                 [PHOTO OMITTED]

                                505 Park Avenue
                               N/E/C 59th Street
                               New York, New York

                                                     OFFICE BUILDING SALE      3
--------------------------------------------------------------------------------

Location Data
       Property Name:              135 East 57th Street - Leasehold
       Location:                   135 East 57th Street, N/W/C Lexington Avenue
       City:                       New York
       County:                     New York
       State/Zip:                  New York             10022
       Assessor's Parcel No(s):    BLOCK 1312, LOT 15
       Atlas Reference:            N/A

Physical Data
       Type:                       CBD
       Land Area:                  26,676 Sqft
                                        Zoning:  C5-3, Rest.Cent.Comm.Dist.
       Gross Building Area:        400,000 SF
       Net Rentable Area:          412,436 SF
       Usable Building Area:       412,436 SF
       Year Built:                 1988
       # of Stories:               32
       Parking:                    None
       Condition:                  Excellent
       Exterior Walls:             Masonry
       Amenities:                  Retail on grade East 57th St
                                      and Lexington Avenue w/Plaza
       Class:                      A

Sale Data
       Transaction Type:           Sale
       Date of Transaction:        06/96
       Marketing Time:             6 months
       Grantor:                    LA Fire/Police; TX State Teachers;
                                        GE Captl; Alask
       Grantee:                    Cohen Bros. Realty
       Document No.:               NOT AVAILABLE
       Sale Price:                 $115,000,000
       Financing:                  Cash to Seller
       Cash Equivalent Price:      $115,000,000
       Required Capital Cost:      $0
       Adjusted Sale Price:        $115,000,000
       Verification:               C&W VAS NY 11/96
Financial Data
       Assumptions & Forecast:     Appraiser
       Occupancy at Sale:          92%
       Existing or Pro
          Forma Income:            Pro Forma
                                   TOTAL          P.S.F.
                                   -----          ------
       Potential Gross Income:     $17,387,831    $42.16
       Vacancy and Credit Loss:    $233,345       $0.57
       Effective Gross Income:     $17,154,486    $41.59
       Expenses:                   $7,458,113     $18.08
       Net Operating Income:       $9,696,373     $23.51

E 57 ST 135

                                                     OFFICE BUILDING SALE      3
--------------------------------------------------------------------------------

Analysis
     Value Indicators:                     Direct Cap,DCF and P.S.F
     Overall Capitalization Rate (OAR):    8.43 %
     Projected IRR:                        N/A %
     Effective Gross Multiplier (EGIM):    6.70
     Operating Expense Ratio (OER):        43.48 %
     Price Per Square Foot:                $278.83

Comments

     The building is subject to a 121 year ground lease held by Stafford Wallace, et al. The ground rent is next reset in January 2008 at 7% of land value, as vacant. Four pension funds took control of the property after completing foreclosure proceedings against the original developer, Madison Realty Associates.

     The building currently has 26,975 square feet of available space. The vacancy includes 6,900 square feet of retail space with an asking rent blended at $70 psf and increasing to $90 psf through 2010. The available office space ranges from $35 psf to $47 psf with two full floor opportunities.

E 57 ST 135

                                            COMPARABLE OFFICE BUILDING SALE
--------------------------------------------------------------------------------

                                 [PHOTO OMITTED]

                              135 East 57th Street
                             N/W/C Lexington Avenue
                               New York, New York

                                                     OFFICE BUILDING SALE      4
--------------------------------------------------------------------------------

Location Data
       Property Name:              90 Park Avenue - Mortgage
       Location:                   90 Park Avenue Btwn. East 39th &
                                        East 40th Streets
       City:                       New York
       County:                     New York
       State/Zip:                  New York
       Assessor's Parcel No(s):    BLOCK 869 LOT 34
       Atlas Reference:            N/A

Physical Data
       Type:                       CBD
       Land Area:                  38,032 Sqft
                                        Zoning:  C5-3/C5-2.5 Rest Cent Com'l
       Gross Building Area:        877,869 SF
       Net Rentable Area:          877,869 SF
       Usable Building Area:       877,869 SF
       Year Built:                 1964
       # of Stories:               41
       Parking:                    156 space below grade parking
       Condition:                  Good
       Exterior Walls:             Steel & Glass
       Amenities:                  N/A
       Class:                      A

Sale Data
       Transaction Type:           Sale
       Date of Transaction:        04/97
       Marketing Time:             N/A
       Grantor:                    Sumitomo c/o Brad Gillman
       Grantee:                    Vornado Realty c/o Steven Roth
       Document No.:               SEE COMMENTS
       Sale Price:                 $185,000,000
       Financing:                  See Comments
       Cash Equivalent Price:      $185,000,000
       Required Capital Cost:      $0
       Adjusted Sale Price:        $185,000,000
       Verification:               C&W VAS NY 7/97

Financial Data
       Assumptions & Forecast:     Advisor
       Occupancy at Sale:          82.7%
       Existing or Pro
          Forma Income:            Pro Forma
                                   TOTAL        P.S.F.
                                   -----        ------
       Potential Gross Income:     N/A          N/A
       Vacancy and Credit Loss:    N/A          N/A
       Effective Gross Income:     N/A          N/A
       Expenses:                   N/A          N/A
       Net Operating Income:       $19,607,142  $22.33

PARK AVE 90

                                                     OFFICE BUILDING SALE      4
--------------------------------------------------------------------------------

Analysis
       Value Indicators:                     Price Per S.F.
       Overall Capitalization Rate (OAR):    10.60 %
       Projected IRR:                        N/A %
       Effective Gross Multiplier (EGIM):    N/A
       Operating Expense Ratio (OER):        N/A %
       Price Per Square Foot:                $210.74

Comments
       The buyers, Vomado Realty, purchased mortgages on this property following the threat of foreclosure by Sumitomo There was no controlling interest included in the transaction.

PARK AVE 90

                                            COMPARABLE OFFICE BUILDING SALE
--------------------------------------------------------------------------------

                                 [PHOTO OMITTED]

                                 90 Park Avenue
                         Btwn. East 39th & 40th Streets
                               New York, New York

                                                     OFFICE BUILDING SALE      5
--------------------------------------------------------------------------------

Location Data
       Property Name:              527 Madison Avenue
       Location:                   527 Madison Avenue S/E/C East 54th Street
       City:                       New York
       County:                     New York
       State/Zip:                  New York
       Assessor's Parcel No(s):    BLOCK 1289, LOT 52
       Atlas Reference:            N/A

Physical Data
       Type:                       CBD
       Land Area:                  12,675 Sqft
                                        Zoning:  C5-3; Restricted Cent'l Com'l
       Gross Building Area:        248,321 SF
       Net Rentable Area:          201,148 SF
       Usable Building Area:       215,686 SF
       Year Built:                 1986
       # of Stories:               26
       Parking:                    40-45 space parking garage
       Condition:                  Excellent
       Exterior Walls:             Stone
       Amenities:                  Quality retail, small floor plates
       Class:                      A

Sale Data
       Transaction Type:           Sale
       Date of Transaction:        02/97
       Marketing Time:             12 months
       Grantor:                    527 Madison Holding c/o Louis Dreyfus
                                        Property Grp
       Grantee:                    Cornerstone Properties Inc. do Scott Darymple
       Document No.:               LIBER 2439 PAGE 604 Rec. Date:03/28/97
       Sale Price:                 $67,000,000
       Financing:                  Cash to Seller
       Cash Equivalent Price:      $67,000,000
       Required Capital Cost:      $0
       Adjusted Sale Price:        $67,000,000
       Verification:               C&W - VAS 3/97

FinancIal Data
       Assumptions & Forecast:     Appraiser
       Occupancy at Sale:          88%
       Existing or Pro
          Forma Income:            Existing
                                   TOTAL           P.S.F.
                                   -----           ------
       Potential Gross Income:     $12,104,748     $60.18
       Vacancy and Credit Loss:    N/A             N/A
       Effective Gross Income:     $12,104,748     $60.18
       Expenses:                   $4,773,960      $23.73
       Net Operating Income:       $7,330,788      $36.44

MADISON AVE 527

                                                     OFFICE BUILDING SALE      5
--------------------------------------------------------------------------------

Analysis
      Value Indicators:                    Direct Cap,DCF and P.S.F
      Overall Capitalization Rate (OAR):   10.94  %
      Projected IRR:                       N/A%
      Effective Gross Multiplier (EGIM):   5.54
      Operating Expense Ratio (OER):       39.44  %
      Price Per Square Foot:              $333.09

 Comments
     The property also contains a 9,271+/- square foot garage area and 5,267+/- square feet of storage area which is included in the usable size. The building was anchored by a foreign Japanese bank at the time of sale with approximately 36% of the rental office space. The anchor tenant lease was to expire in 2001. Approximately 20-25% of the office space was due for renewal in 1997. The financial data was based on 1996 stabilized income and expenses prior to the sale. According to a banker financing the sale, the buyer's purchase price and pro-forma implied an overall rate of 10.8%.

     The building contains small floorplates and caters to smaller-boutique type office tenants. Asking rents for the vacant space at sale ranged from $50 to $54 per square foot.

MADISON AVE 527

                                            COMPARABLE OFFICE BUILDING SALE
--------------------------------------------------------------------------------

                                 [PHOTO OMITTED]

                               527 Madison Avenue
                             S/E/C East 54th Street
                               New York, New York

                                        QUALIFICATIONS OF DOUGLAS H. LARSON
--------------------------------------------------------------------------------

Professional Affiliations
Candidate MAI designation, Appraisal Institute, Candidate Number M91-0280

Certified General Real Estate Appraiser (#30443) - State of Arizona

Licensed Real Estate Salesperson - State of Arizona

Experience

     Appraiser, New York Appraisal Services, Cushman & Wakefield Appraisal Division. Cushman & Wakefield is a national full service real estate organization and a Rockefeller Group Company. Mr. Larson's experience has been in appraising and reviewing various property types including industrial, office, and retail developments in Arizona, California, Nevada, Texas, New Mexico and Utah.

     Staff Appraiser, Arthur Andersen & Co., Real Estate Services Group, Phoenix, Arizona, preparing narrative appraisal reports of commercial real estate assets and performing market analysis studies from August 1992 to February 1993.

     Appraiser, Appraisal Department, Valley National Bank of Arizona, Phoenix, Arizona, reviewing income property appraisals for compliance of OCC standards and FIRREA guidelines and assisting in appraisal preparation of commercial property from April 1990 to June 1992.

Education

Arizona State University, Tempe, Arizona
  Bachelor of Science degrees, Economics & Sociology

American Institute of Real Estate Appraisers, Chicago, Illinois

     Capitalization Theory and Techniques Part B - 1992
     Capitalization Theory and Techniques Part A - 1991
     Standards of Professional Practice Parts A and B - 1991
     Basic Valuation Procedures - 1991
     Real Estate Appraisal Principles - 1990

                                          QUALIFICATIONS OF MATTHEW C. MONDANILE
--------------------------------------------------------------------------------

Background

     Actively involved in the analysis and appraisal of real estate since 1977. Nationwide experience on a variety of property types including apartment buildings, office buildings, shopping centers, regional malls, motels and hotels, manufacturing plants, warehouses and mixed use projects. Assignments have been completed for mortgage loan purposes, condemnations, arbitrations, estates, tax assessment hearings and as an aid in the decision making process in the acquisition, disposition and marketing of real estate.

Professional Affiliations
     Appraisal Institute
     (M.A.I. Designation # 6811)
     Metropolitan New York Chapter

Experience

Senior Director - New York Appraisal Services, Cushman & Wakefield, Inc.

     51 West 52nd Street, New York, New York from January, 1994 until the present. Previous position as a Director from May, 1991 until December, 1993 and Senior Appraiser from April, 1984 until May, 1991.

     Formerly manager of the Appraisal Division of Douglas Elliman Knight Frank, Inc. New York, New York from April, 1983 until April, 1984. Previous position as a Senior Appraiser from July, 1982 until April, 1983.

     Prior employment included appraisal positions with Richard W. Boyce, MAI, San Diego, California (1981-1982); R.S.T. Real Estate Company, Inc., Los Angeles, California (1978-1982); and the City of Paterson Tax Assessor's Office, Paterson, New Jersey (1976-1978).

Testimony in Courts of Law and Quasi-Judicial Hearings
     Qualified as an expert witness
     - New York State Supreme Court
     - United States Bankruptcy Court

Education
     William Paterson College of New Jersey
     Bachelor of Arts - 1977

     American Institute of Real Estate Appraisers Courses

     1A   Basic Principles and Procedures
     1B   Capitalization Theory and Techniques
     II   Urban Properties
     VI   Real Estate Investment Analysis
     VII  Industrial Valuation

                                     Qualifications of Matthew C. Mondanile
--------------------------------------------------------------------------------

Memberships, Licenses and Certificates

     Broker "C" Member The Real Estate Board of New York, Inc.

     Licensed Real Estate Broker - State of New York

     Certified General Real Estate Appraiser (#46000004616) - State of New York

     Certified General Real Estate Appraiser (#RG01789) - State of New Jersey

     Certified General Real Estate Appraiser (#RCG00000747) - State of
     Connecticut

     Certified General Real Estate Appraiser (#X1-0000194) - State of Delaware

     State Certified Appraiser (12-01-005298) - State of Michigan

     Certified Tax Assessor - State of New Jersey